Exhibit 10.19

EXECUTION VERSION

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EQUITY CAPITAL CONTRIBUTION AGREEMENT

with respect to

DIAMOND STATE GENERATION HOLDINGS, LLC

by and among

CLEAN -TECHNOLOGIES II, LLC

DIAMOND STATE GENERATION HOLDINGS, LLC

DIAMOND STATE GENERATION PARTNERS, LLC

and

MEHETIA INC.

dated as of March 16, 2012

[TABLE OF CONTENTS]

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

iii

ANNEXES

Annex I	Definitions
Annex II	Projected Contribution Schedule
Annex III	Base Case Model

EXHIBITS

Exhibit A	Form of MOMA
Exhibit B	Form of MESPA
Exhibit C	Form of Administrative Services Agreement
Exhibit D	Form of Company LLC Agreement
Exhibit E	Form of Project Company LLC Agreement
Exhibit F	Form of Chadbourne Opinion
Exhibit G-1	Form of Company Officer Instruction Letter
Exhibit G-2	Form of Project Company Officer Instruction Letter
Exhibit H	Form of McDermott Opinion
Exhibit I	Form of Funding Notice
Exhibit J	March 16, 2012 Draft Version of Credit Agreement

SCHEDULES

Schedule 3.1(d)	Litigation
Schedule 3.1(g)	Taxes
Schedule 3.1(h)	Financial Statements
Schedule 3.1(i)	Governmental Approvals and Filings
Schedule 3.1(k)	Environmental Matters
Schedule 3.1(1)	Permits
Schedule 3.1(m)	Insurance
Schedule 3.1(n)	Real Property
Schedule 3.1(o)	Personal Property
Schedule 3.1(p)	Liens
Schedule 3.1(q)	Material Contracts
Schedule 3.1(s)	Affiliate Transactions
Schedule 3.1(y)	Intellectual Property

i

EQUITY CAPITAL CONTRIBUTION AGREEMENT

This Equity Capital Contribution Agreement (this “Agreement”) is made and entered into as of March 16, 2012 (the “Execution Date”) by and among Mehetia Inc., a Delaware corporation (“Investor” or “Mehetia”), Clean Technologies II, LLC, a Delaware limited liability company (“Clean Technologies”), Diamond State Generation Holdings, LLC, a Delaware limited liability company (the “Company”), and Diamond State Generation Partners, LLC, a Delaware limited liability company (the “Project Company”).

Preliminary Statements

WHEREAS, on October 19, 2011 Clean Technologies contributed the Project Company to the Company;

WHEREAS, as of the Execution Date Clean Technologies owns 100% of the issued and outstanding membership interests in the Company and the Company owns 100% of the issued and outstanding membership interests in the Project Company;

WHEREAS, the Project Company intends to acquire and own a portfolio of Systems having an aggregate nameplate capacity of up to 30 MW to be operated in accordance with the Tariffs and the REPS Act (collectively, the “Portfolio” or the “Project”);

WHEREAS, on December 30, 2011 Clean Technologies made a capital contribution to the Company in the amount of $16,619,399.60, and, subject to the terms and conditions herein, on or prior to the Initial Funding Date, Clean Technologies will make a further capital contribution to the Company as provided in this Agreement;

WHEREAS, subject to the terms and conditions herein, on the Initial Funding Date (i) Investor will make an initial capital contribution to the Company in the amount set forth on the Projected Contribution Schedule and Clean Technologies will cause the Company to issue Class B Membership Interests to Investor and (ii) Clean Technologies will retain the Class A Membership Interests in the Company, in each case pursuant to the Company LLC Agreement;

WHEREAS, Clean Technologies and Investor are hereby agreeing on the form of the Company LLC Agreement to define their interests, rights and obligations in the Company from and after the Initial Funding Date;

WHEREAS, subject to the terms and conditions herein, on each Subsequent Funding Date, the Class A Member and the Class B Member will make additional capital contributions to the Company in amounts determined pursuant to and as provided in this Agreement;

WHEREAS, Bloom and Credit Suisse Guarantor have agreed to provide the Bloom Guaranty and the Credit Suisse Guaranty, respectively, as of the date hereof;

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants, agreements, and conditions in this Agreement, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

ARTICLE 1

DEFINED TERMS

1.1 Defined Terms. Capitalized terms not otherwise defined in this Agreement have the meanings given such terms in Annex I.

ARTICLE 2

CAPITAL CONTRIBUTIONS; MEMBERSHIP INTERESTS

2.1 Issuance of Class B Membership Interests. Subject to the terms and conditions in this Agreement, (a) on or before the Initial Funding Date, Clean Technologies will make a Capital Contribution to the Company (in cash or in kind) in an amount such that, together with the Capital Contribution made by Clean Technologies on December 30, 2011, the amount of capital contributed to the Company by Clean Technologies prior to the Initial Funding Date (excluding the value of the Project Company membership interests previously contributed by Clean Technologies to the Company) totals $16,619,399.60 (with such contributions in turn previously having been contributed or to be contributed on the Initial Funding Date by the Company to the Project Company), and (b) on the Initial Funding Date (i) Investor will make a Capital Contribution to the Company as provided in Section 2.2(a) and (ii) Clean Technologies will cause the Company to issue to Investor the Class B Membership Interests in the Company.

2.2 Contributions.

(a) Subject to the terms and conditions in this Agreement, Investor will make a Capital Contribution on the Initial Funding Date in the amount set forth in the Projected Contribution Schedule (an “Initial Funding Payment”). Subject to the terms and conditions in this Agreement, Clean Technologies will make a Capital Contribution on the Initial Funding Date in the amount set forth in the Projected Contribution Schedule.

(b) Subject to the terms and conditions in this Agreement, on each Subsequent Funding Date, Investor will make a further Capital Contribution (a “Subsequent Funding Payment”) as follows:

(i) In connection with the portion of any Capital Contribution to be contributed on a Subsequent Funding Date to Company in order for Company to contribute such amounts to Project Company for use by Project Company to make 25% Progress Payments (“Deposit Contribution”), Investor will make a Deposit Contribution on such Subsequent Funding Date in an amount equal to the total required Deposit Contributions due from Class B Member on such Subsequent Funding Date, but not more than the lesser of (A) 100% of the amount of the Capital Contributions requested to be contributed to the Project Company in order for the Project Company to make 25% Progress Payments and (B) an amount which, together with prior Capital Contributions of Class B Member, would cause Class B Member to have made Capital Contributions which in the aggregate would equal the Class B Member CC Maximum Amount; provided that there exists a commitment on such Subsequent Funding Date of the Lenders, enforceable against such Lenders, to fund Loan Proceeds for a portion (consistent with the Base Case Model) of the 75% Progress Payments due with respect any such System for which Investor is making a Deposit Contribution; and

(ii) Subject to Section 2.2(f), in connection with the portion of any Capital Contribution to be contributed on a Subsequent Funding Date to Company in order for Company to contribute such amounts to Project Company for use by Project Company to make 75% Progress Payments (“Progress Contributions”), Investor will make a Capital Contribution on such Subsequent Funding Date in an amount equal to (x) [***]% of the required Progress Contribution less (y) the pro rata portion (based on 150 Systems) of the December Capital Contribution shown as credited to Clean Technologies for purposes of Progress Contributions in the Base Case Model.

Notwithstanding the foregoing, prior to any Subsequent Funding Payment being made by Investor, the Initial Funding Payment, any prior Subsequent Funding Payments and any prior CT Funding Amounts, as applicable, shall have been drawn upon in full by the Project Company in accordance with the Company LLC Agreement and not more than $20 million of such amounts in the aggregate remain unspent by the Project Company. Except for the Initial Funding Payment and the Capital Contribution of Clean Technologies on the Initial Funding Date, for the avoidance of doubt, the Projected Contribution Schedule is just a projection and the parties hereto intend that the Capital Contributions will only be made as needed in order for the Project Company to make payments under the MESPA, after taking into account the Loan Proceeds.

(c) Subject to the terms and conditions in this Agreement, Clean Technologies will make a Capital Contribution on each Subsequent Funding Date in an amount equal to the CT Funding Amount.

(d) On or prior to each Funding Date, Investor will transfer its respective Funding Payments and Clean Technologies will transfer its respective CT Funding Amount, if any, by wire transfer of immediately available funds to the following account (or to such other account as the Company may from time to time advise it in writing):

Holder Name:	[***]
Bank Name:	[***]
Account Number:	[***]
ABA Number:	[***]

(e) Clean Technologies will provide Investor with not less than five Business Days prior written notice as to the Initial Funding Date.

(f) Notwithstanding anything contained herein to the contrary, (i) the aggregate amount paid by Mehetia as the Initial Funding Payment and Subsequent Funding Payments shall not exceed the Class B Member CC maximum Amount and shall be in accordance with the manner of calculation set forth in the Base Case Model, and (ii) the aggregate amount contributed by Clean Technologies to the Company as Capital Contributions (including, for the avoidance of doubt, the Capital Contributions made by Clean Technologies prior to and on the Initial Funding Date, and each CT Funding Amount) shall not exceed its respective Equity Commitment Amount and shall be in accordance with the manner of calculation set forth in the Base Case Model.

[***] Confidential Treatment Requested

(g) Notwithstanding anything contained herein to the contrary, in the event the Initial Funding occurs but any of the conditions set forth in Sections 2.7(v), (w), (x) and (y) have not been satisfied by the date on which Clean Technologies provides notice of the first Subsequent Funding Date following the Initial Funding Date, Investor may, at its option, provide Clean Technologies not less than 10 Business Days written notice (the “Refund Notice”) that it desires to receive a refund of the Initial Funding Payment made by Investor. Upon receipt of such notice Clean Technologies shall have 10 Business Days to pay or cause such amount to be paid to Investor (such date, the “Refund Payment Date”). Upon the giving of the Refund Notice to Clean Technologies, Investor shall have no further obligation to make any Funding Payment until all of the conditions in Section 2.5 and Section 2.7 are satisfied. If all of the conditions in Section 2.5 and Section 2.7 are subsequently satisfied, Clean Technologies may by not less than 10 Business days’ written notice to Investor again require Investor to make a Capital Contribution of the Initial Funding Payment and any Subsequent Funding Payments, as provided under this Agreement.

2.3 Initial Funding. Subject to the termination rights in Article 5, the closing of the Initial Funding Payment and the closing of the Capital Contribution on the Initial Funding Date by Clean Technologies of the CT Funding Amount (the “Initial Funding”) and the issuance of the Class B Membership Interests pursuant to Section 2.1 will take place (a) at the offices of Chadbourne & Parke LLP in New York City at 11:00 a.m. (eastern time) on the date on which all of the conditions in Section 2.5 and Section 2.6 have either been satisfied or waived in writing by the Party entitled to the benefit of such conditions, or (b) at such other place and time as Investor and Clean Technologies may agree in writing (such date as determined under clause (a) or (b), the “Initial Funding Date”), but in any event not later than the Initial Funding Termination Date. Each of the documents to be delivered pursuant to Section 2.5 and Section 2.6 shall be deemed to be delivered simultaneously, and no such document shall be of any force or effect until all such documents are delivered and the Initial Funding is consummated.

2.4 Subsequent Fundings. Subject to the terms and conditions of this Agreement, the making of Subsequent Funding Payments by Investor and the making of payments of CT Funding Amounts by Clean Technologies (each payment made by the respective Member referred to as a “Subsequent Funding”) will take place on (a) the dates upon which all conditions in Section 2.7 and Section 2.8 have either been satisfied or waived in writing by the party entitled to the benefit of such conditions or (b) at such other time as Investor and Clean Technologies may agree in writing (such date as determined under clause (a) or (b), each, a “Subsequent Funding Date”). The parties acknowledge that, other than as agreed to by the Parties, there will only be one Subsequent Funding Date per Member per calendar quarter, which will be no earlier than the last Business Day of the previous calendar quarter and no later than the fifth Business Day of the current calendar quarter. In no event will any Subsequent Funding Date occur later than the Subsequent Funding Termination Date. Each of the documents to be delivered pursuant to Section 2.7 and Section 2.8 will be deemed to be delivered simultaneously, and no such document will be of any force or effect until all such documents are delivered and the Subsequent Funding is consummated. Subject to the terms and conditions in this Agreement, on each Subsequent Funding Date, Investor will deliver its Subsequent Funding Payment and Clean Technologies will deliver its CT Funding Amount as described in Section 2.2(d).

2.5 Conditions Precedent to the Obligations of Investor at the Initial Funding. The obligation of Investor to consummate the Initial Funding will be subject to the fulfillment by Clean Technologies, the Company or the Project Company, on or before the Initial Funding Date and prior to the Initial Funding Termination Date, of each of the following conditions (any or all of which may be waived in whole or in part by Investor in their sole discretion):

(a) Investor has received copies of the Insurance Report and the Environmental Reports (and any reliance letters in connection therewith), each in form and substance reasonably satisfactory to Investor and has received evidence that the requirements set forth in Section 8.4 of the Company LLC Agreement have been complied with;

(b) Investor has received a copy of the Independent Engineer Report (and a reliance letter in connection therewith) in form and substance reasonably satisfactory to Investor including with respect to the establishment of operating and test data showing operating efficiency improvement consistent with Project performance expectations;

(c) Investor has received copies of the Credit Agreement and the other Credit Documents, each in form and substance satisfactory to Investor, and such agreements shall have been fully executed prior to or contemporaneous with the occurrence of the Initial Funding, it being understood that in the case of the Credit Agreement, the draft version dated March 16, 2012 attached hereto as Exhibit J is acceptable to Investor, other than with respect to certain state and federal regulatory statements contained in Sections 4.16.1,4.16.2 and 5.11.2 thereof;

(d) Investor has received fully executed copies of each of the Material Contracts (including the MOMA substantially in the form attached as Exhibit A, the MESPA substantially in the form attached as Exhibit B, and the Administrative Services Agreement substantially in the form attached as Exhibit C), each of which is in full force and effect;

(e) Investor has received a fully executed copy of this Agreement attaching forms of the Company LLC Agreement as Exhibit D and the Project Company LLC Agreement as Exhibit E, each in form and substance satisfactory to Investor, which agreements shall be fully executed simultaneously with the occurrence of the Initial Funding;

(f) Investor has received a fully executed copy of the Bloom Guaranty, dated as of the Execution Date, in form and substance acceptable to Investor;

(g) Investor has received the unaudited, consolidated balance sheet of each of the Company and Project Company as of the Initial Funding Date;

(h) Investor has received the audited financial report of Bloom as of its most recent fiscal year end;

(i) Investor has received each of the following legal opinions in form and substance reasonably satisfactory to it: (A) a legal opinion of Chadbourne & Parke LLP as counsel to Bloom, Clean Technologies, the Company and the Project Company with respect to corporate and federal regulatory matters substantially in the form attached as Exhibit F, (B) a customary legal opinion of Delaware counsel to the Company and the Project Company with respect to the enforceability under Delaware law of the Company LLC Agreement and the

Project Company LLC Agreement, and (C) any other customary opinions reasonably requested by Investor, including, without limitation, a legal opinion of Delaware counsel with respect to the REPS Act and the Tariffs;

(j) Investor has received (i) from each of Bloom, Clean Technologies, the Company and the Project Company (A) an incumbency certificate dated as of the date hereof, (B) a good standing certificate, dated as of a recent date, from the applicable Secretary of State, (C) resolutions of the board of directors, or other equivalent governing and managing body, authorizing and approving the execution of this Agreement and each of the other Transaction Documents to which it is a party, and the transactions contemplated hereunder and thereunder, certified by a secretary or an assistant secretary as of the date hereof, and (D) formation documents certified by a secretary or an assistant secretary as of the date hereof and (ii) from an authorized officer of Clean Technologies, a certificate dated as of the date hereof to the effect that the conditions set forth, as applicable, in Section 2.5(o) have been satisfied;

(k) Investor has received evidence of insurance maintained by, or for the benefit of, the Project Company, together with an Insurance Consultant’s (as defined in the Credit Agreement) certification thereto;

(l) [Reserved];

(m) Clean Technologies has fully funded its corresponding Equity Commitment Amount to the Company and the Company has funded such amount to Project Company;

(n) No material ongoing breach exists by Bloom, Clean Technologies, the Company, the Project Company, the Managing Member, DPL or PJM under the Company LLC Agreement, the Project Company LLC Agreement, the MESPA, the MOMA, the Administrative Services Agreement, the Credit Documents, the DPL Agreements, the PJM Agreements, this Agreement or any other Transaction Document or Material Contract, as applicable;

(o) Each of the representations and warranties of Clean Technologies, Company and Project Company in this Agreement (other than those made as of a later date) is (i) true and correct in all material respects as of the Initial Funding Date, except to the extent that any such representation or warranty shall have been expressly made only as of an earlier date in which case such representation and warranty was true and correct in all material respects as of such earlier date or (ii) if and to the extent such representations and warranties are qualified by the words “material,” “Material Adverse Effect” or similar qualification, true and correct, as qualified, as of the Initial Funding Date (or such earlier date, as applicable);

(p) Investor has received fully executed copies of the DPL Agreements and the PJM Agreements that are subject to execution at the Initial Funding Date, each in form and substance satisfactory to Investor, which agreements shall have been fully executed prior to the occurrence of the Initial Funding;

(q) None of Bloom, Clean Technologies, the Company and the Project Company (i) has admitted in writing its inability to pay its debts generally as they become due, (ii) has filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district. or territory thereof, (iii) has made an assignment for the benefit of creditors, (iv) has consented to the appointment of a receiver of the whole or any substantial part of its assets, (v) has had a petition in bankruptcy filed against it, (vi) has had a court of competent jurisdiction enter an order, judgment, or decree appointing a receiver of the whole or any substantial part of such entity’s assets or (vii) has had, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction assume custody or control of the whole or any substantial part of such entity’s assets;

(r) Clean Technologies shall make a Capital Contribution to the Company in an amount equal to the CT Funding Amount prior to, or simultaneously with, the Initial Funding;

(s) The REPS Act and the Tariffs have not been amended or otherwise modified since the date hereof and remain in full force and effect, no legislation has been introduced in the Delaware legislature to repeal the REPS Act and there are no pending proceedings challenging the REPS Act or the Tariffs in any respect material to the parties hereto or the transactions contemplated herein;

(t) The Project has met all the requirements to be a “Qualified Fuel Cell Provider Project” under the REPS Act, Project Company shall have met all the requirements to be a “QFCP Generator” under the QFCP-RC Tariff, and the Project has been designated as an “economic development opportunity” by the Delaware Economic Development Office and the Delaware Department of Natural Resources;

(u) The QFCP-RC Tariff and the Gas Tariff have been approved by the DPSC in accordance with Section 364(d) of the REPS Act, has not been further amended without Investor’s prior written consent, is final, non-appealable and in full force and effect, and there is no pending litigation challenging the same;

(v) Investor has received evidence, including, but not limited to, invoices, purchase or supply agreements, evidence of delivery, documents detailing how the costs incurred have been allocated to and incorporated in portions of the Project for which a Grant application will be filed, and related agreements and documents, reasonably satisfactory to Investor demonstrating that a Grant is expected to be available for Systems that will be funded by such Initial Funding because the Capital Contribution by Clean Technologies has been used by Project Company to incur Project costs that will allow the portions of the Project for which a Grant application will be filed and for which such costs are incurred to meet the 5% “safe harbor” for Grant eligibility under the Guidance, and both Bloom and Project Company shall have used commercially reasonable efforts to satisfy this requirement;

(w) Investor has received, in form and substance satisfactory to Investor, the feasibility and system impact study from PJM and the facilities study from DPL for the Project interconnection with respect to the Brookside Site and neither study identifies any material impediments that are reasonably likely to have an adverse effect on the ability of any party hereto to execute and deliver all agreements necessary for the transmission, interconnection and delivery of the Brookside Site Systems’ Energy to the PJM Grid by the Guaranteed Initial Delivery Date;

(x) Project Company has filed with FERC a Notice of Exempt Wholesale Generator Status;

(y) Investor has received evidence reasonably satisfactory to Investor that Bloom is proceeding to prepare a permanent facility in Delaware for manufacturing by Bloom of 20 MW of Systems so that all the Systems shall be considered to have been manufactured in Delaware under the REPS Act;

(z) the Company and Project Company shall have executed and delivered the officer instruction letters in the forms attached hereto as Exhibit G-1 and Exhibit G-2;

(aa) the findings of Investor’s customary due diligence review, including with respect to any environmental compliance issues, are satisfactory to Investor;

(bb) Each of Clean Technologies, Company and Project Company has received all necessary third party consents, waivers, authorizations and approvals in connection with the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party and the transactions contemplated hereunder and thereunder, each of which consents, waivers, authorizations and approvals is in form reasonably satisfactory to Investor, and copies of the same have been delivered to Investor;

(cc) Project Company has entered into the Site Leases, each Site Lease having such terms and conditions reasonably satisfactory to Investor (except that the DDOT Site Lease shall be subject to amendment as set forth in Section 2.7(xl), and Project Company has received either (i) an owner’s ALTA extended coverage policy of title insurance (2006 form) issued by a title insurance company and in a form and substance acceptable to Investor, which policy shall insure that Project Company’s leasehold interest at each Site is free and clear of all defects and encumbrances, except Permitted Liens, and shall contain such endorsements as are reasonably requested by Investor, or (ii) the unconditional and irrevocable commitment of the title insurance company to issue such a policy, in each case in a coverage amount equal to the amount reasonably acceptable to Investor; and

(dd) Investor has received a fully executed copy of the Control Agreement, in form and substance satisfactory to Investor.

2.6 Conditions Precedent to the Obligations of Clean Technologies at the Initial Funding. The obligation of Clean Technologies to consummate the Initial Funding will be subject to the fulfillment by Investor, on or before the Initial Funding Date, of each of the following conditions (any or all of which may be waived in whole or in part by Clean Technologies in its sole discretion):

(a) Clean Technologies has received fully executed copies of this Agreement attaching forms of the Company LLC Agreement as Exhibit D and the Project Company LLC Agreement as Exhibit E, each in form and substance satisfactory to Clean Technologies;

(b) Clean Technologies has received each of the following legal opinions in a form reasonably satisfactory to it: (A) a legal opinion of McDermott Will & Emery LLP as counsel to Mehetia and Credit Suisse Guarantor with respect to corporate matters, substantially in the form attached as Exhibit H and (B) any other customary opinions reasonably requested by Clean Technologies;

(c) Investor (i) has not admitted in writing its inability to pay its debts generally as they become due, (ii) has not filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof, (iii) has not made an assignment for the benefit of creditors, (iv) has not consented to the appointment of a receiver of the whole or any substantial part of its assets, (v) has not had a petition in bankruptcy filed against it, (vi) has not had a court of competent jurisdiction enter an order, judgment, or decree appointing a receiver of the whole or any substantial part of such entity’s assets or (vii) has not had, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction assume custody or control of the whole or any substantial part of such entity’s assets;

(d) Investor has received all necessary third party consents, waivers, authorizations and approvals in connection with the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party and the transactions contemplated hereunder, which consents, waivers, authorizations and approvals are in form reasonably satisfactory to Clean Technologies and copies of the same have been delivered to Clean Technologies;

(e) each of the representations and warranties of Investor in this Agreement (other than those made as of a later date) is (i) true and correct in all material respects as of the Initial Funding Date, except to the extent that any such representation or warranty shall have been expressly made only as of an earlier date in which case such representation and warranty was true and correct in all material respects as of such earlier date or (ii) if and to the extent such representations and warranties are qualified by the words “material,” “Material Adverse Effect” or similar qualification, true and correct, as qualified, as of the Initial Funding Date (or such earlier date, as applicable);

(f) Clean Technologies shall have received a fully executed copy of the Credit Suisse Guaranty, dated as of the Execution Date, in form and substance acceptable to Clean Technologies; and

(g) Clean Technologies has received (1) from Investor (i) an incumbency certificate dated as of the date hereof, (ii) a good standing certificate, dated as of a recent date, from the applicable Secretary of State, (iii) resolutions of the board of directors, or other equivalent governing and managing body, authorizing and approving the execution of this Agreement and each of the other Transaction Documents to which it is a party, and the transactions contemplated hereunder and thereunder, certified by a secretary or an assistant secretary as of the date hereof and (iv) formation documents certified by a secretary or an assistant secretary as of the date hereof, and (2) from an authorized officer of Investor, a certificate dated as of the date hereof to the effect that the conditions set forth, as applicable, in Section 2.6(e) have been satisfied.

2.7 Conditions Precedent to the Obligations of Investor at Each Subsequent Funding. The obligation of Investor to consummate any Subsequent Funding will be subject to the fulfillment by Clean Technologies, the Company or the Project Company, on or before the applicable Subsequent Funding Date and prior to the Subsequent Funding Termination Date, of each of the following conditions (any or all of which may be waived in whole or in part by Investor in its sole discretion):

(a) confirmation by Clean Technologies that (i) all conditions precedent in Section 2.5 (other than in Section 2.5(aa)) continue to be satisfied; provided that none of Clean Technologies, Company or Project Company shall be required to update any diligence reports, legal opinions, appraisals or other third party documents previously delivered to Investor unless any of such previously delivered documents have been withdrawn or circumstances have materially changed such that the previously delivered document is inapplicable or is materially incorrect or misleading and (ii) there have been no material adverse changes from the circumstances addressed in the due diligence reports delivered to Investor as required under Section 2.5(a) and (b);

(b) each of the representations and warranties of Clean Technologies in Section 3.2 is (i) true and correct in all material respects as of such Funding Date, except to the extent that any such representation or warranty shall have been expressly made only as of an earlier date in which case such representation and warranty was true and correct in all material respects as of such earlier date or (ii) if and to the extent such representations and warranties are qualified by the words “material,” “Material Adverse Effect” or similar qualification, true and correct, as qualified, as of such Funding Date (or such earlier date, as applicable);

(c) Clean Technologies shall deliver to Investor a certificate from an authorized officer dated as of such Subsequent Funding Date, to the effect that the conditions set forth in Section 2.7(a) and Section 2.7Cb), have been satisfied as of such Subsequent Funding Date;

(d) the net equity investment in the Company by Investor (meaning the aggregate Capital Contributions of Investor including the contemplated Subsequent Funding, less actual pre-tax cash distributions received by Investor from the Company), collectively, does not exceed $65,000,000;

(e) no material ongoing breach exists by Bloom, Clean Technologies, the Company, the Project Company, the Managing Member, DPL or PJM under any of the Company LLC Agreement, the Project Company LLC Agreement, the MESPA, the MOMA, the Administrative Services Agreement, the Credit Documents, the DPL Agreements, the PJM Agreements, this Agreement or any other Transaction Document or Material Contract, as applicable, and each of the Company LLC Agreement, the Project Company LLC Agreement, the MESPA, the MOMA, the Administrative Services Agreement, the Credit Documents, the DPL Agreements, the PJM Agreements, this Agreement or any other Transaction Document or Material Contract, as applicable, is in full force and effect;

(f) Unless an Alternative Tax Program has been elected under Section 7.5(b)(i) of the Company LLC Agreement, Investor has received evidence, including, but not limited to, invoices, purchase or supply agreements, evidence of delivery, documents detailing how the costs incurred have been allocated to and incorporated in portions of the Project for which a Grant application will be filed, and related agreements and documents, reasonably satisfactory to Investor demonstrating that a Grant is expected to be available for Systems that will be funded by such Subsequent Funding because the Capital Contribution by Clean Technologies has been used by Project Company to incur Project costs that will allow the portions of the Project for which a Grant application will be filed and for which such costs are incurred to meet the 5% “safe harbor” for Grant eligibility under the Guidance, and both Bloom and Project Company shall have used commercially reasonable efforts to satisfy this requirement;

(g) Unless an Alternative Tax Program has been elected under Section 7.5(b)(i) of the Company LLC Agreement, the Grant program has not been repealed and none of the applications for the Grant that have been filed with respect to any Systems prior to the Subsequent Funding have been rejected or denied on grounds that suggest Systems to be paid for with the Subsequent Funding are ineligible for a Grant or are eligible for a Grant that is less by more than a de minimis amount than the applied for amount, and no notification from the Treasury requesting additional information related to eligibility for a Grant with respect to any previously filed application has been received that, in each such case, has been the subject of a response that is not to the reasonable satisfaction of Investor;

(h) in the case of the portion of any Subsequent Funding Payment used to pay any 75% Progress Payments, (i) with respect to Subsequent Fundings for the first 58 Systems, Investor has received confirmation that the amount of loan proceeds from the Lenders pursuant to the manner of calculation set forth in the Base Case Model have either been funded to the Project Company or the administrative agent under the Credit Agreement has in writing confirmed to the Investor that all conditions precedent to such funding have been satisfied or waived and the Lenders are prepared to make such funding contemporaneous with Project Company’s drawdown of such Progress Contribution from the Company and (ii) with respect to Subsequent Fundings for the remaining Systems, Investor has received confirmation that the loan proceeds agreed to in writing by the parties hereto and the Lenders and then reflected in an updated Base Case Model have either been funded to the Project Company or the administrative agent under the Credit Agreement has in writing confirmed to the Investor that all conditions precedent to such funding have been satisfied or waived and the Lenders are prepared to make such funding contemporaneous with Project Company’s drawdown of such Progress Contribution from the Company (such respective amounts of loan proceeds, the “Loan Proceeds”);

(i) No breach exists under the Bloom Guaranty or DPL Agreements and the Bloom Guaranty, the REPS Act and the Tariffs are in full force and effect and there are no pending proceedings challenging the same in any respect material to the parties hereto;

(j) Project Company has received payment under the QFCP-RC Tariff and the PJM Agreements for all sales of energy, capacity, ancillary services and environmental attributes up to the date of the Subsequent Funding as well as reimbursement for fuel in accordance with the DPL Agreements (except, in each case, for amounts for which payment is not yet due);

(k) The Initial Funding Payment, any prior Subsequent Funding Payments and any prior CT Funding Amounts have been contributed by Company to Project Company in accordance with the Company LLC Agreement, and not more than $20,000,000 of such amount is unspent by Project Company;

(l) Investor has received evidence reasonably satisfactory to Investor that, with respect to any Funding related to Systems beyond the first IOMW of Portfolio capacity, Bloom is manufacturing such Systems in Delaware;

(m) Project Company (i) has entered into all PJM Agreements, DPL Agreements and all other agreements and made all filings and other arrangements necessary for the transmission, interconnection and delivery of the Portfolio’s energy to the PJM Grid and {ii) shall be a PJM member (or shall have contracted with a market participant in PJM to perform its PJM obligations and such market participant shall have entered into all required PJM Agreements and shall be in compliance therewith);

(n) Project Company has obtained all necessary authorizations from FERC to sell the Portfolio’s energy at market-based rates as contemplated by the QFCP-RC Tariff (the “MBR Authority”), and is in compliance with such authorization; provided, however, that any proposed market-based rate filing shall be provided to Investor at least 30 days in advance of such filing;

(o) Project Company is an Exempt Wholesale Generator

(p) Investor has received from Project Company all reports and notices produced or received by Project Company in accordance with the Tariffs at least 5 Business Days prior to the applicable Subsequent Funding Date;

(q) Investor has received evidence reasonably satisfactory to Investor that Bloom is proceeding to prepare a permanent facility in Delaware for manufacturing by Bloom of at least 20 MW of Systems so that all the Systems shall be considered to have been manufactured in Delaware under the REPS Act;

(r) An executed Funding Notice in the form attached to this Agreement as Exhibit I has been provided to Investor at least 5 Business Days prior to the applicable Subsequent Funding Date;

(s) The Section 203 Order has been issued;

(t) Prior to the first Funding for any System to be installed at the ·Red Lion Site, Investor has received in form and substance satisfactory to Investor (i) a system impact study for the Project interconnection for the Red Lion Site from PJM and such study does not identify any material impediments that are reasonably likely to have an adverse effect on the ability of any party hereto to execute and deliver all agreements necessary for the transmission, interconnection and delivery of the Red Lion Site Systems’ Energy to the PJM Grid by the Guaranteed Initial Delivery Date, (ii) evidence reasonably satisfactory to Investor that PJM has waived the requirement for a facilities study with respect to Red Lion Site, (iii) an executed copy of an interconnection services agreement among the Project Company, PJM and DPL with respect to the Red Lion Site, which agreement has been filed with FERC if required and (iv) an executed copy of a construction services agreement among the Project Company, DPL and PJM with respect to the Red Lion Site;

(u) Prior to the first Funding for any System to be installed at the Red Lion Site, Project Company has obtained all permits required (if any) under the Delaware Coastal Zone Act;

(v) Investor has received in form and substance reasonably satisfactory to Investor an executed copy of a wholesale market participation agreement among Project Company, DPL and PJM with respect to the Brookside Site;

(w) Investor has received, in form and substance reasonably satisfactory to Investor, an executed copy of an interconnection agreement between the Project Company and DPL with respect to the Brookside Site;

(x) Investor has received an executed copy of an amendment to the DDOT Site Lease, amending the term of such lease so that the term of such lease is at least 21 years commencing from the date of “commercial operation” (as defined in the QFCP-RC Tariff) of the last System to be installed at such Site;

(y) Investor has received an executed copy of the Gas Service Agreement between the Project Company and DPL required pursuant to the Gas Tariff; and

(z) Clean Technologies shall make a Capital Contribution to the Company in an amount equal to the CT Funding Amount prior to, or simultaneously with, the Subsequent Funding by Investor.

2.8 Conditions Precedent to the Obligations of Clean Technologies at Each Subsequent Funding. The obligation of Clean Technologies to consummate any Subsequent Funding will be subject to the fulfillment by Investor, on or before the applicable Subsequent Funding Date, of each of the following conditions (any or all of which may be waived in whole or in part by Clean Technologies in its sole discretion):

(a) confirmation that all conditions precedent in Sections 2.6 continue to be satisfied;

(b) each of the representations and warranties of Investor in Section 3.3 is (i) true and correct in all material respects as of such Funding Date, except to the extent that any such representation or warranty shall have been expressly made only as of an earlier date in which case such representation and warranty was true and correct in all material respects as of such earlier date or (ii) if and to the extent such representations and warranties are qualified by the words “material,” “Material Adverse Effect” or similar qualification, true and correct, as qualified, as of such Funding Date (or such earlier date, as applicable);

(c) Investor shall deliver to Clean Technologies a certificate from an authorized officer dated as of such Funding Date to the effect that the conditions set forth in Section 2.8(b) have been satisfied; and

(d) no breach exists under the Credit Suisse Guaranty, and the Credit Suisse Guaranty is in full force and effect.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of Clean Technologies on the Execution Date and the Initial Funding Date. Clean Technologies represents and warrants lo Investor as of (i) the Execution Date (except with respect to clauses (e), (f), (i)(ii) and (k)(ii)of this Section 3.1), and (ii) the Initial Funding Date (except with respect to clauses (i)(i) and (k)(i) of this Section 3.1), in each case as follows:

(a) Organization, Good Standing, Etc. Each of Clean Technologies, the Company and the Project Company is a limited liability company duly formed, validly existing and in good standing under the laws of its state of formation. Bloom is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. Each of Clean Technologies, the Company and the Project Company has the limited liability company power and authority to own, lease and operate its properties and to carry on its business as being conducted on the date hereof in each jurisdiction where the character of its property or nature of its activities makes such a qualification necessary. Bloom has the corporate power and authority to own, lease and operate its properties and to carry on its business as being conducted on the date hereof in each jurisdiction where the character of its property or nature of its activities makes such a qualification necessary. Each of Bloom, Clean Technologies, the Company and the Project Company has provided Investor with true and correct copies of its organizational documents.

(b) Authority. Each of Clean Technologies, the Company and the Project Company has the limited liability company power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby or thereby. Bloom has the corporate power and authority to enter into any Transaction Documents to which it is a party, to perform its obligations thereunder, and to consummate the transactions contemplated thereby. The execution and delivery by Clean Technologies, the Company and the Project Company of this Agreement and each other Transaction Document to which it is a party, and the consummation by each of them of the transactions contemplated hereunder and thereunder, have been duly authorized by all necessary limited liability company action required on their respective parts. The execution and delivery by Bloom of each Transaction Document to which it is a party, and the consummation by Bloom of the transactions contemplated thereunder, have been duly authorized by all necessary corporate action required on its part. Each of Bloom, Clean Technologies, the Company and the Project Company has duly executed and delivered each Transaction Document to which it is a party. This Agreement (assuming due authorization, execution and delivery by Investor) constitutes, and upon execution and delivery by Bloom, Clean Technologies, the Company and the Project Company of the other Transaction Documents to which it is respectively a party, the Transaction Documents will constitute, the valid and binding obligations of each of Bloom, Clean Technologies, the Company and the Project Company, respectively, enforceable against each of them in all material respects in accordance with their respective terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting enforcement of creditors’ rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c) No Conflicts. The execution and delivery by Bloom, Clean Technologies, the Company and the Project Company, as applicable, of this Agreement and the other Transaction Documents to which it is a party do not, and the performance by each of Bloom, Clean Technologies, the Company and the Project Company of its obligations hereunder and thereunder will not, (i) violate or require any filing or notice (that has not been filed or made) under any Applicable Law applicable to Bloom, Clean Technologies, the Company or the Project Company, (ii) conflict with or cause a breach of any provision in the certificate of incorporation, bylaws or other organizational document of Bloom or the certificate of formation, limited liability company agreement or other organizational document of Clean Technologies, the Company or the Project Company, as applicable or (iii) cause a breach of, constitute a default under, cause the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any authorization, consent, waiver or approval under any contract, license, instrument, decree, judgment or other arrangement to which Bloom (as to which making this representation after the Execution Date, any of the same would reasonably be expected to have a material adverse effect on Bloom’s ability to perform its obligations under the Transaction Documents to which it is a party), Clean Technologies, the Company or the Project Company is a party or under which any of them is bound or to which any of their assets are subject (or result in the imposition of a Lien, other than Permitted Liens, upon any such assets).

(d) Absence of Litigation. There are no pending proceedings challenging the REPS Act or the Tariffs in any respect material to the parties hereto or the transactions contemplated herein. Except as listed on Schedule 3.1(d), none of Bloom, Clean Technologies, the Company or the Project Company is subject to any outstanding injunction, judgment, order, decree, ruling or charge, any pending action, litigation, suit, proceeding or investigation before or by any court, arbitrator or other Governmental Authority or, to the Knowledge of Clean Technologies, is threatened with being made a party to any action, suit, proceeding, hearing or investigation of, in, or before any Governmental Authority or before any arbitrator which making this representation after the Execution Date, would reasonably be expected to have a material adverse effect on such party’s ability to perform its obligations under the Transaction Documents to which it is a party. None of Bloom, Clean Technologies, the Company or the Project Company has received a notice of any change to either the REPS Act or the Tariffs and to the Knowledge of Clean Technologies there has been no change to the REPS Act or the Tariffs.

(e) Ownership. Clean Technologies owns of record and beneficially, 100% of the membership interests of the Company immediately prior to the Initial Funding Date and before giving effect to the transactions contemplated by this Agreement. The Company will own of record and beneficially 100% of the membership interests in the Project Company as of the Initial Funding Date. There are no outstanding options, warrants, calls, puts, convertible securities or other contracts of any nature obligating Clean Technologies, the Company or the Project Company to issue, deliver or sell membership interests or other securities in the Company or the Project Company except as provided herein. The membership interests in the Company and the Project Company are free and clear of all Liens, except (i) for covenants, restrictions and rights of first refusal as provided under the Company LLC Agreement or

Permitted Encumbrances and (ii) in the case of the Class A Membership Interests, if any security interest has been granted with respect to the Class A Membership Interests by the Class A Member, such security interest complies with the requirements of Section 9.5(b) of the Company LLC Agreement. The Company has no subsidiaries other than the Project Company and the Project Company has no subsidiaries. Except as provided in this Agreement and the other Transaction Documents, no Person has or will have a right to acquire an ownership interest in the Systems or Portfolio (excluding electric energy and RECs) owned or to be acquired by the Project Company. The Project Company is not a party to or otherwise subject to any legal, regulatory, or contractual restriction (other than as set forth herein or in the Company LLC Agreement) restricting the ability of the Project Company to pay dividends or make similar distributions to the Company or other holders of its respective equity interests.

(f) Valid Interests. Upon execution and delivery by Investor and Clean Technologies of the Company LLC Agreement and on the Initial Funding Date, the Class B Membership Interests will constitute a membership interest in the Company, and are being issued free and clear of any Liens except for obligations imposed on members of the Company under the Company LLC Agreement.

(g) Taxes. Except as listed on Schedule 3.1(g), each of the Company and the Project Company has filed, or caused to be filed on its behalf, all material Tax Returns required to be filed (after giving effect to any extensions that have been requested by, and granted to such party by, the applicable Governmental Authority) and has paid or caused to be paid on its behalf all material Taxes required to be paid by or with respect to the Company and the Project Company (other than those Taxes that it is contesting in good faith and by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP). As of the Initial Funding Date, the amount of Taxes in the aggregate being contested by Clean Technologies, the Company and the Project Company is zero.

(h) Financial Statements. Included in Schedule 3.l(h) are unaudited .balance sheets of the Company and Project Company as of the Execution Date. Such balance sheets have been prepared in accordance with GAAP, and present fairly in all material respects the financial position of the Company or Project Company, as applicable, as of such date, subject to normal year-end audit adjustments and the absence of footnotes. From the date of their respective inceptions through the Execution Date, neither the Company nor the Project Company has had any income or losses. Each of the Company and the Project Company has no material liabilities or debts except those related to the development, construction, ownership or operation of the Systems and the Project Company (as applicable) which in the aggregate are zero as of the Execution Date.

(i) Compliance with Laws.

(i) As of the Execution Date, other than Environmental Laws (which are addressed in Section 3. l (k)) and other than Tax matters (which are addressed in Section 3. l (g)), each of the Company and the Project Company is in compliance with all Applicable Laws, and none of them has received written notice from a Governmental Authority of an actual or potential violation of any Applicable Laws.

(ii) As of the Initial Funding Date and each Subsequent Funding Date, other than non-compliance that would not reasonably be expected to have a Material Adverse Effect, other than Environmental Laws (which are addressed in Section 3.Hk)) and other than Tax matters (which are addressed in Section 3.l(g)), each of the Company and the Project Company is in compliance with all Applicable Laws, and none of them has received written notice from a Governmental Authority of an actual or potential violation of any Applicable Laws.

(j) Governmental Approvals and Filings. No Governmental Approval of or filing with any Governmental Authority is required to be obtained or made by Bloom, Clean Technologies, the Company or the Project Company for the execution, delivery and performance by Bloom, Clean Technologies, the Company or the Project Company of any Transaction Document to which it is a party or the consummation of the transactions contemplated therein, other than (i) filings or approvals as set forth on Schedule 3.l(j) and (ii) any other Governmental Approval or filings that have been obtained or are ministerial in nature or can reasonably be expected to be obtained or made in the ordinary course on commercially reasonable terms and conditions when needed, and each such Governmental Approval that has been obtained and remains necessary is in full force and effect.

(k) Environmental Matters.

(i) As of the Execution Date, (i) each of the Company and the Project Company is and at all times has been in compliance with all Environmental Laws, other than as set forth on Schedule 3.1(k), and (ii) none of Bloom, Clean Technologies, the Company or the Project Company has received written notice from any Governmental Authority of an actual or potential violation of, or liability under, any Environmental Laws.

(ii) As of the Initial Funding Date and each Subsequent Funding Date, (i) each of the Company and the Project Company is and at all times has been in compliance with all Environmental Laws, other than any failures to comply that would not reasonably be expected to have a Material Adverse Effect, and (ii) none of Bloom, Clean Technologies, the Company or the Project Company has received written notice from any Governmental Authority of an actual or potential violation of, or liability under, any Environmental Laws.

(l) Permits. Schedule 3.1(l) sets forth all material Government Approvals necessary for the construction, operation, ownership and maintenance of the Systems owned or to be acquired by the Project Company. There are no other Government Approvals necessary other than those that are ministerial in nature or can reasonably be expected to be obtained on commercially reasonable terms and conditions when needed.

(m) Insurance. Schedule 3.l(m) lists all of the insurance maintained by, or for the benefit of, the Project Company. None of Clean Technologies, the Company or the Project Company has taken any action that has rendered such insurance unenforceable.

(n) Real Property. The Company neither owns nor leases any real property. The Project Company owns no fee simple real property. Schedule 3.l(n) lists all Site Leases and easements or rights of way for transmission lines from the Site Leases to the Interconnection

Point (or Delivery Point (as defined in the QFCP-RC Tariff), as applicable}with the PJM Grid and identifies any material reciprocal easement or operating agreements relating thereto. The Project Company has good and valid title to the leasehold estates in each Site, in each case free and clear of all Liens, except Permitted Liens. As of the Execution Date, the Project Company shall have, peaceful and undisturbed possession under all the Site Leases, such leases are valid and in full force and effect and binding and enforceable in accordance with their respective terms; and there is not, under any of such leases, any existing default, event of default or event which with notice or lapse of time or both would constitute a default. None of the rights of the Project Company under any of Site Leases will be subject to termination or modification as a result of the consummation of the transactions contemplated by this Agreement.

(o) Personal Property. The Company owns no personal property other than all of the-membership interests in the Project Company and the bank accounts set forth on Schedule 3.l(o). Except as set forth on Schedule 3.l(o), the Project Company does not own any material personal property other than the type of assets which the Project Company is expected to own or possess in order to perform under the Transaction Documents.

(p) Liens. All assets owned by the Company and by the Project Company are free and clear of all Liens, other than Permitted Liens, and except as shown on Schedule 3.l(p).

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(q) Material Contracts. Schedule 3.l(g) lists all Material Contracts (other than the Transaction Documents) to which the Company or the Project Company is a party and each such Material Contract, and each Transaction Document, has not been amended, terminated or otherwise modified except as set forth on such schedule. Each Material Contract listed in Schedule 3.1(q), and each Transaction Document, is in full force and effect and is binding on the Company or the Project Company, as applicable, and on the other parties thereto, except as enforceability may be limited by applicable bankruptcy and similar laws affecting the enforcement of creditors’ rights and general equitable principles. Except as shown on Schedule 3.l(g), none of Bloom, the Company, the Project Company or, to the Knowledge of Clean Technologies, any applicable counterparty, is in default under any Material Contract or any Transaction Document.

(r) Employee Matters. Neither the Company nor the Project Company has any employees or has maintained, sponsored, administered or participated in any employee benefit plan or arrangement, including any employee benefit plan subject to ERISA.

(s) Affiliate Transactions. Except for the Transaction Documents and those documents listed on Schedule 3.1(s), there are no existing contracts between the Company or the Project Company, on the one hand, and Clean Technologies or any Affiliate of Clean Technologies, on the other hand. Neither the Company nor the Project Company has any outstanding debt to an Affiliate thereof, other than with respect to the amounts owed for Systems purchased under the MESPA.

(t) Tax Character. The Project Company is, and since its respective date of formation has been, a “disregarded entity” for federal and other applicable income tax purposes.

Immediately prior to the Initial Funding only, the Company is a “disregarded entity” for federal and other applicable income tax purposes. Immediately prior to the Initial Funding, Clean Technologies is a “disregarded entity” for federal and other applicable income tax purposes that is wholly-owned by Bloom, which is a corporation for federal and other applicable income tax purposes. No elections have been filed with the IRS to treat Clean Technologies, the Company or the Project Company as an association. No private letter ruling will be obtained for the transactions contemplated hereunder from the IRS.

(u) FPA. As of the Execution Date and prior to receiving MBR Authority, the Project Company is not subject to regulation as a “public utility” under the FPA. As of the date on which FERC issues an order granting the Project Company MBR Authority, Project Company will be subject to regulation as a “public utility” under the FPA.

(v) PUHCA.

(i) At the time that the Systems commence the generation of electric energy for sale, the Company will be a “holding company” under PUHCA and FERC’s regulations thereunder solely with respect to its ownership of the Project Company, and will not be subject to, or will be exempt from, the accounting, record retention and reporting requirements of FERC’s regulations under PUHCA.

(ii) The Project Company is not, and, following the commencement of the generation of electric energy for sale by the Systems, will not be a “holding company” under PUHCA and FERC’s regulations thereunder, and the Project Company is not, and, following the commencement of the generation of electric energy for sale by the Systems, will not be subject to regulation under PUHCA except with respect to regulations applicable to Exempt Wholesale Generators.

(w) State Utility Regulation. Neither the Company nor the Project Company is subject to regulation as a “retail electricity supplier,” an “electric supplier” or a “public utility” under the laws of the State of Delaware.

(x) Acknowledgement. Clean Technologies, the Company and the Project Company, acknowledge that, except with respect to the representations and warranties expressly made by Investor in this Agreement and the Transaction Documents, Investor has not made any representations or warranties, either express or implied, under this Agreement or any of the other Transaction Documents or otherwise, nor has any of Clean Technologies, the Company or the Project Company relied on any representation or warranty not expressly made in this Agreement or the Transaction Documents.

(y) Intellectual Property. Bloom has full legal title and ownership or right to use, the patents, patent rights, other patent applications, permits, licenses, trade secrets, trademarks, trademark rights, service marks, trade names or trade name rights or franchises, domain names, copyrights, inventions and intellectual property rights (the “IP Rights”) necessary to conduct its Systems-related business as now operated and the business proposed to be operated in connection with the Transaction Documents. Bloom has full legal title and ownership of the patents and patent applications listed on Schedule 3.1(y). Schedule 3.l(y)

contains a complete list of patents and pending and provisional patent applications of Bloom. Neither Clean Technologies nor Bloom has any reason to believe, and neither Bloom nor any of its Affiliates has received any notice (which is material to Bloom’s or its Affiliates’ ability to perform their obligations under the Transaction Documents) that the conduct of its Systems-related business as now operated and the business proposed to be operated in connection with the Transaction Documents conflicts with, violates, infringes upon or misappropriates, or will conflict with, infringe upon or misappropriate, the valid IP Rights of any other Person. Except for the agreements listed in Schedule 3.l(y), Bloom has not entered into any new license agreements or other agreements whereby it has transferred, assigned or encumbered any part of its IP Rights or any IP Rights received from third parties, since July 9, 2010. Bloom has not entered into any new government contracts concerning IP Rights, or provided any proposals to any Governmental Authority (including; without limitation, the U.S. Department of Defense) concerning IP Rights, since July 9, 2010.

(z) Disclosure. None of the statements, documents, certificates or other items prepared or supplied by Bloom, Clean Technologies, the Company, the Project Company or any of their Affiliates with respect to the transactions contemplated hereby, taken as a whole, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which such statements were made.

(aa) Disqualified Person. Assuming Investor is not a Disqualified Person, neither Clean Technologies, the Company nor the Project Company is a Disqualified Person.

(bb) Systems. As of the date on which a System is delivered to the Project Company under the MESPA, none of the following activities has been completed with respect to such System: (1) obtaining the necessary licenses and permits for the operation of the System and sale of power generated by the System, (2) completion of critical tests necessary for proper operation of such System, (3) synchronization of such System onto the electric distribution and transmission system of the relevant utility, and (4) the commencement of daily operation of such System.

(cc) Separateness. The Company and the Project Company have at all times and in all respects been maintained as separate and distinct entities.

(dd) IE Report. All of the statements, documents, certificates, information or other items provided by Bloom, Clean Technologies, the Company, the Project Company or any of their Affiliates to the Independent Engineer in connection with the preparation of the Independent Engineer Report are true and accurate in all material respects and do not omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which such statements were made.

(ee) Grant Safe Harbor. Each portion of the Project for which a Grant application will be filed will contain equipment or Systems purchased pursuant to the bill of sale and agreement between Bloom and the Project Company effective as of December 30, 2011 in an amount equal to at least 5% of the estimated total cost of such portion of the Project.

(ff) Systems Requirements. (i) None of the Systems has been Placed in Service and (ii) the Systems to be purchased with proceeds of the Initial Funding Payment meet the requirements of Section 48 of the Code including that (A) each System has an electricity-only generation efficiency greater than 30 percent, (B) the Grant or any Alternative Tax Program (if elected pursuant to Section 7.5(b)(i) of the Company LLC Agreement) with respect to each System is not expected to be limited by Section 48(c)(l)(B); but if the Grant or any Alternative Tax Program is so limited, such limitation has been accounted for in computing the amount of Investor’s Capital Contribution as described in Section 2.2 hereof; and (C) each System is a “fuel cell power plant” within the meaning of Section 48(c)(l) of the Code.

(gg) Letter Agreement. Bloom is in compliance with the Letter Agreement (including, if so required by the State of Delaware, posting the security referred to in the Letter Agreement upon or prior to the Commencement of Operation of the first System).

(hh) Red Lion Site. There are no impediments that are reasonably likely to have a material adverse effect on the ability of any party hereto to establish transmission, interconnection and delivery of the Red Lion Site Systems’ Energy to the PJM Grid by the Guaranteed Initial Delivery Date.

3.2 Representations and Warranties of Clean Technologies on each Subsequent Funding Date. Clean Technologies (i) makes each of the representations and warranties in Section 3.1 (except for those provided in clauses (e), (f) and (ff)) to Investor as of, and shall deliver any updates to the Schedules in connection therewith at least five (5) days prior to each Subsequent Funding Date; provided that no representation in Section 3.1(y) shall be made on any Subsequent Funding Date with respect to the Systems-related business “as now operated” or as to any matter described on Schedule 3.1(y) and (ii) represents and warrants to Investor as of each Subsequent Funding Date as follows:

(a) Commencement of Operations. For any Systems for which Subsequent Funding Payments are sought to pay the 75% Progress Payments for such Systems, such Systems have achieved Commencement of Operations (as defined in the MESPA); and

(b) System Requirements. (i) Solely with respect to the portion of any Subsequent Funding Payment used to pay any 25% Progress Payments, none of the Systems to be purchased with the proceeds of such Subsequent Funding Payment has been Placed in Service, (ii) solely with respect to the portion of any Subsequent Funding Payment used to pay any 75% Progress Payments, the Systems to be purchased with the proceeds of such Subsequent Funding Payment have achieved Commencement of Operations (as defined in the MESPA) and (iii) that the Systems to be purchased with proceeds of the Subsequent Funding Payment meet the requirements of Section 48 of the Code including that (A) each System has an electricity-only generation efficiency greater than 30 percent, (B) the Grant or any Alternative Tax Program (if elected pursuant to Section 7.5(b)(i) of the Company LLC Agreement) with respect to each System is not expected to be limited by Section 48(c)(l )(B), but if the Grant or any Alternative Tax Program is so limited, such limitation has been accounted for in computing the amount of Investor’s Capital Contribution as described in Section 2.2 hereof; and (C) each System, is a “fuel cell power plant” within the meaning of Section 48(c)(l) of the Code.

3.3 Representations and Warranties of Investor on the Execution Date and the Initial Funding Date. Investor represents and warrants to Clean Technologies on the Execution Date and the Initial Funding Date as follows:

(a) Organization, Good Standing, Etc. It is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own, lease and operate its properties and to carry on its business as being conducted on the date hereof in each jurisdiction where the character of its property or nature of its activities makes such a qualification necessary.

(b) Authority. It has the requisite power and authority to enter into the Transaction Documents to which it is a party, to perform its obligations under such agreements, and to consummate the transactions contemplated therein. The execution and delivery by it of each Transaction Document to which it is a party, and the consummation by it of the transactions contemplated thereunder, have been duly authorized by all necessary company action. Each such Transaction Document has been duly executed and delivered by it. This Agreement (assuming due authorization, execution and delivery by Clean Technologies, the Company and the Project Company) constitutes, and upon execution and delivery by Investor of the other Transaction Documents to which it is a party, the Transaction Documents will constitute, the valid and binding obligations of Investor, enforceable against it in accordance with their respective terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting enforcement of creditors’ rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c) No Conflicts. The execution and delivery by Investor of the Transaction Documents to which it is a party do not, and the performance by it of its obligations under such agreements will not, (i) violate any Applicable Law, (ii) conflict with or cause a breach of any provision in the charter, bylaws or other organizational document of Investor, (iii) cause a breach of, constitute a default under, cause the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any authorization, consent, waiver or approval under any contract, license, instrument, decree, judgment or other arrangement to which Investor is a party or under which it is bound or to which any of its assets is subject (or result in the imposition of a Lien upon any such assets), except (in the case of clause (i) and (iii) of this Section 3.3(c)) for any that would not reasonably be expected to have a material adverse effect on the ability of Investor to execute and deliver and perform its obligations under the Transaction Documents to which it is a party.

(d) Absence of Litigation. It is not subject to any outstanding injunction, judgment, order, decree, ruling or charge or, to Investor’s knowledge, is not threatened with being made a party to any action, suit, proceeding, hearing or investigation of, in, or before any Governmental Authority or before any arbitrator that would adversely affect its ability to complete the transactions contemplated in the Transaction Documents to which it is a party.

(e) Accredited Investor. It is an “Accredited Investor” as such term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). It has had a reasonable opportunity to ask questions of and receive answers from Clean Technologies and its

Affiliates concerning Clean Technologies, the Class B Membership Interests, the Company and the Project Company. Investor understands that the Class B Membership Interests have not been registered under the Securities Act in reliance on an exemption therefrom, and that Clean Technologies is under no obligation to register the membership interests. Investor will not sell, hypothecate or otherwise transfer the membership interests without registering or qualifying them under the Securities Act and applicable state securities laws or any other Applicable Laws unless the transfer is exempted from registration or qualification under such laws. Investor is acquiring the Class B Membership Interests for its own account and not for the account of any other Person and not with a view to distribution or resale to others.

(f) Information and Investment Intent. Investor recognizes that investment in the Class B Membership Interests involves substantial risks. It acknowledges that any financial projections that may have been provided to it are based on assumptions of future operating results based on assumptions about certain events (many of which are beyond the control of Clean Technologies, the Company or the Project Company). It understands that no assurances or representations can be given that the actual results of the operations of Clean Technologies, the Company or the Project Company will conform to the projected results for any period. Investor has relied solely on its own legal, tax and financial advisers for its evaluation of an investment in the Class B Membership Interests and not on the advice of Clean Technologies, the Company or the Project Company or any of their respective legal, tax or financial advisers.

(g) Acknowledgement. Except with respect to the representations and warranties expressly made by Clean Technologies, the Company or the Project Company in this Agreement or the other Transaction Documents, Investor acknowledges that none of Clean Technologies, the Company or the Project Company has made any representation or warranty, nor has Investor relied on any representation or warranty, with respect to Investor’s, the Company’s or the Project Company’s eligibility to claim tax credits or receive the Grant, RECs or other environmental attributes, the depreciation allowances for the Systems, whether the Systems qualify for tax credits or the Grant, or the eligibility of any Member to receive an allocation of such benefits from the Company, and Investor agrees that it will not bring any claim against Clean Technologies, the Company or the Project Company relating to Investor’s, the Company’s or the Project Company’s eligibility to claim tax credits or receive the Grant (except in connection with a breach by Clean Technologies, the Class A Member, the Managing Member, the Company or the Project Company of this Agreement or of its respective obligations under the Company LLC Agreement or the Project Company LLC Agreement that prevent eligibility for the Grant), RECs or other environmental attributes. Investor specifically acknowledges that, except with respect to the representations and warranties expressly made by Clean Technologies, the Company or the Project Company in this Agreement or the Transaction Documents, no representation or warranty has been made, and that Investor has not relied on any representation or warranty about the accuracy of any projections, estimates or budgets, future revenues, future results from operations, future cash flows, the future condition of the Systems or any assets of the Project Company, the future financial condition of the Project Company.

(h) PUHCA. It either is not a holding company under PUHCA or, if it is a holding company, is exempt from FERC access to books and records regulation pursuant to Section 366.3(a) of FERC’s regulations under PUHCA.

(i) FPA. It is not a “public utility” under the FPA, and does not have any non- passive ownership interests in any entity that owns or controls electricity generation or transmission facilities in the U.S.

(j) Disqualified Person. It is not a Disqualified Person.

3.4 Representations and Warranties of Investor on each Subsequent Funding Date. Investor makes each of the representations and warranties in Section 3.3 to Clean Technologies on and as of each Subsequent Funding Date.

ARTICLE 4

CERTAIN COVENANTS

4.1 Confidentiality. The confidentiality provisions contained in the Letter of Intent dated September 14, 2011 among Bloom, Credit Suisse Securities (USA) LLC and HSBC Securities (USA) Inc. shall remain in effect until the Initial Funding Date (other than with respect to any obligations of HSBC Securities (USA) Inc. which shall not be affected hereby), if it occurs, and, thereafter, the provisions of Section 11.12 of the Company LLC Agreement shall apply with respect to the confidentiality obligations of the Parties. If the Initial Funding Date does not occur, the confidentiality provisions contained in the Letter of Intent dated September 14, 2011 among Bloom, Credit Suisse Securities (USA) LLC and HSBC Securities (USA) Inc. shall remain in effect in accordance with its terms.

4.2 Access to Information. From the date hereof and continuing until the earlier of the termination of this Agreement or the Initial Funding Date, Clean Technologies, on not less than three Business Days prior written notice by Investor to Clean Technologies, will (i) give Investor’s counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, employees and personnel, books and records of the Company and the Project Company and (ii) furnish to Investor’s counsel , financial advisors, auditors, and other authorized representatives such financial and operating data and other information as such persons may reasonably request, and (iii) instruct Clean Technologies’ employees to cooperate with Investor in an investigation of the business of the Company and the Project Company, it being acknowledged and agreed that Investor shall use good faith efforts to coordinate the processes described in the foregoing clauses (i), (ii) and (iii). All information supplied to Investor pursuant to this Section 4.2 shall be held in confidence by Investor, its counsel, financial advisors, auditors and other authorized representatives in accordance with the provisions of Section 4.1.

4.3 Regulatory Matters. From the date hereof and continuing until the earlier of the termination of this Agreement and the Initial Funding Date, or to the extent relating to Subsequent Funding, the Subsequent Funding Date:

(a) In connection with the transactions contemplated by this Agreement , Clean Technologies shall cause the Company to cause the Project Company to file (i) any application required to be filed by it with FERC pursuant to Section 203 of the FPA, (ii) any applications, reports or other filings required under any state or local Applicable Laws relating to the ownership and control of the Systems by the Project Company, and (iii) any further filings that may be necessary, proper or advisable in connection with the matters referred to in clauses (i) and (ii) above. Each of Clean Technologies and Mehetia shall make their respective required filings under any other Applicable Laws.

(b) In connection with the transactions contemplated by this Agreement, Clean Technologies and Investor shall, and shall cause their respective Subsidiaries to: (i) cooperate with each other in connection with the making of all filings, notifications and any other material actions pursuant to this Section 4.3, including, subject to Applicable Laws, by permitting counsel for the other Parties to review in advance, and consider in good faith the views of the other Parties in connection with, any proposed written communication to any Governmental Authority addressing the terms of this Agreement or the Company LLC Agreement; (ii) furnish to the other Parties such information and assistance as such Parties may reasonably request in connection with (x) the preparation of any submissions to, or agency proceedings by, any Governmental Authority, or (y) obtaining any consents, approvals or waivers required by any Governmental Authority; and (iii) use their commercially reasonable efforts to cause the conditions to the Initial Funding in Section 2.5 (in the case of Clean Technologies) and Section 2.6 (in the case of Investor) to be satisfied and, if applicable, to cause the conditions to each Subsequent Funding in Section 2.7 (in the case of Clean Technologies) and Section 2.8 (in the case of Investor) to be satisfied.

(c) Clean Technologies shall cause the Company to cause the Project Company to file a Notice of Exempt Wholesale Generator Status prior to the installation of the first System.

(d) Nothing in this section shall (i) limit Investor’s or Clean Technologies’ right to terminate this Agreement pursuant to Section 5.1(a) so long as such Party has complied in all material respects with its obligations under this section, or (ii) require any Party to amend this Agreement or to waive or forbear from exercising any of its rights or remedies under this Agreement.

4.4 System Manufacturing. Clean Technologies shall promptly inform Investor if it or Bloom becomes aware of any substantive reason why the manufacturing of Systems in accordance with the Tariffs shall not commence, or if commenced, shall cease before 20 MW of Systems for the Project are manufactured and shipped from such Delaware facility.

4.5 Site Preparation Costs. Clean Technologies shall cause all Site Preparation Costs (as defined in the QFCP-RC Tariff) to be funded by Persons other than Investor.

ARTICLE 5

TERMINATION

5.1 Termination. Without limiting Clean Technologies’ or Investor’s ability to exercise any right or remedy to which it is entitled hereunder or under any of the Transaction Documents, this Agreement shall be terminated (in the case of clause (a)) and may be terminated (in the case of clause (b) prior to the Initial Funding Date):

(a) without further action by Clean Technologies or Investor, if the Initial Funding has not been consummated by the close of business on the Initial Funding Termination Date;

(b) by the mutual written consent of Clean Technologies and Investor;

(c) by Investor, at any time prior to the Initial Funding Date, by written notice to Clean Technologies, if Bloom or any of its Subsidiaries becomes subject to a Bankruptcy;

(d) by Clean Technologies, at any time prior to the Initial Funding Date, by written notice to Investor, if Investor or Credit Suisse Guarantor becomes subject to a Bankruptcy; or

(e) by Investor on the one hand, or by Clean Technologies on the other hand, upon a material breach of this Agreement by the other party, provided that the non-breaching party provides notice to the breaching party setting forth the details of such breach and the breaching party fails to cure the alleged breach within 30 days after receipt of such notice.

5.2 Procedure and Effect of Termination. If this Agreement is terminated pursuant to Section 5.1, then this Agreement shall become void and of no effect with no liability on the part of any Party, except that (i) the agreements contained in Section 4.1, this Section 5.2, Article 7 and the Confidentiality Agreement shall survive the termination and (ii) no such termination shall relieve any Party of any liability or damages resulting from any breach by that Party of this Agreement or affect the rights of the other Party to indemnification for such breach pursuant to Article 6 of this Agreement (which shall survive termination hereof in the case of any breach).

ARTICLE 6

INDEMNIFICATION

6.1 Indemnification.

(a) Clean Technologies agrees to indemnify, defend and hold harmless the Investor Indemnified Parties from and against any and all Investor Indemnified Costs arising out of or relating to this Agreement; provided, however, except with respect to Investor Indemnified Costs (t) resulting from fraud or willful misconduct, (u) resulting from failure to pay any amount due to Investor Indemnified Parties under the Transaction Documents, (v) resulting from a Third Party Claim, (w) resulting from the failure to enforce a Material Contract with an Affiliate of the Indemnifying Party, (x) resulting from Project Company (or any of the Systems) not qualifying for (or becoming disqualified under) the REPS Act or the Tariffs as a result of any act or omission by Bloom or any Affiliate of Bloom (including, without limitation, (i) Bloom failing to achieve commercial operation (as defined in the QFCP-RC Tariff) of 5 MW of Systems by March 31, 2013 (unless such date has been extended in accordance with the QFCP-RC Tariff), (ii) Bloom failing to achieve commercial operation (as defined in the QFCP-RC Tariff) of 30 MW of Systems, of which at least 20 MW of Systems were actually manufactured by Bloom in the State of Delaware by September 30, 2014 (unless such date has been extended in accordance with the QFCP-RC Tariff), (iii) Bloom failing to be manufacturing fuel cells capable of being powered by renewable fuels from a permanent manufacturing facility located in the State of Delaware as of the date of Commencement of Operations (as defined in the MESPA) of the full nameplate capacity of the Portfolio, or (iv) any of the acts or omissions set forth in Section 4.3 of the MESPA), (y) resulting from Bloom failing to be in compliance with the Letter Agreement (including, if so required by the State of Delaware, posting the security referred to in the Letter Agreement upon or prior to the Commencement of Operation of the first System) or (z) resulting from any surcharges pursuant to the Tariffs being deemed a tax under Delaware law, in no event will Clean Technologies’ aggregate obligation (including any prior indemnity payments by Clean Technologies under this Agreement or under the Company LLC Agreement) to indemnify the Indemnified Parties hereunder exceed one hundred percent (100%) of the sum of the Funding Payments of Investor made to date.

(b) Investor agrees to indemnify, defend and hold harmless the Clean Technologies Indemnified Parties from and against any and all Clean Technologies Indemnified Costs arising out of or relating to this Agreement; provided, however, except with respect to Clean Technologies Indemnified Costs (w) resulting from fraud or willful misconduct, (x) resulting from failure to pay any amount due to Clean Technologies Indemnified Parties under the Transaction Documents, (y) resulting from a Third Party Claim or (z) resulting from the failure to enforce a Material Contract with an Affiliate of the Indemnifying Party, in no event will Investor’s aggregate obligation (including any prior indemnity payments by Investor under this Agreement or under the Company LLC Agreement) to indemnify the Clean Technologies Indemnified Parties hereunder exceed one hundred percent (100%) of the sum of the Funding Payments of Investor made to date.

(c) Other than with respect to Indemnified Costs resulting from Third Party Claims, no claim for indemnification may be made with respect to any Indemnified Costs until the aggregate amount of such costs for which indemnification is (or previously has been) sought by the Indemnified Party under all Transaction Documents exceeds $175,000 and once such threshold amount of claim has been reached, the relevant Indemnified Party and its Affiliates shall have the right to be indemnified only to the extent the amount of Indemnified Costs claimed exceed such threshold amount. Claims for indemnification under this Agreement and the other Transaction Documents shall not be duplicative of one another and shall not allow for duplicative recoveries.

6.2 Direct Claims. In any case in which an Indemnified Party seeks indemnification under Section 6.1 that is not subject to Section 6.3 because no Third Party Claim is involved, the Indemnified Party shall promptly notify the Indemnifying Party in writing of any amounts that the Indemnified Party claims are subject to indemnification under the terms of this Article 6. The failure of the Indemnified Party to exercise promptness in such notification shall riot amount to a waiver of such claim, except for the extent the resulting delay materially and adversely prejudices the position of the Indemnifying Party with respect to such claim.

6.3 Third Party Claims. An Indemnified Party shall give written notice to the Indemnifying Party within 10 days after it has actual knowledge of commencement or assertion of any Third Party Claim in respect of which the Indemnified Party may seek indemnification under Section 6.1. Such notice shall state the nature and basis of such Third Party Claim and the events and the amounts thereof to the extent known. Any failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that the Indemnifying Party may have to the Indemnified Party under this Article 6, except to the extent the failure to give such notice materially and adversely prejudices the Indemnifying Party. In case any such action, proceeding or claim is brought against an Indemnified Party, so long as it has acknowledged in writing to the Indemnified Party that it is liable for such Third Party Claim pursuant to this Section 6.3, the Indemnifying Party shall be entitled to participate in and, unless in the reasonable judgment of the Indemnified Party a conflict of interests between it and the Indemnifying Party may exist in respect of such Third Party Claim or such Third Party Claim entails a material risk of criminal penalties or civil fines or non monetary sanctions being imposed on the Indemnified Party or a risk of materially adversely affecting the Indemnified Party’s business (a “Third Party Penalty Claim”), to assume the defense thereof, with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to the Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation or defending such portion of such Third Party Penalty Claim; provided nothing contained herein shalt permit Clean Technologies to control or participate in any Tax contest or dispute involving Investor or any Affiliate of Investor, or permit Investor to control or participate in any Tax contest or dispute involving any Affiliate of Clean Technologies other than the Company and the Project Company; and, provided, further, the Parties agree that the handling of any Tax contests involving the Company will be governed by Section 7.7 of the Company LLC Agreement. In the event that (i) the Indemnifying Party advises an Indemnified Party that the Indemnifying Party will not contest a claim for indemnification hereunder, (ii) the Indemnifying Party fails, within 30 days of receipt of any indemnification notice to notify, in writing, such Indemnified Party of its election, to defend, settle or compromise, at its sole cost and expense, any such Third Party Claim (or discontinues its defense at any time after it commences such defense) or (iii) in the reasonable judgment of the Indemnified Party, a conflict of interests between it and the Indemnifying Party exists in respect of such Third Party Claim or the action or claim is a Third Party Penalty Claim, then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim or Third Party Claim in each case, at the sole cost and expense of the Indemnifying Party. In any event, unless and until the Indemnifying Party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnifying Party shall be liable for the Indemnified Party’s reasonable costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding. The Indemnified Party shall cooperate to the extent commercially reasonable with the indemnifying Party in connection with any negotiation or defense of any such action or claim by the Indemnifying Party. The Indemnifying Party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the Indemnifying Party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense unless otherwise specified herein; provided that any such participation of the Indemnified Party shall be at the Indemnifying Party’s sole cost and expense to the extent such participation relates to a Third Party Penalty Claim. If the Indemnifying Party does not assume such defense, the Indemnified Party shall keep the Indemnifying Party apprised at all times as to the status of the defense; provided, however, that the failure to keep the Indemnifying Party so informed shall not affect the obligations of the Indemnifying Party hereunder. The Indemnifying Party shall not be liable for any settlement of any action, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold, delay or condition any such consent. Notwithstanding anything in this Section 6.3 to the contrary, the Indemnifying Party shall not, without the Indemnified Party’s prior written consent, (i) settle or compromise any claim or consent to entry of judgment in respect thereof which involves any condition other than payment of money by the Indemnified Party, (ii) settle or compromise any claim or consent to entry of judgment in respect thereof without first demonstrating to Indemnified Party the ability to pay such claim or judgment, or (iii) settle or compromise any claim or consent to entry of judgment in respect thereof that does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party, a full and complete release from all liability in respect of such claim.

6.4 No Duplication. Any liability for indemnification under this Article 6 shall be determined without duplication of recovery. Without limiting the generality of the prior sentence, if a statement of facts, condition or event constitutes a breach of more than one representation, warranty, covenant or agreement which is subject to the indemnification obligation in Section 6.1, only one recovery of Indemnified Costs per Indemnified Party shall be allowed.

6.5 Sole Remedy. Except in the case of fraud, willful misconduct or failure to pay, and except for claims brought under Section 6.6, Section 6.7, Section 6.8, Section 6.9 or Section 9.12 of the Company LLC Agreement, the enforcement of the claims of the Parties under this Article 6 are the sole and exclusive remedies that a Party shall have under this Agreement or any other Transaction Document for the recovery of Indemnified Costs; provided, however, that notwithstanding anything to the contrary in this Agreement, each Party hereby reserves all equitable remedies.

6.6 Survival. All representations, warranties, covenants and obligations made or undertaken by a Party in this Agreement or in any other Transaction Document are material, have been relied upon by the other Parties and shall survive until the final date for any assertion of claims as forth in Section 6.7, if and as applicable, or as otherwise provided in the Transaction Documents.

6.7 Final Date for Assertion of Indemnity Claims. All claims by an Indemnified Party for indemnification pursuant to this Article 6 resulting from breaches of representations or warranties in (i) Section 3.1 and Section 3.3 shall be forever barred unless the other party is notified within eighteen (18) months after the earlier to occur of the Initial Funding Date and the Initial Funding Termination Date, and (ii) Section 3.2 or Section 3.4 shall be forever barred unless the other party is notified within eighteen (18) months after the Subsequent Funding Date on which such representation or warranty was made; provided, that notwithstanding the foregoing, the representations in Section 3.l(g), Section 3.l(t), Section 3.l(aa), Section 3.1(bb), Section 3.l(ee) and Section 3.1(ff) (and the corresponding representations made in Section 3.2), shall survive until that date which is 60 days after the applicable statute of limitations expires and the representations in Section 3.l(a), Section 3.1(b), Section 3.1(e) and Section 3.1(f) (and the corresponding representations made in Section 3.2), shall survive forever; and provided further that if written notice of a claim for indemnification has been given by an Indemnified Party on or prior to the last day of the respective foregoing period, then the obligation of the other party to indemnify such Indemnified Party pursuant to this Article 6 shall survive with respect to such claim until such claim is finally resolved.

6.8 Mitigation and Limitations on Indemnified Costs. Notwithstanding anything to the contrary contained herein:

(a) Reasonable Steps to Mitigate. Each Indemnified Party will take, at the Indemnifying Party’s own reasonable cost and expense, all reasonable commercial steps identified by Indemnifying Party to the Indemnified Parties to mitigate all Indemnified Costs (other than any such Indemnified Costs that are Taxes), which steps may include availing itself of any defenses, limitations, rights of contribution, claims against third Persons and other rights at law or equity. The Indemnified Parties will provide such evidence and documentation of the nature and extent of the Indemnified Costs as may be reasonably requested by the Indemnifying Party.

(b) Net of Insurance Benefits. All Indemnified Costs shall be net of insurance recoveries from insurance policies of the Project Company (including under the existing title policies) to the extent that any proceeds of such policies, less any costs, expenses or premiums incurred by the Project Company in connection therewith, are distributed by the Project Company to the Company and are in tum distributed by the Company to the Indemnified Party; provided, however, such amount shall account for any costs or expenses incurred by the Indemnified Party in connection with obtaining insurance proceeds with respect to any breach or nonperformance hereunder.

(c) No Consequential Damages. Indemnified Costs shall not include, and an Indemnifying Party shall have no obligation to indemnify any Indemnified Party for or in respect of, any punitive, consequential or exemplary damages of any nature including but not limited to damages for lost profits or revenues or the loss or use of such profits or revenue, loss by reason of plant shutdown or inability to operate at rated capacity, increased operating expenses of plant or equipment, increased costs of purchasing or providing equipment, materials, labor, services, costs of replacement, power or capital, debt service fees or penalties, inventory or use charges, damages to reputation, damages for lost opportunities, or claims of the Project Company’s customers, members or affiliates, regardless of whether said claim is based upon contract, warranty, tort (including negligence and strict liability) or other theory of law unless payable by such Indemnified Party as part of a Third Party Claim; provided, however, that the lost profits or revenues (and the loss or use thereof) language set forth in this Section 6.8(c) shall not be interpreted to exclude from Indemnified Costs any damages, losses, claims, liabilities, demands charges, suits, Taxes, penalties, costs or expenses that would otherwise be included within the definition of Indemnified Costs because they result from a reduction in the profits of the Project Company, the Company, or both.

6.9 Payment of Indemnification Claims. All claims for indemnification shall be paid by Indemnifying Party in immediately available funds in U.S. dollars. Any undisputed portion of an indemnification claim shall be paid promptly by the Indemnifying Party to the Indemnified Parties involved. An Indemnifying Party may dispute any portion of an indemnification claim, provided, however, that such disputed indemnification claim shall be paid promptly by the Indemnifying Party to the Indemnified Party together with interest at a market rate upon the final determination of the payable amount of the claim (if any) by a court of competent jurisdiction.

6.10 Repayment; Subrogation. If the amount of any Indemnified Costs, at any time after the making of an indemnity payment in respect thereof, is reduced by recovery, settlement or otherwise under any insurance coverage (excluding any proceeds from self insurance or flow through insurance policies) or under any claim, recovery, settlement or payment by or against any other entity, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith, must promptly be repaid by the Indemnified Party to the Indemnifying Party net of any Taxes imposed upon the Indemnified Party in respect of such amounts, but taking into account any Tax benefit the Indemnified Party receives as a result of such repayment. Upon making any indemnity payment (other than any indemnity payment relating to Taxes), the Indemnifying Party will, to the extent of such indemnity payment, be subrogated to all rights of the Indemnified Party against any third party, except third parties that provide insurance coverage to the Indemnified Party or its Affiliates, in respect of the Indemnified Costs to which the indemnity payment relates. Without limiting the generality or effect of any other provision hereof, each such Indemnified Party and the Indemnifying Party shall duly execute upon request all instruments reasonably necessary to evidence and perfect the above described subrogation rights, and otherwise cooperate in the prosecution of such claims at the direction of the Indemnifying Party. Nothing in this Section 6.10 will be construed to require any Party to obtain or maintain any insurance coverage.

ARTICLE 7

GENERAL PROVISIONS

7.1 Exhibits and Schedules. All Exhibits and Schedules are incorporated herein by reference.

7.2 Disclosure Schedules. Any matter disclosed in any section of the Schedules shall be deemed disclosed for all purposes and all sections of the Schedules to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections. At any time prior to a Funding, Clean Technologies may supplement or amend a Schedule to this Agreement solely with respect to such Funding by providing such supplement or amendment to Investor at least five (5) days prior to such Funding, it being understood that should, in the opinion of Investor, any such supplement or amendment to a Schedule to this Agreement be deemed to materially adversely affect the Company, the Project Company or Investor’s investment in the Company, Investor shall have the right to withhold its Subsequent Funding Payment; provided that if Investor goes ahead and makes the Subsequent Funding Payment, the representations and warranties subject to such Schedule shall be deemed to be qualified by such Schedule as so supplemented or amended as it relates to such Subsequent Funding but not any future Subsequent Fundings.

7.3 Amendment, Modification and Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by each of the Parties to this Agreement. Any failure of Clean Technologies to comply with any obligation, covenant, agreement, or condition contained herein may be waived only if set forth in an instrument in writing signed by Investor, and any failure of Investor to comply with any obligation, covenant, agreement or condition contained herein may be waived only if set forth in an instrument in writing signed by Clean Technologies, but any such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

7.4 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any Party.

7.5 Expenses. Clean Technologies and Mehetia will be responsible for paying all of their own respective reasonable legal and consultants’ costs, fees and expenses incurred by itself and its Affiliates in connection with the transactions contemplated by this Agreement and the other Transaction Documents in connection with the execution thereof and any Funding.

7.6 Parties in Interest. This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of each Party and their successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person (other than the Investor Indemnified Parties as provided in Article 6) any rights or remedies of any nature whatsoever under or by reason of this Agreement.

7.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by a nationally recognized overnight courier, by facsimile, or mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)	If to Clean Technologies, to:

Clean Technologies II, LLC

c/o Bloom Energy Corporation

1299 Orleans Drive

Sunnyvale, CA 94089-1137

Attention: [***]

Telephone: [***]

Facsimile: [***]

(b)	If to the Company, to:

Diamond State Generation Holdings, LLC

c/o Bloom Energy Corporation

1299 Orleans Drive

Sunnyvale, CA 94089-1137

Attention: [***]

Telephone: [***]

Facsimile: [***]

[***] Confidential Treatment Requested

(c)	If to Project Company, to:

Diamond State Generation Partners, LLC

c/o Bloom Energy Corporation

1299 Orleans Drive

Sunnyvale, CA 94089-1137

Attention: [***]

Telephone: [***]

Facsimile: [***]

(d)	If to Mehetia, to:

Mehetia Inc.

Eleven Madison Avenue

New York, NY 10010

Attention: [***]

Telephone: [***]

Facsimile: [***]

with a copy to:

Credit Suisse Securities (USA) LLC

One Madison Avenue

New York, NY 10010

Attention: [***]

Telephone: [***]

Facsimile: [***]

and with a copy, which will not constitute notice, to:

McDermott Will & Emery LLP

340 Madison Avenue

New York, NY 10173

Attention: [***]

Telephone: [***]

Facsimile: [***]

Unless otherwise provided herein, any offer, acceptance, election, approval, consent, certification, request, waiver, notice or other communication required or permitted to be given hereunder (collectively referred to as a “Notice”), shall be in writing and delivered (a) in person, (b) by registered or certified mail with postage prepaid and return receipt requested, (c) by recognized overnight courier service with charges prepaid or (d) by facsimile transmission, directed to the intended recipient at the address of such Member listed in this Section 7.7 or at such other address as any Member hereafter may designate lo the others in accordance with a Notice under this Section 7.7. A Notice or other communication will be deemed delivered on the earliest to occur of (i) its actual receipt when delivered in person, (ii) the fifth Business Day

[***] Confidential Treatment Requested

following its deposit in registered or certified mail, with postage prepaid, and return receipt requested, (iii) the second Business Day following its deposit with a recognized overnight courier service, (iv) the date of receipt of a facsimile or, if such date of receipt is not a Business Day, the next Business Day following such date of receipt, provided the sender can and does provide evidence of successful transmission. Any Notice or other communication received on a day that is not a Business Day or later than 5:00 p.m. on a Business Day shall be deemed to be received on the next Business Day.

7.8 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or “portable document format”) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. Signatures of the Parties transmitted by facsimile or electronic mail shall be deemed to be their original signatures for all purposes.

7.9 Entire Agreement. This Agreement (together with the other Transaction Documents) constitutes the. entire agreement of the Parties and supersedes all prior agreements, letters of intent and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

7.10 Governing Law; Choice of Forum; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS THEY APPLY TO CONTRACTS PERFORMED IN THAT STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY TO THIS AGREEMENT). THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSNE JURISDICTION OF ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY, NEW YORK WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WANES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO A DISPUTE AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.

7.11 Public Announcements. Except for statements made or press releases issued (i) pursuant to the Securities Act or the Securities Exchange Act of 1934, (ii) pursuant to any listing agreement with any national securities exchange or the Financial Industry Regulatory Authority, Inc., or other regulatory authority or self-regulatory authority, or (iii) as otherwise required by Applicable Law, neither Clean Technologies nor Investor shall issue, or permit any of their respective Affiliates to issue, any press release or otherwise make any public statements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other Parties. Subject to any requirements of Applicable Law, Clean Technologies and Investor will be given the opportunity to review in advance, upon the request of Clean Technologies or Investor, as the case may be’, all information relating to the transactions contemplated by the Transaction Documents that appear in any filing made in connection with the transactions contemplated hereby or thereby, other than any filing to be made by Investor to a regulator thereof.

7.12 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement may only be assigned to the same extent (and only by and to the same Persons) that membership interests in the Company are assignable pursuant to the terms of the Company LLC Agreement. Any attempted assignment of this Agreement other than in strict accordance with this section and the terms of the Company LLC Agreement shall be null and void ab initio and of no force or effect.

7.13 Relationship of Parties. This Agreement does not constitute a joint venture, association or partnership among the Parties. No express or implied term, provision or condition of this Agreement shall create, or shall be deemed to create, an agency, joint venture, partnership or any fiduciary relationship among the Parties.

[Remainder of page intentionally left blank. Signature pages to follow.]

IN WITNESS WHEREOF, each Party has caused this Equity Capital Contribution Agreement to be signed on its behalf as of the date first written above.

CLEAN TECHNOLOGIES II, LLC

By:
Name:
Title:

[Signature Page to the Equity Capital Contribution Agreement]

DIAMOND STATE GENERATION PARTNERS, LLC

By:
Name:
Title:

[Signature Page to the Equity Capital Contribution Agreement]

DIAMOND STATE GENERATION HOLDINGS, LLC

By:
Name:
Title:

[Signature Page to the Equity Capital Contribution Agreement]

MEHETIA INC.

By:
Name:
Title:

[Signature Page to the Equity Capital Contribution Agreement]

ANNEX 1 TO ECCA

AND COMPANY LLC AGREEMENT DEFINITIONS

“1940 Investment Company Act” means the Investment Company Act of 1940, as amended.

“25% Progress Payment” means, for any System, the initial payment by Project Company of 25% of the purchase price for such System as contemplated by the MESPA.

“75% Progress Payment” means, for any System, the final payment by Project Company of 75% of the purchase price for such System as contemplated by the MESPA.

“Acceptable Credit Party” means a commercial bank or other financial institution which maintains an office or corresponding office in the United States, whose long-term unsecured debt is rated “A-” or higher by S&P and “A3” or higher by Moody’s and which has a tangible net worth of at least $1,000,000,000.

“Accountant’s Certificate” means the independent accountant’s certification attesting to accuracy of all costs as required pursuant to the Guidance.

“Accounting Firm” means any of Deloitte Touche Tohmatsu, Ernst & Young, KPMG International, PricewaterhouseCoopers or any nationally-recognized Affiliate thereof, chosen by the Tax Matters Partner or otherwise reasonably approved by Class Majority Vote.

“Act” means the Delaware Limited Liability Company Act, Delaware Code Ann. 6, Sections 18-101, et seq. and any successor statute, as the same may be amended from time to time.

“Adjusted Capital Account” means the Capital Account of a Member (a) increased by the amount of potential deficit that the Member is deemed obligated to restore, calculated as described in the last sentence of Treasury Regulation Section l.704-2(g)(l) and the last sentence of Treasury Regulation Section l.704-2(i)(5), and (b) decreased by expected items described in Treasury Regulation Section l.704-l (b)(2)(ii)(d)(4), (5) and (6).

“Administrative Services Agreement” means the Administrative Services Agreement, dated as of the Initial Funding Date, among the Company, the Project Company and Bloom in the form attached as Exhibit C to the ECCA.

“Administrator” means Bloom or any replacement administrator under a Administrative Services Agreement. The Administrator is a “manager” of the Company within the meaning of the Act.

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For purposes of this definition, the term “control” (and correlative terms) means (l) the ownership of 50% or more of the equity interest i11 a Person, or (2) the power, whether by contract, equity ownership or otherwise, to direct or cause the direction of the policies or management of a Person. The Company shall be deemed to

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be an Affiliate of Clean Technologies prior to the Initial Funding (for purposes of representations and warranties), but shall not be deemed to be an Affiliate of any Member from and after the Initial Funding.

“Agreement” means the Company LLC Agreement if used in the Company LLC Agreement or the ECCA if used in the ECCA.

“Alternative Tax Program” means, if the Grant is unavailable, any successor cash grant, cash-based subsidy, tax refund or refundable credit program or, if none of the foregoing is available, the ITC.

“Annual Budget” is defined in Section 7.l(b) of the Company LLC Agreement.

“Applicable Laws” means all laws (including common law), constitutions, statutes, rules, regulations, ordinances, judgments, settlements, orders, decrees, injunctions, and writs of any Governmental Authority, in each case, having jurisdiction over Bloom, Clean Technologies, Mehetia, Credit Suisse Guarantor, the Administrator, the Company, the Project Company or the Systems, as applicable.

“Appraisal Method” means one appraiser shall be appointed by the holders of a majority of the Class A Membership Interests and one appraiser shall be appointed by the holders of a majority of the Class B Membership Interests, in each case, within fifteen (15) days of invocation of this procedure, which appraisers shall attempt to agree upon the fair market value of the Class B Membership Interests. If either holders of the Class A Membership Interests or holders of the Class B Membership Interests do not appoint their respective appraiser within five (5) days after the end of such fifteen (15) day period, the determination of the appraiser appointed by the other Person (if so appointed within such period) shall be conclusive and binding on the Members. If the appraisers appointed by the holders of Class A Membership Interests and the holders of Class B Membership Interests are unable to agree upon the fair market value of the Class B Membership Interests within thirty (30) days after the appointment of the second of such appraisers, the two appraisers shall appoint a third appraiser. In such case, the average of the determinations of the three appraisers shall be conclusive and binding on the Members, unless the determination of any of the appraisers differs from the middle determination by more than twice the amount by which the remaining determination differs from the middle determination, in which case the most disparate appraisal shall be excluded, and the average of the remaining two determinations shall be conclusive and binding on the Members.

“Bankruptcy” of a Person means the occurrence of any of the following events: (i) the filing by such Person of a voluntary case or the seeking of relief under any chapter of Title 11 of the United States Code, as now constituted or hereafter amended (the “Bankruptcy Code”), (ii) the making by such Person of a general assignment for the benefit of its creditors, (iii) the admission in writing by such Person of its inability to pay its debts as they mature, (iv) the filing by such Person of an application for, or consent to, the appointment of any receiver or a permanent or interim trustee of such Person or of all or any portion of its property, including the appointment or authorization of a trustee, receiver or agent under applicable law or under a contract to take charge of its property for the purposes of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of its creditors,

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(v) the filing by such Person of a petition seeking a reorganization of its financial affairs or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute, (vi) an involuntary case is commenced against such Person by the filing of a petition under any chapter of Title 11 of the Code and within 60 days after the filing thereof either the petition is not dismissed or the order for relief is not stayed or dismissed, (vii) an order, judgment or decree is entered appointing a receiver or a permanent or interim trustee of such Person or of all or any portion of its property, including the entry of an order, judgment or decree appointing or authorizing’ a trustee, receiver or agent to take charge of the property of such Person for the purpose of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of the creditors of such Person, and such order, judgment or decree shall continue unstayed and in effect for a period of 60 days, or (viii) an order, judgment or decree is entered, without the approval or consent of such Person, approving or authorizing the reorganization, insolvency, readjustment of debt, dissolution or liquidation of such Person under any such law or statute, and such order, judgment or decree shall continue unstayed and in effect for a period of 60 days. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede the definition of “Bankruptcy” set forth in Sections 18 101(1) and 18 304 of the Act.

“Base Case Model” means the financial model attached as Annex III to the ECCA and as Exhibit F to the Company LLC Agreement.

“Bloom” means Bloom Energy Corporation, a Delaware corporation.

“Bloom Guaranty” means the Guaranty made by Bloom for the benefit of Investor, dated on or about the date hereof.

“Brookside Site” means the Site described in the DDOT Site Lease.

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which commercial banks in New York City are authorized or required to be closed.

“Capital Account” means an account for each Member calculated as described in Section 4.2(b) of the Company LLC Agreement and used to distribute assets at liquidation as described in Section 10.2 of the Company LLC Agreement.

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property contributed to the Company with respect to the Membership Interests in the Company held or purchased by such Member.

“Capital Contributions Account” is defined in Section 4.3(c) of the Company LLC Agreement.

“Cause” means fraud, gross negligence or willful misconduct of the Managing Member, solely in that capacity.

“Certificate of Formation” has the meaning in the preliminary statements of the Company LLC Agreement.

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“Change of Control” means with respect to an entity, an event in which a Person or Persons who prior to a transaction or series of transactions, possessed, whether directly or indirectly, legally or beneficially:

(a)	50% or more of the equity, capital or profits interests of such entity; or

(b)	Control of such entity;

and as a result of a consummation of any transaction or series of transactions (including any merger or consolidation}, such Person or Persons fails to maintain, whether 4irectly or indirectly, legally or beneficially, either of the elements of control listed in (a) or (b) above.

“Claims” is defined in Section 3.6(a) of the Company LLC Agreement.

“Class A Member” means a Member holding one or more Class A Membership Interests.

“Class A Membership Interests” means membership interests in the Company that are held initially by Clean Technologies and have the rights described in the Company LLC Agreement.

“Class A Recapture Event” means an event or occurrence of any fact or circumstance that causes a Recapture Event that is not a Class B Recapture Event.

“Class B Member” means a Member holding one or more Class B Membership Interests.

“Class B Member CC Maximum Amount” means, for the Class B Member, an amount not to exceed the lesser of (i) $141,650,000 and (ii) such amount that makes such Class B Member’s actual or required net investment (Capital Contributions less actual pre-tax cash distributions from the Company to the Class B Member made and received to date) equal $65,000,000.

“Class B Membership Interests” means the membership interests in the Company that are initially held by Mehetia and having the rights described in the Company LLC Agreement.

“Class B Recapture Event” means (a) an event or occurrence of any fact or circumstance that causes a denial or recapture of all or a portion of a Grant that is directly attributable to (i) a breach of the representation made by a Class B Member under Section 3.11(c) of the Company LLC Agreement, (ii) a breach of the covenant made by a Class B Member under Section 3.12(f) of the Company LLC Agreement or (iii) any Transfer by a Class B Member or an Affiliate of a Class B Member prohibited by Sections 9.1, 9.3(e) or 9.4(c) of the Company LLC Agreement that causes the Company or Project Company to become a Disqualified Person, or (b) any act or omission by a Class B Member (excluding voting for a Major Decision), including any Transfer by a Class B Member or its Class B Membership Interests or a change in ownership of a Class B Member, that results in a recapture of the ITC or refundable credit under an Alternative Tax Program if an ITC or such refundable credit is elected pursuant to Section 7.5(b)(i) of the Company LLC Agreement and claimed by such Class B Member with respect to the Systems.

“Class Majority Vote” is defined in Section 3.2(f) of the Company LLC Agreement.

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“Clean Technologies” is defined in the preamble to the ECCA.

“Clean Technologies Indemnified Costs” means, with respect to any Class A Member, the following:

(a)	with respect to any indemnification, defense or hold harmless obligations under the Company LLC Agreement or the ECCA of Investor or Investor Guarantor, any and all damages, losses, claims, liabilities, demands, charges, suits, Taxes, penalties, costs, and reasonable expenses (including court costs and reasonable attorneys’ fees and expenses of one law firm for all Clean Technologies Indemnified Parties) incurred by such Clean Technologies Indemnified Parties, including with respect to Third Party Claims, resulting from or relating to any breach or default or misrepresentation by Investor (as itself or as a Class B Member, as applicable) or Investor Guarantor, of any representation, warranty, covenant, indemnity or agreement under the ECCA or any other Transaction Document, including any claim for fraud or willful misconduct on the part of Investor or Investor Guarantor relating to the ECCA or any other Transaction Document; and

(b)	with respect to any indemnification, defense or hold harmless obligations under the Company LLC Agreement or the ECCA (if applicable) of any Class B Member not covered under the preceding clause (a), any and all damages, losses, claims, liabilities, demands, charges, suits, Taxes, penalties, costs, and reasonable expenses (including court costs and reasonable attorneys’ fees and expenses of one law firm for all Clean Technologies Indemnified Parties) incurred by such Clean Technologies Indemnified Parties, including with respect to Third Party Claims, resulting from or relating to (i) any breach or default or misrepresentation by Class B Member or its Affiliate, as applicable, of any representation, warranty, covenant, indemnity or agreement under the ECCA or any other Transaction Document or (ii) any claim for fraud or willful misconduct on the part of Class B Member or its Affiliate relating to the ECCA or any other Transaction Document.

“Clean Technologies Indemnified Parties” means Clean Technologies and any person to whom Clean Technologies transfers any portion of its Class A Membership Interests in accordance with Article IX of the Company LLC Agreement, and each of their respective Affiliates (other than the Company or the Project Company) and each of their respective shareholders, partners members, officers, directors, employees, agents, and other representatives, and their respective successors and assigns.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” is defined in the preliminary statements to the ECCA.

“Company Distributable Cash” means, as of any date, all cash, cash equivalents and liquid investments (excluding Capital Contributions, Permitted Investments and any cash received in respect of the Grant) held by the Company as of such date less all reasonable reserves that, in the reasonable judgment of the Managing Member, are necessary or appropriate for the

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operation of the Company consistently with the Prudent Operator Standard. Reasonable reserves shall consist of any combination of the following reserves as reasonably determined by the Managing Member, without duplication: (i) necessary for payment of expenses included in the annual budget of the Company, (ii) necessary to prevent or mitigate an emergency situation, (iii)established with the prior written consent of the Members (by Class Majority Vote), (iv) necessary to allow the Company to meet expenses that are clearly identified and expected with reasonable certainty to become due, but that are not included in the annual budget of the Company, (v) necessary to ensure sufficient spare parts or the payment of operational and maintenance costs for each of the Systems, and (vi) one or more additional reserves not referred to in the preceding clauses of this definition of “Company Distributable Cash” that do not, together with the reserves reserved pursuant to clause (vi) of the definition of Project Company Distributable Cash, in the aggregate exceed $1,600,000.

“Company LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company, by and between Clean Technologies and Mehetia, substantially in the form of Exhibit D to the ECCA and dated as of the Initial Funding Date, as the same may be amended, supplemented or replaced from time to time.

“Company Minimum Gain” means the amount of minimum gain there is in connection with nonrecourse liabilities of the Company, calculated in the manner described in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

“Confidential Information” is defined in Section 11.12(a) of the Company LLC Agreement.

“Consult” or “Consultation” means to confer with, and reasonably consider and take into account the reasonable suggestions, comments or opinions of, another Person.

“Control” or “Controlled by” means the possession, directly or indirectly, of either of the following:

(i) in the case of a corporation, more than 50% of the outstanding voting securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or joint venture, the right to more than 50% of the distributions (including liquidating distributions) therefrom; (iii) in the case of a trust or estate, including a business trust, more than 50% of the beneficial interest therein; and (iv) in the case of any other entity, more than 50% of the economic or beneficial interest therein; or in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to exercise a controlling influence over the management of the entity.

“Control Agreement” means the Control Agreement to be entered into on or before the Initial Funding Date among Mehetia, Clean Technologies, the Company (or the Project Company) and the control agent party thereto, as the same may be amended from time to time.

“Credit Agreement” means the Credit Agreement to be entered into on or before the Initial Funding Date among Project Company, RBS Securities Inc., The Royal Bank of Scotland pie, as administrative agent and collateral agent, and the Lenders, as the same may be amended from time to time.

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“Credit Documents” means the Credit Agreement and all other documents executed or delivered in connection with the Credit Agreement, including, without limitation, the Interparty Agreement.

“Credit Suisse Guarantor” means Credit Suisse (USA), Inc.

“Credit Suisse Guaranty” means the Guaranty made by Credit Suisse Guarantor for the benefit of Clean Technologies, dated on or about the date hereof.

“CT Funding Amount’; means, on the Initial Funding Date or on any Subsequent Funding Date, an amount that is equal to the required Progress Contribution less (i) the applicable Loan Proceeds of the Lenders and (ii) the applicable Subsequent Funding Payment of the Investor.

“DDOT” means the Delaware Department of Transportation.

“DDOT Site Lease” means a Lease Agreement between DDOT and the Project Company to be entered into on or prior to the Initial Funding Date, as it may be amended to extend the term or otherwise.

“December Capital Contribution” means the Capital Contribution in the amount of $16,619,339.60 made by Clean Technologies to the Company on December 30, 2011 pursuant to the Capital Contribution Agreement dated December 30, 2011 among Bloom, Clean Technologies, the Company and the Project Company.

“Deposit Contribution” is defined in Section 2.2(b) of the ECCA.

“Depreciation” means for each Fiscal Year or part thereof, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for United States federal income tax purposes with respect to an asset for such Fiscal Year or part thereof, except that if the Gross Asset Value of an asset differs from its adjusted basis for United States federal income tax purposes at the beginning of such Fiscal Year, the depreciation, amortization, or other cost recovery deduction for such Fiscal Year or part thereof shall be an amount which bears the same ratio to such Gross Asset Value as the United States federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or part thereof bears to such adjusted tax basis. If such asset has a zero adjusted tax basis, the depreciation, amortization ,or other cost recovery deduction for each taxable year shall be determined under a method reasonably selected by the Managing Member and agreed to by Members representing a Class Majority Vote.

“Designated Transfers” is defined in Section 9.9 of the Company LLC Agreement.

“Disqualified Person” means (a) any federal, state or local government (or any political subdivision, agency or instrumentality thereof); (b) any organization described in Section 501(c) of the Code and exempt from tax under Section 501{a) of the Code; (c) any entity referenced in Section 54(j){4) of the Code; {d) any foreign person or entity as defined in Section 168{h)(2)(C) of the Code unless the exception under Section 168{h}(2)(B) of the Code applies with respect to income from the Project for that person; and {e) any partnership or other pass-through entity

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(including a single-member disregarded entity), other than a real estate investment trust as defined in Section 856(a} of the Code, any direct or indirect partner (or other holder of an equity or profits interest) of which is described in clauses (a) – (d); provided that a taxable C corporation, any of whose shareholders are ineligible to receive a Grant by virtue of being described in clauses (a) – (d) above will not be considered a Disqualified Person. Notwithstanding the above, a Person will not be treated as a Disqualified Person if it is demonstrated to the satisfaction of the Members that a Class A Recapture Event or Class B Recapture Event, as applicable, will not occur as a result of such Person owning a direct or indirect interest in the Company or Project Company; and provided, further that if and to the extent that Section 1603 of division B of the American Recovery and Reinvestment Act of 2009 is amended after the date of the Agreement , the definition of “Disqualified Person” under the Agreement shall be interpreted to conform to such amendment and any Treasury guidance with respect thereto.

“Distribution Date” means, in respect of every month commencing the month following the Initial Funding Date, the date that falls on the last Business Day of such month.

“Dollars” or “$”means the lawful currency of the United States of America.

“DPL” means Delmarva Power & Light Company, a DPSC regulated utility company.

“DPL Agreements” means the service applications between the Project Company and DPL with respect to the REPS Act and the Tariffs, whereby DPL shall (a) serve as the agent for collection of amounts due from Project Company (if any) and for disbursement of amounts due to Project Company under the QFCP-RC Tariff and (b) sell to Project Company natural gas under the Gas Tariff.

“DPL Site Lease” means a Lease Agreement between DPL and the Project Company to be entered into on or prior to the Initial Funding Date.

“DPSC” means the Delaware Public Service Commission, the Governmental Authority charged with regulating DPL and issuing the Tariffs.

“ECCA” means the Equity Capital Contribution Agreement with respect to the Company dated as of March 16, 2012 among Clean Technologies, the Company, the Project Company and Mehetia and all schedules and exhibits thereto.

“Effective Date” is defined in Section 11.16 of the Company LLC Agreement. “Energy” is defined in the MESPA.

“Encumbrance” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, mortgage, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Reports” means (a) the Phase I Environmental Site Assessment: Proposed Fuel Cell Facility (Brookside Site) prepared by Terracon Consultants, Inc., dated November 15, 2011, and (b) the Phase I Environmental Site Assessment: Proposed Fuel Cell Facility (Red Lion Site) prepared by Terracon Consultants, Inc., dated November 15, 2011.

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“Environmental Laws” means all Applicable Laws pertaining to the environment, human health, safety and natural resources, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), and the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §§ 6901 et seq.), and the Hazardous and Solid Waste Amendments Act of 1984, the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act (also known as the Clean Water Act) (33 U.S.C. §§ 1251 et seq.), the Toxic Substances Control Act (15 U.S.C.§§ 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300f et seq.), the Endangered Species Act (16 U.S.C. §§ 1531 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §§ 1801 et seq.), and any similar or analogous state and local statutes or regulations promulgated thereunder and decisional law of any Governmental Authority, as each of the foregoing may amended or supplemented from time to time in the future, in each case to the extent applicable with respect to the property or operation to which application of the term “Environmental Laws” relates.

“Equity Commitment Amount” means, with respect to Clean Technologies, $25,461,843 plus the Gross Asset Value of the membership interests in the Project Company transferred to the Company by Clean Technologies as shown in Schedule 4.2(b) to the Company LLC Agreement, and with respect to Mehetia, $41,650,000, subject to the limitation that at no time will the actual or required net investment (Capital Contributions less actual pre-tax cash distributions from the Company to Mehetia, as applicable made and received to date) by Mehetia exceed $65,000,000.

“Equity Contribution” is defined in Section 4.3 of the Company LLC Agreement.

“Equity Contribution Date” is defined in Section 4.3 of the Company LLC Agreement.

“Equity Contribution Notice” is defined in Section 4.3 of the Company LLC Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Execution Date” has the meaning given in the introductory paragraph of the ECCA.

“Exempt Wholesale Generator” means an “exempt wholesale generator” under PUHCA and the implementing regulations of FERC.

“Exhibits” means, in the case of the ECCA, the exhibits attached to the ECCA and in the case of the Company LLC Agreement, the exhibits attached to the Company LLC Agreement.

“Federal Power Act” or “FPA” means the Federal Power Act of 1935, as amended.

“FERC” means the Federal Energy Regulatory Commission and any successor thereto.

“Fiscal Year” is defined in Section 7.9 of the Company LLC Agreement.

“Flip Date” means the last day of the calendar month in which Class B Member achieves an Internal Rate of Return equal to or greater than the Target IRR.

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“Funding” means the Initial Funding or any Subsequent Funding, as the case may be.

“Funding Date” means the date of any Funding.

“Funding Notice” means a notice in the form of Exhibit I to the ECCA.

“Funding Payment” means, individually or collectively, the Initial Funding Payment and the Subsequent Funding Payments.

“GAAP” means generally accepted accounting principles as recognized by the American Institute of Certified Public Accountants, as in effect from time to time, consistently applied and maintained on a consistent basis for a Person throughout the period indicated and consistent with such Person’s prior financial practice.

“Gas Tariff” means DPL’s Service Classification “LVG-QFCP-RC” filed for gas service applicable to REPS Qualified Fuel Cell Provider Projects and approved by DPSC in Order no. 8062 dated October 18, 2011, as adopted and supplemented by DPSC’s Findings, Opinion and Order No.8079, dated December l, 2011.

“Governmental Approval” means all filings, notifications, orders, certificates, determinations, registrations, permits, licenses, approvals and authorizations with or of any Governmental Authority or other entity pursuant to Applicable Law.

“Governmental Authority” means any governmental department, commission, board, bureau, agency, court or other instrumentality of any country, state, province, county, parish or municipality, jurisdiction, or other political subdivision thereof.

“Grant” means a grant (or a portion thereof) under Section 1603 of the American Recovery and Reinvestment Tax Act of 2009 with respect to a System.

“Grant Application” means a Grant application to be filed with the Treasury under Section 1603 of the American Recovery and Reinvestment Tax Act of 2009 and all related guidance, regulations, notices, promulgations and announcements.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted tax basis for federal income tax purposes, except as follows:

(a)	the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the Gross Fair Market Value of such asset as of the date of contribution; provided that the initial Gross Asset Values of the assets contributed to the Company on the Initial Funding Date shall be shown in Schedule 4.2(b) to the Company LLC Agreement;

(b)	the Gross Asset Values of all Company assets shall be adjusted to equal their respective fair market values at the times described in Section 4.2(c) of the Company LLC Agreement;

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(c)	the Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the Gross Fair Market Value of such asset on the date of distribution;

(d)	the Gross Asset Values of all Company assets shall be adjusted to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are required to be taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the Managing Member determines that an adjustment pursuant to subsection (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d); and

(e)	if the Gross Asset Value of an asset has been determined or adjusted pursuant to subsection (a), (b) or (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset.

“Gross Fair Market Value” means, with respect to any asset, the fair market value of the asset as reasonably determined by the Managing Member and agreed to by Members representing a Class Majority Vote.

“Guaranteed Initial Delivery Date” has the meaning set forth in the QFCP-RC Tariff. “Guidance” means the guidance issued on July 9, 2009, by the Treasury for payments for specified energy property in lieu of tax credits under the American Recovery and Reinvestment Act of 2009 (as updated on March 15, 2010 and in April 2011), the Frequently Asked Questions and Answers issued by the Treasury on January 8, 2010 and June 25, 2010, as updated in April 2011, and any other guidance or clarification, addition or supplement thereto issued by the Treasury or any other Governmental Authority.

“Hedge Support” means any letters of credit, guarantees, bonds, surety contracts and other credit support arrangements (and any related reimbursement obligation) to support the payment and performance obligations of the Project Company under any hedge agreement to which the Project Company is a party.

“HSR Act” means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended and the regulations adopted thereunder.

“Independent Accounting Firm” means an accounting firm that is mutually acceptable to Class A Members holding a majority of the Class A Membership Interests, and Class B Member and if the foregoing Members cannot agree, then one of Deloitte Touche Tohmatsu, Ernst & Young, KPMG International or PricewaterhouseCoopers as chosen by the Managing Member; provided that, any such accounting firm is not the Accounting Firm.

“Independent Engineer” means SAIC Energy, Environment & Infrastructure, LLC.

“Independent Engineer Report” means the report of the Independent Engineer to be dated on or before the Initial Funding Date.

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“Indemnified Costs” means Investor Indemnified Costs or Clean Technologies Indemnified Costs, as the context requires.

“Indemnified Party” means an Investor Indemnified Party or Clean Technologies Indemnified Party, as the context requires.

“Indemnifying Party” means Mehetia or Clean Technologies, as the context requires.

“Initial Funding” is defined in Section 2.3 of the ECCA.

“Initial Funding Date” means the date described in Section 2.3 of the ECCA.

“Initial Funding Payment” is defined in Section 2.2(a) of the ECCA.

“Initial Funding Termination Date” means March 31, 2014 or any later date agreed to by Investor and Clean Technologies.

“Insurance Report” means the Insurance Due Diligence Summary prepared by Moore McNeill, LLC, to be dated on or before the Initial Funding Date.

“Interconnection Point” is defined in the MESPA.

“Internal Rate of Return” means, with respect to Class B Member and at any time of determination, the discount rate that sets A equal to B, where A is the present value of (a) cash (including the proceeds of any Grant, or, if elected pursuant to Section 7.5(b)(i) of the Company LLC Agreement, the proceeds of any similar successor cash program or cash received from an Alternative Tax Program) distributed to Class B Member and, if the ITC is elected pursuant to Section 7.5(b)(i) of the Company LLC Agreement and the Class B Member consents in writing to inclusion of such ITC in its Internal. Rate of Return, the value of any ITC claimed on Systems to the extent allocated to Class B Member assuming a 35% federal income tax rate plus (b) any indemnity payments received by Class B Member that compensate for loss of any item listed in the foregoing clause (a), and B is the present value of the various Capital Contributions made by Class B Member.

“Interparty Agreement” means an Interparty Agreement to be entered into on or before the Initial Funding Date among the Project Company, Company, Clean Technologies, Investor and The Royal Bank of Scotland pie, as the same may be amended from time to time.

“Investor” is defined in the preliminary statements to the ECCA. “Investor Guarantor” means the Credit Suisse Guarantor. “Investor Guaranty” means the Credit Suisse Guaranty.

“Investor Indemnified Costs” means, with respect to Class B Member, the following:

(a)

with respect to any indemnification, defense or hold harmless obligations under the Company LLC Agreement or the ECCA of Clean Technologies or its Affiliates, any and all damages, losses, claims, liabilities, demands, charges, suits, Taxes, penalties, costs, and reasonable expenses (including court costs and reasonable attorneys’ fees and expenses of one law firm for all Investor

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Indemnified Parties) incurred by such Investor Indemnified Parties, including with respect to Third Party Claims, resulting from or relating to (i) any breach or default or misrepresentation by Clean Technologies (as itself or as a Class A Member, Managing Member or Tax Matters Partner) or any Affiliate of Clean Technologies, as applicable, of any representation, warranty, covenant, indemnity or agreement under the ECCA or any other Transaction Document, including (A) in its capacity as Managing Member under the Company LLC Agreement in accordance with the terms thereof and (B) in its capacity as Tax Matters Partner under Section 7.7(b) and Section 7.7(c) of the Company LLC Agreement in accordance with the terms thereof, (ii) any claim for fraud or willful misconduct on the part of Clean Technologies or any Affiliate of Clean Technologies relating to the ECCA or any other Transaction Document, (iii) resulting from Project Company (or any of the Systems) not qualifying for (or becoming disqualified under) the REPS Act or the Tariffs as a result of any act or omission by Bloom or any Affiliate of Bloom (including, without limitation, (A) Bloom failing to achieve commercial operation (as defined in the QFCP-RC Tariff) of 5 MW of Systems by March 31, 2013 (unless such date has been extended in accordance with the QFCP-RC Tariff), (B) Bloom failing to achieve commercial operation (as defined in the QFCP-RC Tariff) of 30 MW of Systems, of which at least 20 MW of Systems were actually manufactured by Bloom in the State of Delaware by September 30, 2014 (unless such date has been extended in accordance with the QFCP-RC Tariff), (C) Bloom failing to be manufacturing fuel cells capable of being powered by renewable fuels from a permanent manufacturing facility located in the State of Delaware as of the date-of Commencement of Operations (as defined in the MESPA) of the full nameplate capacity of the Portfolio, or (D) any of the acts or omissions set forth in Section 4.3 of the MESPA}, (iv) Bloom failing to be in compliance with the Letter Agreement (including, if so required by the State of Delaware, posting the security referred to in the Letter Agreement upon or prior to the Commencement of Operation of the first System) or (v) any surcharges pursuant to the Tariffs being deemed a tax under Delaware law; and

(b)	with respect to any indemnification, defense or hold harmless obligations under the Company LLC Agreement or the ECCA (if applicable) of any other Class A Member not covered under the preceding clause (a), any and all damages, losses, claims, liabilities, demands, charges, suits, Taxes, penalties, costs, and reasonable expenses (including court costs and reasonable attorneys’ fees and expenses of one law firm for all Investor Indemnified Parties) incurred by such Investor Indemnified Parties, including with respect to Third Party Claims, resulting from or relating to (i) any breach or default or misrepresentation by such Class A Member or its Affiliate, as applicable, of any representation, warranty, covenant, indemnity or agreement under the ECCA or any other Transaction Document or (ii) any claim for fraud or willful misconduct on the part of such Class A Member or its Affiliate relating to the ECCA or any other Transaction Document.

“Investor Indemnified Parties” means the Mehetia Indemnified Parties.

“IP Rights” is defined in Section 3.1(x) of the ECCA.

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“ITC” means the 30% investment tax credit under Section 48 of the Code. “IRS” means the Internal Revenue Service or any successor agency.

“Knowledge” means, with respect to Clean Technologies, the Company and the Managing Member, the actual knowledge after due inquiry of the senior managers of the Company listed below in the positions set forth next to such person’s name or their successors or replacements in such positions.

Name	Position

William H. Kurtz	President

William E. Brockenborough	Vice President, General Manager

Martin J. Collins	Vice President

Scott Reynolds	Vice President

Kevin Passalacqua	Vice President

Manford Leonard	Vice President, Secretary

“kW” means kilowatt or one thousand watts of Energy.

“Legal Requirement” means any law (including common law), statute, act, decree, ordinance, rule, directive (to the extent having the force of law) order, treaty, code or regulation (including any of the foregoing relating to health or safety matters or any Environmental Law) or any interpretation of any of the foregoing, as enacted, issued or promulgated by any Governmental Authority, including all amendments, modifications, extensions, replacements or re-enactments thereof.

“Lenders” means The Royal Bank of Scotland pie and the various financial institutions party to the Credit Agreement in their capacity as lenders thereunder.

“Letter Agreement” means that certain Letter Agreement dated October 10, 2011 between Bloom and the State of Delaware, as may be amended from time to time.

“Liens” means any liens, pledges, claims, security interests, easements, rights of way, mortgages, deeds of trust, covenants, restrictions, rights of first refusal or defects in title.

“LLC Agreement Termination Date” is defined in Section 2.4 of the Company LLC Agreement.

“Loan Proceeds” is defined in Section 2.7(h) of the ECCA.

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“Major Decisions” means:

With respect to the Pre-Flip Period, any of the following:

(a)	Any sale, lease or other voluntary disposition of assets of the Project Company or Membership Interests in the Project Company with an aggregate fair market value in excess of $250,000 during any 12 month period, but excluding sales of (i) energy sold under the PJM Agreements or excess energy produced by Systems, (ii) environmental attributes of energy sales (such as renewable energy credits and carbon allowances), (iii) ancillary benefits of energy sales (such as capacity credits) and (iv) surplus or obsolete assets;

(b)	The Company or the Project Company taking action to (i) cancel, suspend or terminate any Material Contract, (ii) assign, release or relinquish the rights or obligations of (or any security posted by) any party to, or amend (A) the DPL Agreements, the PJM Agreements, the Credit Agreement, the Interparty Agreement, any Collateral Document (as defined in the Credit Agreement) or any other Credit Document (solely to the extent the amendment of any other such Credit Document could reasonably be expected by the Managing Member to have a Material Adverse Effect on the Class B Members), other than any such assignment or release made in accordance with its express terms, or (B) any other Material Contract if (with respect to this clause (B) only) any of the foregoing items in this clause (ii) could reasonably be expected to have a Material Adverse Effect on the Company or the Project Company, (iii) renew or enter into any replacement Material Contract except to the extent such renewal or replacement is on substantially the same terms as the original Material Contract, (iv) replace the Administrator under the Administrative Services Agreement, (v) replace the manager or operator under the MOMA, or (vi) enter into any new Material Contract; provided that none of the following will be considered a Major Decision: (v) taking any of the actions referred to above in this paragraph (b) in connection with a Material Contract with respect to assets that are excluded from paragraph (a) above, (w) entry into the DPL Agreements or the PJM Agreements, (x) taking any of the actions referred to above in this paragraph (b) if such actions (1) are required by any Governmental Authority or (2) involve agreements or instruments as to which such actions otherwise are permitted under the Company LLC Agreement, (y) the replacement of (I) any permit or (2) any Hedge Support with other Hedge Support that provides up to a comparable amount of credit support with comparable obligations, and (z) the enforcement or management of contracts with suppliers;

(c)	The Company adopting, amending or exceeding the Annual Budget for the Project Company, except that the following will not be considered a Major Decision: (i) adoption of an Annual Budget containing an aggregate expense amount for any Fiscal Year that is not more than [***] above the annual spending projected in the Base Case Model for such Fiscal Year or [***] above the aggregate expense amount reflected in the Annual Budget for the previous Fiscal Year, (ii) spending up to [***] of the aggregate expense amount reflected in the Annual Budget for a Fiscal Year and (iii) emergency spending above the [***] limit, except that non-recurring budget items that are not included in the Base Case Model and that are not incurred or expected to be incurred in the Ordinary Course of Business will be excluded when applying the percentages in this paragraph;

[***] Confidential Treatment Requested

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(d)	Approval of any transactions (other than other transactions contemplated by any of the Transaction Documents) between the Company or the Project Company, as the case may be, and any member thereof, the Administrator, or any Affiliates of any member of the Company or the Project Company, other than those entered into on an arm’s length basis;

(e)	Any settlement of claims, litigation, arbitration, criminal investigation or criminal proceedings (excluding the payment of undisputed liquidated damages) involving the Company, the Project Company or the Managing Member (only to the extent such investigation or proceeding relates to its actions or failure to act in such capacity) or any of their respective officers, managers or directors except if the settlement is not with any Affiliate of Bloom and, as a result of such settlement, the Company and/or the Project Company would not be obligated to pay more than $250,000 in the aggregate;

(f)	Change, amend or substitute the insurance required to be maintained by the Company pursuant to the ECCA or the Company LLC Agreement in a manner that would cause such insurance to be materially different from the insurance requirements prescribed therein;

(g)	Any action that would cause the Company or the Project Company to engage in any business or activity that is not within the purpose of such entity, as set forth in such entity’s organizational documents, or to change such purpose;

(i)	any action that would cause the Company to remove the Managing Member or fill any vacancy for the Managing Member as provided in Section 8.2(c) of the LLC Agreement or any action that would cause the Project Company to remove the manager of the Project Company or fill any vacancy for the manager of the Project Company, (ii) any merger or consolidation of the Company or the Project Company, (iii) the acquisition of all or substantially all of the assets or ownership interests of another Person, (iv) sale of all or substantially all of the assets of the Company or the Project Company and (vi) the taking of any action by the Company or the Project Company described in clauses (i), (ii), (iii), (iv), (v) or (vi) of the definition of “Bankruptcy”;

(h)	Granting of any Encumbrance on the assets or rights of the Company or the assets and rights of the Project Company other than Permitted Liens;

(i)	Any incurrence or guarantee of indebtedness for borrowed money or capitalized lease obligations in excess of $1,000,000 (other than capital leases) in the aggregate for the Company and the Project Company;

(j)	Any issuance or redemption by the Company or Project Company of any Membership Interests or other equity interest of any kind in the Company or Project Company other than any issuance permitted under Section 4.1(c) of the Company LLC Agreement;

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(k)	Any amendment or cancellation of the certificate of formation of the Company or the Project Company or amendment of the Project Company LLC Agreement;

(l)	The admission of any additional member in the Company or Project Company, other than pursuant to terms of the Company LLC Agreement or Project Company LLC Agreement;

(m)	The hiring by the Company or the Project Company of any employees or entering into any bonus, profit sharing, thrift, compensation, option, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund policy or arrangement for the benefit or welfare of any directors, officers or employees of the Company or the Project Company;

(n)	Any change in the Company’s or Project Company’s legal form or any recapitalization, liquidation, winding-up or dissolution of the Company or Project Company (except as permitted under the Company LLC Agreement or the Project Company LLC Agreement);

(o)	Permitting (i) the possession of property of the Company by any Member, (ii) the assignment, transfer or pledge of rights of the Company in specific property of the Company for other than a Company purpose or other than for the benefit of the Company or (iii) any commingling of the funds of the Company with the funds of any other Person;

(p)	Electing that the Company be treated other than as a partnership for United States federal income tax purposes or electing that the Project Company be treated other than as a “disregarded entity” for United States federal income tax purposes;

(q)	Amending, or choosing to fail to obtain or, as a result of the breach of its terms, causing the revocation of, any governmental approval required for the operation, ownership, management or maintenance of the Systems or the sale or transmission of electric energy in a manner that would have a Material Adverse Effect or fail to maintain the status of the Company as an Exempt Wholesale Generator or taking any action that would cause the Company to cease to be an Exempt Wholesale Generator or a member of PJM;

(r)	Engaging in any speculative financial activities, excluding (i) sales of energy and (ii) other hedge or swap arrangements, renewable energy credit sales, forward contracts and similar transactions and other transactions in effect on the Initial Funding Date or any Subsequent Funding Date, as applicable, for the Systems and replacements therefor, in each case, entered into in the Ordinary Course of Business for the Portfolio;

(s)	Lending any funds from the Company to any Person;

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(t)	Engaging in any act that, if taken, would reasonably be expected to cause a Class A Recapture Event;

(u)	If a Grant is not available with respect to certain Systems, electing under any Alternative Tax Program pursuant to Section 7.5(b)(i) of the Company LLC Agreement;

(v)	Ordering the purchase of a System other than for the Project;

(w)	Not pursuing the rights and remedies under any agreement with Bloom or its Affiliates after a failure to cure within the applicable cure period, including, without limitation, the MOMA, the MESPA or the Administrative Services Agreement;

(x)	Selling or disposing of any energy calls purchased on or prior to the Initial Funding Date other than at or around their expiration date;

(y)	Authorizing or permitting the Company to make a capital contribution to the Project Company except in accordance with Sections 4.3 and 4.4 of the LLC Agreement;

(aa)	Making any material tax election, or causing the Company to cause the Project Company to make any material tax election, other than as provided in the Company LLC Agreement;

(bb)	Taking any act in contravention of or in breach of the Company LLC Agreement or the organizational documents of the Company or the Project Company;

(cc)	Causing the Company or causing the Company to cause the Project Company to change its method of accounting, except as required by GAAP, or taking any action with respect to accounting policies or procedures, unless required by GAAP;

(dd)	Making any distribution to any Member or causing any distribution to be made by the Company or the Project Company except as specified in the Company LLC Agreement or Project Company LLC Agreement;

(ee)	Causing the Company or causing the Company to cause the Project Company to knowingly take or omit to take any action that would result in a material breach or an event of default, or that would permit or result in the acceleration of any obligation or termination of any right, under any Material Contract;

(ff)	Causing the Company or causing the Company to cause the Project Company to form any Person, including any Subsidiaries; and

(gg)	Taking any action in violation of, or inconsistent with, the REPS Act or any of the Tariffs, including, without limitation causing the Project Company to sell any electricity other than to PJM.

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With respect to the period following the Flip Date, the matters in paragraph (a) above shall be Major Decisions, except that any such matter will be a Major Decision only with respect to the sale, lease or other voluntary disposition of assets at a price other than for fair market value, and the matters in clauses (g), (o) and (p) shall also be Major Decisions.

“Majority Vote” is defined in Section 3.2(f) of the Company LLC Agreement.

“Managing Member” is defined in Section 8.2Ca) of the Company LLC Agreement.

“Material Adverse Effect” means a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Project Company, excluding any effect resulting from (a) effects of weather or meteorological events, (b) general industry strikes, work stoppages or other labor disturbances, or (c) the execution or delivery of the Transaction Documents or the transactions contemplated in them or the announcement of such transactions. An adverse effect will be considered “material” under this definition for purposes of the conditions precedent to closing in Sections 2.5, 2.6, 2.7 and 2.8 of the ECCA if it will cause a reduction of at least $1,000,000 in the aggregate, across one or more conditions precedent, in the sum of the net present values of the Grants and Project Company Distributable Cash from the Portfolio through the Flip Date as projected in the Base Case Model. An adverse effect will be considered “material” under this definition for purposes of any post-closing indemnities for breach of representations if it is reasonably likely to cause a reduction of at least $1,000,000 in the aggregate in the sum of the net present values of the Grants and Project Company Distributable Cash from the Portfolio over the period from the Initial Funding Date through the Flip Date as projected in the Base Case Model. The net present value will be calculated by discounting to the Initial Funding Date for the Portfolio, a Grant and Project Company Distributable Cash received through the date of calculation and discounting the remaining Grants and cash through the projected Flip Date in the Base Case Model using the Target IRR as the discount rate.

“Material Contract” means (a) a contract for the sale of electricity or transmission services of a System for a term of more than one year, (b) a contract, lease, indenture or security agreement under which the Company or the Project Company (i) has created, incurred, assumed or guaranteed any indebtedness for borrowed money or obligations under any lease that, in accordance with GAAP, or international financial reporting standards, as applicable, should be capitalized, (ii) has created a mortgage, security interest or other consensual encumbrance on any property with a fair market value of more than $250,000 (other than any Permitted Liens), or (iii) has a reimbursement obligation in respect of any letter of credit, guaranty, bond, or other credit or collateral support arrangement required to be maintained by the Project Company under the terms of any contract referred to in clause (a) above, (c) a contract for management, operation or maintenance of the Company, the Project Company or a System that requires payments of more than $250,000, (d) a product warranty or repair contract by or with a manufacturer or vendor of equipment owned or leased by the Project Company with a fair market value of more than $250,000, (e) any other contract that is expected to require payments by the Company or the Project Company, in the aggregate, of more than $250,000 per calendar year and (f) the MESPA, the DPL Agreements, the PJM Agreements, the MOMA, the Site Leases, the Credit Agreement, the Interparty Agreement, the Collateral Documents (as defined in the Credit Agreement), any other Credit Document, the Administrative Services Agreement or any Transaction Document.

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“MBR Authority” is defined in Section 2.7(n) of the ECCA.

“Mehetia” is defined in the preamble to the ECCA.

“Mehetia Indemnified Parties” means Mehetia and any person to whom Mehetia transfers any portion of its Class B Membership Interests in accordance with Article IX of the Company LLC Agreement, and each of their respective Affiliates and each of their respective shareholders, partners members, officers, directors, employees, agents, and other representatives, and their respective successors and assigns.

“Member” means any Person executing the Company LLC Agreement as of the date of the Company LLC Agreement as a member of the Company or any Person admitted to the Company as a member as provided in the Company LLC Agreement (each in the capacity as a member of the Company), but does not include any Person who has ceased to be a member of the Company.

“Member Loan” means any loan or advance made by (i) a Class B Member to the Company or (ii) the Company to the Project Company, pursuant to Section 4.5 of the Company LLC Agreement.

“Member Nonrecourse Debt” means “partner nonrecourse debt” as defined in Treasury Regulation Section l.704-2(b)(4). An example is where a Member or a person related to the Member makes a loan on a nonrecourse basis to the Company.

“Member Party” is defined in Section 3.6(a) of the Company LLC Agreement. “Membership Interest” means the interest of a Member in the Company, including rights to distributions (liquidating or otherwise), allocations, and to vote, consent or approve, if any.

“MESPA” means the Master Energy Server Purchase Agreement, dated as of the Initial Funding Date, between Bloom and the Project Company.

“Minimum Gain Attributable to Member Nonrecourse Debt” means the amount of minimum gain there is in connection with a Member Nonrecourse Debt, calculated in the manner described in Treasury Regulation Section l.704-2(i)(3).

“MOMA” means the Master Operation and Maintenance Agreement, dated as of the Initial Funding Date, between the Project Company and the Operator, as such agreement may be amended, supplemented or replaced from time to time.

“Moody’s” means Moody’s Investor Service, Inc.

“MW” means megawatt or one million watts of Energy.

“Nonrecourse Deduction” means a deduction for spending that is funded out of nonrecourse borrowing by the Company or that is otherwise attributable to a “nonrecourse liability” of the Company within the meaning of Treasury Regulation Section l.704-2.

“Notice” is defined in Section 11.1 of the Company LLC Agreement.

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“Operations Report” is defined in Section 7.1(a) of the Company LLC Agreement.

“Operator” means Bloom.

“Ordinary Course of Business” means the ordinary conduct of business consistent with past custom and practice (including with respect to quantity and frequency).

“Original Operating Agreement” is defined in the preliminary statements of the Company LLC Agreement.

“Party” means, for purposes of the ECCA, a party to the ECCA and for purposes of the Company LLC Agreement, a party to the Company LLC Agreement.

“Percentage Interest” means the percentage interest shown for a Class A Member or Class B Member, as applicable, in Schedule 4.2(d) of the Company LLC Agreement as updated from time to time.

“Permitted Encumbrance” means Encumbrances provided for under the Transaction Documents, liens for Taxes not yet due and payable for which adequate reserves have been provided in accordance with GAAP and restrictions on transfer of the Membership Interests under any applicable federal, state or foreign securities law.

“Permitted Investments” means any of the following having a maturity of not greater than one year from the date of issuance thereof: (a) readily marketable direct obligations of the government of the United States of America or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States of America, (b) insured certificates of deposit of or time deposits with any commercial bank that is a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1,000,000,000.00 or (c) commercial paper issued by any corporation organized under the laws of any State of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s Investors Service, Inc. or “A-1” (or the then equivalent grade) by Standard & Poor’s Corporation.

“Permitted Liens” means (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, employees’, contractors’, operators’ or other similar Liens or charges securing the payment of expenses not yet due and payable that were incurred in the Ordinary Course of Business of the Project Company or for amounts being contested in good faith and by appropriate proceedings, (c) trade contracts or other obligations of a like nature incurred in the Ordinary Course of Business of the Project Company, (d) obligations or duties to any Governmental Authority arising in the Ordinary Course of Business (including under licenses and permits held by the Project Company and under all applicable laws, rules, regulations and orders of any Governmental Authority), (e) obligations or duties under easements, leases or other property rights, (f) Liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves in accordance

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with GAAP, bonds or other security have been provided or are fully covered by insurance, (g) Liens of record and zoning and other land use restrictions that do not impair the value or intended use of a System, (h) security interests granted to satisfy credit support obligations or margin requirements under any existing or subsequently entered into power purchase agreement, power sales agreement, natural gas supply agreement (including the DPL Agreements), or swap or hedge agreement, in each case, in which the Project Company (but not any Affiliate of the Project Company) is the counterparty to such agreement, (i) Permitted Encumbrances, (j) with respect to the Project Company, easements, rights-of-way, restrictions, reservations and other similar encumbrances and exceptions to title existing or incurred in the ordinary course of business that, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Clean Technologies and the Project Company, taken as a whole, (k) Liens created pursuant to any Credit Document and (l) all other encumbrances and exceptions that are incurred in the Ordinary Course of Business of the Portfolio, are not incurred for borrowed money, and do not have a Material Adverse Effect on either the use of any material assets of the Project Company as currently used or the value of any such assets; provided, however, that the foregoing excludes any Liens held by Bloom or its Affiliates.

“Permitted Transfers” is defined in Section 9.5 of the Company LLC Agreement.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, or other entity.

“PJM” means PJM Interconnection, LLC, a regional transmission organization.

“PJM Agreements” is defined in the QFCP-RC Tariff.

“PJM Grid” means the PJM electricity transmission grid.

“PJM Market” means the PJM Interchange Energy Market which Project Company is to sell all of its energy, capacity, ancillary services and environmental attributes pursuant to the QFCP-RC Tariff and the PJM Agreements, and any PJM successor market.

“Placed in Service” means with respect to any System, the completion of or the performance of all of the following activities: (1) obtaining the necessary licenses and permits for the operation of the System and sale of Energy, capacity, ancillary services and RECs generated by (or attributable to) the System, (2) completion of critical tests necessary for proper operation of such System, (3) synchronization of such System onto the PJM Grid, and (4) the commencement of daily operation of such System.

“Portfolio” is defined in the preliminary statements of the ECCA.

“Pre-Flip Period” means the period commencing on the Initial Funding Date and ending on the Flip Date.

“Prime Rate” means a rate per annum equal to the lesser of (a) the prime rate published from time to time in The Wall Street Journal, and (b) the maximum rate permitted by Applicable Laws.

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“Pro Rata Shares” means, with respect to (i) any Class A Member, such Class A Member’s Class A Membership Interests divided by the aggregate Class A Membership Interests of all Class A Members or (ii) any Class B Member, such Class B Member’s Class B Membership Interests divided by the aggregate Class B Membership Interests of all Class B Members.

“Progress Contributions” is defined in Section 2.2(b)(ii) of the ECCA.

“Project” is defined in the preliminary statements of the ECCA.

“Project Company” means Diamond State Generation Partners, LLC.

“Project Company Distributable Cash” means, as of any date, all cash, cash equivalents and liquid investments (excluding Capital Contributions, Permitted Investments and any cash received in respect of the Grant) held by the Project Company as of such date less all reasonable reserves that, in the reasonable judgment of the manager of the Project Company, are necessary or appropriate for the operation of the Project Company or the Systems consistently with the Prudent Operator Standard. Reasonable reserves shall consist of any combination of the following reserves as reasonably determined by the manager of the Project Company, without duplication: (i) necessary for payment of expenses included in the Annual Budget, (ii) necessary to prevent or mitigate an emergency situation, (iii) established with the prior written consent of the Members (by Class Majority Vote), (iv) necessary to allow the Project Company to meet expenses that are clearly identified and expected with reasonable certainty to become due, but that are not included in the Annual Budget, (v) necessary to ensure sufficient spare parts or the payment of operational and maintenance costs for each of the Systems and (vi) one or more additional reserves not referred to in the preceding clauses of this definition of “Project Company Distributable Cash” that do not, together with the reserves reserved pursuant to clause (vi) of the definition of Company Distributable Cash, in the aggregate exceed $1,600,000.

“Project Company LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Project Company, substantially in the form of Exhibit E to the ECCA, and dated as of the Initial Funding Date, as the same may be amended, supplemented or replaced from time to time.

“Projected Contribution Schedule” means the projected schedule of Capital Contributions to be made by Clean Technologies and Investor at each Funding attached to the ECCA as Annex II.

“Prudent Operator Standard” means that a Person will (i) perform its duties in compliance with the requirements of the Material Contracts, (ii) perform the duties in accordance with commercially reasonable applicable fuel cell industry standards (A) taking into account through the Flip Date the need to maintain qualification for a Grant (or if unavailable, the Alternative Tax Program) and to avoid any Class A Recapture Event and (B) that the Portfolio must qualify for and remain qualified to receive service under the QFCP-RC Tariff, and (iii) use sufficient and properly trained and skilled personnel.

“PUHCA” means the Public Utility Holding Company Act of 2005 and FERC’s implementing regulations.

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“Purchase Option” is defined in Section 9.7 of the Company LLC Agreement. “Purchase Option Date” is defined in Section 9.7 of the Company LLC Agreement.

“Purchase Option Price” means the greater of (i) the fair market value of the Class B Membership Interests on the Purchase Option Date as determined by agreement between Class B Member transferring its Class B Membership Interests and the Class A Members and (ii) an amount sufficient to cause Class B Member to achieve an Internal Rate of Return equal to [***]%; provided, however, that should Class B Member transferring its Class B Membership Interests and the Class A Members fail to agree on such fair market value within 30 days of the date on which the Purchase Option Exercise Notice is provided, such fair market value shall be determined by the Appraisal Method which shall be then automatically invoked unless all of the Members otherwise agree in writing.

“Purchase Option Exercise Notice” is defined in Section 9.7 of the Company LLC Agreement.

“QFCP-RC Tariff” means DPL’s Service Classification “QFCP-RC” for REPS Qualified Fuel Cell Provider Projects as approved by DPSC in Order no. 8062 dated October 18, 2011, as adopted and supplemented by DPSC’s Findings, Opinion and Order No. 8079, dated December l, 2011.

“Quarter” means a calendar quarter.

“Qualified Transferee” means, with respect to any proposed Transfer, (A) an entity that (i) has (x) owned or operated for a period of at least three (3) years (within the then most recent four year period), and at the time of such Transfer continues to own and operate, solid oxide fuel cell power generating systems or (y) engaged a Person who has owned or operated for a period of at least three (3) years (within the then most recent four year period), and at the time of such Transfer continues to own and operate, solid oxide fuel cell power generating systems, and (ii) either (x) has a credit rating of “BBB-” or higher by S&P and “Baa3” or higher by Moody’s, or (y) has annual revenues of not less than $5,000,000 and a tangible net worth of at least $200,000,000 or (B) such other entity with respect to which the consent of Investor has been obtained.

“Recapture Claim” means a written notice provided by the Class A Members to the Company and Class B Member with respect to Recapture Damages caused by a Class B Recapture Event or by Class B Member to the Company and the Class A Members with respect to Recapture Damages caused by a Class A Recapture Event.

“Recapture Damages” means the amount of (i) any portion of any payment required to be made to the United States of America (or any agency or instrumentality thereof), as applicable, resulting from all or any portion of the Grant or any successor grant program or cash-based subsidy being “recaptured” or denied that is paid by Class B Member, in the case of a Class A Recapture Event, or by the Class A Members, in the case of a Class B Recapture Event, and (ii) with respect to a Member if the Grant, any successor grant program or cash-based subsidy is unavailable with respect to any System, such Members’ share of any payment required to be made by such Member to the United States of America (or any agency or instrumentality thereof) resulting from the recapture or denial of all or any portion of any refundable tax credit or ITC with respect to such System.

[***] Confidential Treatment Requested

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“Recapture Event” means an event that results in denial or recapture of the Grant, or any Alternative Tax Program, or a portion thereof, by Treasury or any other Governmental Authority.

“Recapture Period” means, with respect to any System, the period from the date on which the System is placed in service for federal income tax purposes until the 5th anniversary of the date the System is placed in service for federal income tax purposes.

“RECs” means any credits, credit certificates, green tags or similar environmental or green energy attributes (such as those for greenhouse reduction or the generation of green power or renewable energy) created by a governmental agency or independent certification board or group generally recognized in the electric power generation industry, and generated by or associated with the System or electricity produced therefrom, but excluding the Grants and ITC.

“Red Lion Site” means the Site described in the DPL Site Lease. “Refund Notice” is defined in Section 2.2(g) of the ECCA. “Refund Payment Date” is defined in Section 2.2(g) of the ECCA

“Representatives” means, with respect to any Person, the managing member(s), the officers, directors, employees, representatives or agents (including investment bankers, financial advisors, attorneys, accountants, brokers and other advisors) of such Person, to the extent that such officer, director, employee, representative or agent of such Person is acting in his or her capacity as an officer, director, employee, representative or agent of such Person.

“REPS Act” means the Renewable Energy Portfolio Standards Act, as amended most recently by S.B. 124, enacted July 10, 2011 (Title 26, Chap. 1, section 351 et seq. of the Code of the State of Delaware).

“Required Ratings” means a long-term senior unsecured credit rating, long-term local issuer credit rating or insurer financial strength rating of at least A- by Standard & Poor’s Corporation or A3 by Moody’s Investors Service, Inc. or, if either agency is not then in the business of providing ratings, equivalent ratings from any other entity that is then a nationally recognized statistical rating organization.

“Sale Notice” is defined in Section 9.8(a) of the Company LLC Agreement.

“Sale Option” is defined in Section 9.8(a) of the Company LLC Agreement.

“Sale Option Date” is defined in Section 9.8(a) of the Company LLC Agreement.

“Sale Price” means the fair market value of the Class B Membership Interests on the Sale Option Date as determined by agreement between Class B Member transferring its Class B Membership Interests and the Class A Member; provided, however, that should Class B Member transferring its Class B Membership Interests and the Class A Member fail to agree on such fair market value within 30 days of the date on which the Sale Notice is provided, such fair market value shall be determined by the Appraisal Method which shall be then automatically invoked unless otherwise agreed by all of the Members in writing.

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“S&P” means Standard and Poor’s Corporation.

“Schedules” means, in the case of the ECCA, the schedules attached to the ECCA and in the case of the Company LLC Agreement, the schedules attached to the Company LLC Agreement.

“Section 203 Order” means the order issued by FERC authorizing the Company under Section 203(a)(l) of the FPA to issue the Class B Membership Interests to Mehetia.

“Securities Act” is defined in Section 3.3(e) of the ECCA.

“Site” is defined in the MESPA.

“Site Leases” means, collectively, the DPL Site Lease and the DDOT Site Lease.

“Subsequent Funding” is defined in Section 2.4 of the ECCA.

“Subsequent Funding Date” is defined in Section 2.4 of the ECCA.

“Subsequent Funding Payment” is defined in Section 2.2(b) of the ECCA.

“Subsequent Funding Termination Date” means March 31, 2014 or any later date agreed to by Investor and Clean Technologies.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity of which such Person (either alone or through or together with any other Person pursuant to any agreement, arrangement, contract or other commitment) owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“System” means each proprietary solid oxide fuel cell power generating unit including the integrated assembly of mounting assemblies, metering, transformers, disconnects, switches, wiring devices and wiring interconnected with the PJM Grid and connected to DPL as the supplier of natural gas to fuel the System.

“Target IRR” means a pre-tax Internal Rate of Return of [***]%.

“Target IRR Notice” is defined in Section 7.1(e) of the Company LLC Agreement.

“Tariffs” means the QFCP-RC Tariff and the Gas Tariff.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(a)	any taxes, customs, duties, charges, fees, levies, penalties or other assessments, fees and other governmental charges imposed by any Governmental Authority, including, but not limited to, income, profits, gross receipts, net proceeds,

[***] Confidential Treatment Requested

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windfall profit, severance, property, personal property (tangible and intangible) production, sales, use, leasing or lease, license, excise, duty, franchise, capital stock, net worth, employment, occupation, payroll, withholding, social security (or similar), unemployment, disability, payroll, fuel, excess profits, occupational, premium, severance, estimated, alternative or add-on minimum, ad valorem, value added, turnover, transfer, stamp, or environmental tax, or any other tax, custom, duty, fee, levy or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax, or additional amount attributable thereto; and

(b)	any liability for the payment of amounts with respect to payment of a type described in clause (a), including as a result of being a member of an affiliated, consolidated, combined or unitary group, as a result of succeeding to such liability as a result of merger, conversion or asset transfer or as a result of any obligation under any tax sharing arrangement or tax indemnity agreement.

“Tax Matters Partner” is defined in Section 7.7(a) of the Company LLC Agreement.

“Tax Returns” means any return, report, statement, information return or other document (including any amendments thereto and any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes, including after the Funding any IRS Schedule K-1 issued to Members by the Company, information return, claim for refund, amended return or declaration of estimated Tax.

“Third Party Claim” means any action, proceeding, demand or claim by a third party (it being understood that any Affiliate of a Member shall not be deemed to be a third party) excluding any claim relating to the recapture, loss, or denial of all or a portion of a Grant that is already provided for in Section 6.6, Section 6.7, Section 6.8 and Section 6.9 of the Company LLC Agreement.

“Third Party Penalty Claim” is defined in Section 9.14 of the Company LLC Agreement. “Tracking Model” means the Base Case Model updated to reflect actual results of the Company, but with the assumptions and conventions in Section 6.5 of the Company LLC Agreement remaining unchanged.

“Transaction Documents” means the Company LLC Agreement, the Project Company LLC Agreement, the ECCA, the Administrative Services Agreement, the MESPA, the MOMA, the Credit Suisse Guaranty, the Bloom Guaranty and each of the other documents required to be delivered on the Execution Date, individually and collectively, and, if any Initial Funding or Subsequent Funding shall have occurred, each document required to be delivered on the Initial Funding Date or a Subsequent Funding Date, individually and collectively.

“Transfer” is defined in Section 9.1 of the Company LLC Agreement.

“Treasury” means the United States Department of the Treasury.

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“Treasury Regulations” means the regulations promulgated under the Code, by the Treasury, as such regulations may be amended from time to time. All references herein to specific sections of the regulations shall be deemed also to refer to any corresponding provisions of succeeding regulations, and any reference to temporary regulations shall be deemed also to refer to any corresponding provisions of final regulations.

“UCC” means the Uniform Commercial Code, as the same may be in effect in the State of New York or any other applicable jurisdiction.

OTHER DEFINITIONAL PROVISIONS

All terms in the ECCA and the Company LLC Agreement, as applicable, shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

As used in the ECCA and the Company LLC Agreement and in any certificate or other documents made or delivered pursuant thereto, accounting terms not defined in the ECCA or the Company LLC Agreement or in any such certificate or other document, and accounting terms partly defined in the ECCA or the Company LLC Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in the ECCA or the Company LLC Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in the ECCA or the Company LLC Agreement or in any such certificate or other document shall control.

The words “hereof”, “herein”, “hereunder”, and words of similar import when used in the ECCA and the Company LLC Agreement shall refer to the ECCA or the Company LLC Agreement, as the case may be, as a whole and not to any particular provision of the ECCA or the Company LLC Agreement. Section references contained in the ECCA and the Company LLC Agreement are references to Sections in the ECCA or the Company LLC Agreement, as applicable, unless otherwise specified. The term “including” shall mean “including without limitation”.

The definitions contained in the ECCA and the Company LLC Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.

Any references to a Person are also to its permitted successors and assigns.

All Article and Section titles or captions contained in the ECCA or the Company LLC Agreement, as applicable, or in any Exhibit or Schedule referred to therein and the table of contents of the ECCA and the Company LLC Agreement are for convenience only and shall not be deemed a part of the ECCA or the Company LLC Agreement, as the case may be, or affect

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the meaning or interpretation of the ECCA or the Company LLC Agreement, as applicable. Unless otherwise specified, all references in the ECCA or the Company LLC Agreement to numbered Articles and Sections are to Articles and Sections of the ECCA or the Company LLC Agreement, as applicable, and all references herein to Schedules or Exhibits are to Schedules and Exhibits to the ECCA or the Company LLC Agreement, as applicable.

Unless otherwise specified, all references contained in the ECCA or the Company LLC Agreement, in any Exhibit or Schedule referred to therein or in any instrument or document delivered pursuant thereto to dollars or “$” shall mean United States dollars.

The Parties to the ECCA have participated jointly in the negotiation and drafting of the ECCA. The Parties to the Company LLC Agreement have participated jointly in the negotiation and drafting of the Company LLC Agreement. In the event an ambiguity or question of intent or interpretation arises, the ECCA and the Company LLC Agreement shall be construed as if drafted jointly by the respective Parties thereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of the ECCA or the Company LLC Agreement, as the case may be.

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ANNEX II

PROJECTED CONTRIBUTION SCHEDULE

1

ECCA

Annex II:

Projected Contribution Schedule for Systems 1-58

Quarter	Clean technologies II, LLC(1)	Mehetia Inc.
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

[***]	[***]	[***]

(1)	Clean Technologies II, LLC contributed $16,619,399.60 in [***], of which $[***] was applied towards Systems [***], with the remaining to be applied towards Systems [***]. Note: Projected Contribution Schedule for Systems [***] TBD. Mehetia Inc.’s aggregate contribution for [***] Systems not to exceed $141,650,000. Clean Technologies II, LLC’s aggregate contribution for [***] Systems must equal balance of purchase price of each System not funded by Mehetia Inc. or the Lenders.

[***] Confidential Treatment Requested

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ANNEX III

BASE CASE MODEL

[***]

[Base Case Model Spreadsheet Redacted]

Omitted in its Entirety: 177 pages

[***] Confidential Treatment Requested

1

EXHIBIT A

FORM OF MOMA

[See Exhibit 10.14]

EXHIBIT B

FORM OF MESPA

[See Exhibit 10.17]

EXHIBIT C

FORM OF ADMINISTRATIVE SERVICES AGREEMENT

[See Exhibit 10.21]

EXHIBIT D

FORM OF COMPANY LLC AGREEMENT

[See Exhibit 10.12]

EXHIBIT E

FORM OF PROJECT COMPANY LLC AGREEMENT

LIMITED LIABILITY COMPANY AGREEMENT

OF

DIAMOND STATE GENERATION PARTNERS, LLC

A DELAWARE LIMITED LIABILITY COMPANY

Dated as of May 27, 2011

The member interests represented by this agreement have been acquired for investment and were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state. These interests may not be sold, pledged, hypothecated, or otherwise transferred at any time except (i) in accordance with the restrictions contained in this agreement, and (ii) pursuant to an effective registration statement under the Securities Act and any applicable state securities laws unless an exemption from registration under the Securities Act and under any applicable state securities laws is available in connection with the transfer.

SCHEDULES:

I	Member and Membership Interests
II	Manager
III	Officers

EXHIBITS:

A	Defined Terms
B	Form of Certificate for Units
C	Form of Adoption Agreement

ii

LIMITED LIABILITY COMPANY AGREEMENT

OF

DIAMOND STATE GENERATION PARTNERS, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of DIAMOND STATE GENERATION PARTNERS, LLC, a Delaware limited liability company (the “Company”), is made and entered into as of May 27, 2011 by Martin J. Collins, as the sole member of the company (the “Member”) on the signature pages to this Agreement.

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used in this Agreement (including any Schedules or Exhibits attached hereto) but not defined in the body hereof shall have the meanings ascribed to them in Exhibit A.

Section 1.2 Terms Generally. The definitions used in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context requires otherwise, the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Finally, references to Articles and Sections refer to Articles and Sections of this Agreement; and references to Exhibits are to the Exhibits attached to this Agreement, each of which is made a part hereof for all purposes.

ARTICLE II

ORGANIZATION OF THE COMPANY

Section 2.1 Formation. The Company is organized under the provisions of the Delaware Limited Liability Company Act, as amended from time to time (the “Act”). The Certificate of Formation (as amended and restated from time to time, the “Certificate”) was filed on April 14, 2011 with the Secretary of State of the State of Delaware. Pursuant to that certain Certificate of Amendment of Certificate of Formation of Germinis 2011 Generation Partners, LLC, filed on May 26, 2011 with the Secretary of State of the State of Delaware by an authorized person under Section 18-202 of the Act, the Certificate was amended on May 27, 2011 to reflect a change in name from “Germinis 2011 Generation Partners, LLC” to “Diamond State Generation Partners, LLC.”

Section 2.2 Name. The name of the Company is, and the business of the Company shall be conducted under the name of, “Diamond State Generation Partners, LLC.” The name of the Company may be changed from time to time by amendment of the Certificate. The Company may transact business under an assumed name by filing an assumed name certificate in the manner prescribed by applicable Law.

Section 2.3 Term. The Company’s existence shall be perpetual unless earlier terminated pursuant to the provisions of this Agreement.

Section 2.4 Purpose. The purpose of the Company shall be to engage in any lawful business, and any act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of such business; and otherwise to exercise all powers enumerated in the Act necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.

Section 2.5 Powers. The Company shall have the power and authority to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, and shall have and may exercise all powers and authorities, statutory or otherwise, conferred upon limited liability companies under the laws of the State of Delaware.

Section 2.6 Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Manager may designate in the manner provided by Law. The registered agent of the Company in the State of Delaware shall be the registered agent named in the Certificate or such other Person or Persons as the Manager may designate in the manner provided by Law. The principal office of the Company shall be 1299 Orleans Drive, Sunnyvale, California 94089, or at such other location as may be from time to time determined by the Member. The Company may have such other offices as the Manager may designate.

Section 2.7 Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, Manager or Officer, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more of its Affiliates or one or more nominees, as the Manager may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

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ARTICLE III

MEMBER; CREATION AND TRANSFER OF MEMBERSHIP INTERESTS

Section 3.1 Member. Martin J. Collins is the sole Member of the Company. The business, residence or mailing address of the Member is set forth on Schedule I.

Section 3.2 Membership Interests

(a) The Membership Interests shall (i) have the rights and obligations ascribed to such Membership Interests in this Agreement and the Act; (ii) be recorded in a register of Membership Interests, which register the Manager shall maintain; (iii) be transferable only on recordation of such Transfer in the register of Membership Interests, which recordation the Manager shall make, upon compliance with the provisions of Article III hereof and upon presentation of the unit certificates duly endorsed for transfer; (iv) be “securities” governed by Article 8 of the UCC in any jurisdiction (x) that has adopted revisions to Article 8 of the UCC substantially consistent with the 1994 revisions to Article 8 adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and (y) whose laws may be applicable, from time to time, to the issues of perfection, the effect of perfection or non-perfection, and the priority of a security interest in Membership Interests in the Company; and (v) be personal property.

(b) The form of certificate evidencing ownership of Units is set forth as Exhibit B. Additional forms of certificates shall be approved by the Manager from time to time in the event additional classes or series of Membership Interests are created in accordance with this Agreement. The Company shall issue one or more certificates to the Member, which certificates need not bear a seal of the Company but shall be signed by the President certifying the number, class and series of Units represented by such certificate. The unit certificate books shall be kept by the Secretary or at the office of such transfer agent or transfer agents as the Manager may from time to time by resolution select. In the event any officer, transfer agent or registrar who shall have signed, or whose facsimile signature or signatures shall have been placed upon, any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Company, such certificate may nevertheless be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The unit certificates shall be consecutively numbered and shall be entered in the books of the Company as they are issued and shall exhibit the holder’s name and number of Units. The Manager may determine the conditions upon

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which a new unit certificate may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed and may, in its discretion, require the owner of such certificate or its legal representative to give bond, with sufficient surety, to indemnify the Company and each transfer agent and registrar against any and all loss or claims which may arise by reason of the issuance of a new certificate in the place of the one so lost, stolen or destroyed. Each unit certificate shall bear a legend on the reverse side thereof substantially in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT). THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

Section 3.3 Admission of Additional Members. Notwithstanding any provision of this Agreement including the Exhibits hereto to the contrary, no additional Person (including an Assignee) that acquires a Membership Interest, whether pursuant to a Voluntary Transfer or an Involuntary Transfer, shall be admitted to the Company as a member without (i) the consent of the Manager, which consent may be given or withheld in the Manager’s sole discretion, and (ii) becoming a party to this agreement by executing an Adoption Agreement in substantially the form of Exhibit C attached hereto. An Assignee, in its capacity as such, of a Membership Interest shall only be entitled to receive allocations and distributions pursuant to ARTICLE V and shall not have any other rights or powers of a member including any voting rights. Until an Assignee becomes a member, the Member shall continue to be a member for all purposes hereof and have the power to exercise any rights or powers as a member, but shall not have the right to receive allocations or distributions pursuant to ARTICLE V. Upon the admission of any additional member to the Company, this Agreement shall be amended as the members shall agree to reflect the admission of such additional member.

Section 3.4 No Withdrawal. The Member may withdraw from the Company only following a permitted Transfer of all of such Member’s Membership Interest in accordance with this Agreement. Except as provided herein, in accordance with the provisions of Section 18-603 of the Act, no Member may withdraw prior to the dissolution and winding up of the Company.

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Section 3.5 Liability to Third Parties. The Member shall not be liable for the debts, obligations or liabilities of the Company solely by reason of being the Member.

ARTICLE IV

CAPITALIZATION

Section 4.1 Initial Membership Interests. The Member shall hold 100% of the Membership Interests of the Company.

Section 4.2 Subsequent Contributions. No Member shall have any obligation to make additional capital contributions to the Company.

Section 4.3 Advances by Member. If the Company does not have sufficient cash to pay its obligations, the Member may agree to advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section 4.3 constitutes a loan from the Member to the Company, bears interest at the Prime Rate from the date of the advance until the date of repayment, and shall not constitute a capital contribution.

ARTICLE V

DISTRIBUTIONS AND ALLOCATIONS

Section 5.1 Distributions. Subject in each case to restrictions imposed by Law including the Act, all distributions by the Company shall be made as follows:

(a) Except as described in Section 5.1(b), the Company may make distributions of cash or other property at any time and in such amount as the Manager may determine to the Member.

(b) Upon the dissolution and winding up of the Company, after making all allocations under Section 5.2, all assets and proceeds shall be distributed to the Member as provided in Section 11.2.

Section 5.2 Allocations. Profit and loss and all items included in the computation thereof shall be allocated to the Member.

5

ARTICLE VI

MANAGEMENT

Section 6.1 Management by the Manager. The business and affairs of the Company shall be managed by the Manager. Under the direction of the Manager, the day-to-day activities of the Company shall be conducted on the Company’s behalf by the Officers, who shall be agents of the Company. In addition to the powers that now or hereafter can be granted under the Act and to all other powers granted under any other provision of this Agreement, the Manager and the Officers (subject to the direction of the Manager) shall have full power and authority to do all things on such terms as they may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company, including the following:

(a) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations;

(b) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(c) the merger or other combination or conversion of the Company with or into another Person;

(d) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement and the repayment of obligations of the Company;

(e) the negotiation, execution and performance of any contracts, conveyances or other instruments;

(f) the distribution of Company cash;

(g) the selection, engagement and dismissal of Officers, employees and agents, outside attorneys, accountants, engineers, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(h) the maintenance of such insurance for the benefit of the Company, as it deems necessary or appropriate;

(i) the acquisition or disposition of assets, including securities;

6

(j) the formation of, or acquisition of an interest in, or the contribution of property to, any Person;

(k) the control of any matters affecting the rights and obligations of the Company, including the commencement, prosecution and defense of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; and

(l) the indemnification of any Person against liabilities and contingencies to the extent permitted by Law and this Agreement.

Section 6.2 The Manager.

(a) Composition. The manager shall be one (1) Person who need not be a Member or resident of the State of Delaware (the “Manager”). The initial Manager shall be the Person listed on Schedule II. Subject to any limitations specified by Law, the number of Managers may be increased or decreased by resolution by the Manager.

(b) Powers. The Manager is an agent of the Company’s business and, except as otherwise provided herein, the Manager may bind the Company in accordance with authority set forth in this Agreement or vested in a resolution of the Manager.

(c) Election and Term of Office. The Manager elected shall hold office until resignation or removal in the manner hereinafter provided.

(d) Resignation. The Manager may resign at any time by giving written notice to any Officer of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(e) Resolutions. All resolutions adopted at any meeting of the Manager shall be reduced to writing and included in the minutes of such meeting.

(f) Location; Order of Business. The Manager may hold its meetings and may have an office and keep the books of the Company, in such place or places, within or without the State of Delaware, as the Manager may from time to time determine by resolution. At all meetings of the Manager business shall be transacted in such order as shall from time to time be determined by resolution of the Manager.

(g) Special Meetings of the Manager. Special meetings of the Manager may be called by the President or, upon written request of the Manager, by the Secretary.

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(h) Notice. Except as otherwise set forth herein, notice of any meeting (whether the first meeting, a regular meeting or a special meeting) shall not be required, unless determined by the Manager pursuant to a resolution.

(i) Compensation. The Manager, in its capacity as such, shall not receive any compensation for their services. The Manager shall be entitled to be reimbursed by the Company for their respective reasonable out-of-pocket costs and expenses incurred in the course of their services as such.

Section 6.3 Provisions Applicable to All Meetings. In connection with any meeting to be held hereunder, the following provisions shall apply:

(a) Place of Meeting. Any such meeting shall be held at the principal place of business of the Company, unless the notice of such meeting, if any, specifies a different place, which need not be in the State of Delaware.

(b) Waiver of Notice Through Attendance. Attendance of a Person at such meeting (including pursuant to Section 6.3(e)) shall constitute a waiver of notice of such meeting, except where such Person attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(c) Proxies. A Person may vote at such meeting by a written proxy executed by that Person and delivered to another Manager, committee member, or, in the case of the Member, to the Secretary. A proxy shall be revocable unless it is stated to be irrevocable.

(d) Action by Written Consent. Subject to compliance with any notice requirements applicable to the particular meeting, any action required or permitted to be taken at such a meeting may be taken without a meeting, and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the Managers or the Member, as applicable, having not fewer than the minimum number of votes that would be necessary to take the action at a meeting at which all Managers, members of the committee or the Member, as applicable, entitled to vote on the action were present and voted.

(e) Meetings by Telephone. The Manager, or members of any committee thereof, may participate in and hold meetings by means of conference telephone, video conference or similar communications equipment by means of which all Persons participating in the meeting can hear each other.

8

Section 6.4 Officers.

(a) Generally. The Manager, as set forth below in this Section 6.4, shall appoint certain agents of the Company to be referred to as “Officers” of the Company. The initial Officers shall be the persons listed on Schedule III. Unless otherwise provided by resolution of the Manager, the Officers shall have the titles, power, authority and duties described below in this Section 6.4, and such other power, authority and duties as generally pertain to their respective offices.

(b) Number, Titles and Term of Office. The Officers of the Company shall be a President and one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Secretary and such other officers as the Manager may from time to time elect or appoint. Each officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person. No officer need be a Manager. Any officer may be an employee or an Affiliate of a Member.

(c) Powers. Each Officer is an agent of the Company’s business and, except as otherwise provided herein, each Officer may bind the Company in accordance with authority set forth in this Agreement or vested in a resolution of the Manager.

(d) Salaries. No Officer shall be entitled to receive a salary or any other compensation.

(e) Removal. Any Officer elected or appointed by the Manager or named in Schedule III of this Agreement may, subject to any contractual obligations of the Company with respect to such officer be removed, either with or without cause, by the Manager, at any regular meeting, or at a special meeting called for such purpose, provided the notice for such meeting shall specify that such proposed removal will be considered at the meeting; provided, however, that such removal shall be without prejudice to the contractual rights, if any, of the Person so removed. Election or appointment of an Officer shall not of itself create contractual rights.

(f) Vacancies. Any vacancy occurring in any office of the Company may be filled by the Manager.

(g) Powers and Duties of the President. The President shall have general executive charge, management and control of the properties, business and operations of the Company with all such powers as may be reasonably incident to such responsibilities and in connection therewith shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company and may sign all Unit certificates of the Company.

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(h) Powers and Duties of the Vice Presidents. Each Vice President shall perform such duties and have such powers as the Manager may from time to time prescribe. In addition, in the absence of the President, or in the event of the President’s inability or refusal to act, a Vice President designated by the Manager or, in the absence of such designation, a Vice President who is present and who is senior in terms of time as a Vice President of the Company, shall perform the duties of the President, and when so acting shall have all powers of and be subject to all restrictions upon the President.

(i) Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Manager, and committees thereof in books provided for such purpose; the Secretary shall attend to the giving and serving of all notices; the Secretary may in the name of the Company affix the seal of the Company to all contracts of the Company and attest thereto; the Secretary may sign with the other appointed Officers all Unit certificates; the Secretary shall have charge of the certificate books, transfer books and Unit ledgers, and such other books and papers as the Manager may direct, all of which shall at all reasonable times be open to inspection by any Manager upon application at the office of the Company during business hours; the Secretary shall have such other powers and duties as may be prescribed from time to time by the Manager; and shall in general perform all acts incident to the office of Secretary, subject to the control of the President and the Manager.

(j) Action with Respect to Securities of Other Companies. Unless otherwise determined by the Manager, the President shall have the power to vote and to otherwise act on behalf of the Company, in person or by proxy, at any meeting of security holders of any other company, or with respect to any action of security holders thereof, in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other company.

ARTICLE VII

STANDARD OF CARE; EXCULPATION AND INDEMNIFICATION

Section 7.1 Standard of Care. The Manager shall perform their duties as Manager in good faith and with that degree of care that an ordinarily prudent person in a like position would use under similar circumstances.

Section 7.2 Exculpation. To the fullest extent permitted by Law, neither the Member nor any Manager, Officer, authorized person, employee or agent of the Company nor any employee, representative, agent or affiliate of the Member (collectively, the “Covered Persons”) shall be liable to the Company or any other person or entity that is bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on

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behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

Section 7.3 Right to Indemnification. Subject to the limitations and conditions as provided in this ARTICLE VII, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that it, or a Person of whom it is the legal representative, is or was a Manager or an Officer or while a Manager or an Officer is or was serving at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Company to the fullest extent permitted by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said Law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this ARTICLE VII shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. Notwithstanding anything to the contrary in this Section 7.3, no Manager or Officer shall be entitled to indemnification hereunder unless it is found (in the manner described below in this Section 7.3) that, with respect to the matter for which such Person seeks indemnification, such Person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The finding of the standard of conduct required above shall be made (a) by the Manager is the Manager is not a party to such action, suit or proceeding, or (b) if the Manager is a party, if such Manager so directs, by independent legal counsel in a written opinion.

Section 7.4 Advance Payment. The right to indemnification conferred in this ARTICLE VII shall include the right to be paid or reimbursed by the Company the

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reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 7.3 who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Company of a written affirmation by such Person of its good faith belief that it has met the standard of conduct necessary for indemnification under this ARTICLE VII and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this ARTICLE VII or otherwise.

Section 7.5 Indemnification of Employees and Agents. The Company, by adoption of a resolution of the Manager, may indemnify and advance expenses to any other employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to the Manager and Officers under this ARTICLE VII; and the Company may indemnify and advance expenses to Persons who are not or were not Managers, Officers, employees or agents of the Company but who are or were serving at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against such Person and incurred by such Person in such a capacity or arising out of its status as such a Person to the same extent that the Company may indemnify and advance expenses to the Manager and Officers under this ARTICLE VII.

Section 7.6 Appearance as a Witness. Notwithstanding any other provision of this ARTICLE VII, the Company may pay or reimburse expenses incurred by a Manager, Officer or Member in connection with its appearance as a witness or other participation in a Proceeding at a time when it is not a named defendant or respondent in the Proceeding.

Section 7.7 Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this ARTICLE VII shall not be exclusive of any other right which a Manager, Officer or other Person indemnified pursuant to Section 7.5 may have or hereafter acquire under any Law, this Agreement, act of the Manager or otherwise.

Section 7.8 Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any Person who is or was serving as a Manager, Officer, employee or agent of the Company or is or was serving at the request

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of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this ARTICLE VII.

Section 7.9 Savings Clause. If this ARTICLE VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Person indemnified pursuant to this ARTICLE VII as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or Proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this ARTICLE VII that shall not have been invalidated and to the fullest extent permitted by Law’.

Section 7.10 Contract Rights. The rights granted pursuant to this ARTICLE VII shall be deemed contract rights, and no amendment, modification or repeal of this ARTICLE VII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.

Section 7.11 Indemnification by Member. To the fullest extent permitted by Law, the Member shall indemnify the Company and hold it harmless from and against all losses, costs, liabilities, damages and expenses (including costs of suit and attorney’s fees) it may incur on account of any breach by the Member of this Agreement.

Section 7.12 Negligence, etc. IT IS EXPRESSLY ACKNOWLEDGED THAT THE INDEMNIFICATION PROVIDED IN THIS ARTICLE VII COULD INVOLVE INDEMNIFICATION FOR NEGLIGENCE OR UNDER THEORIES OF STRICT LIABILITY.

ARTICLE VIII

REPORTS; ACCESS TO INFORMATION

Section 8.1 Reports. The Company shall provide to the Manager such reports as the Manager shall determine in its discretion.

Section 8.2 Access to Information.

(a) In addition to the other rights to information specifically set forth in this Agreement, the Member shall be entitled to all information to which a member is

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entitled to have access pursuant to Section 18-305 of the Act under the circumstances and subject to the conditions therein stated. Without limiting the foregoing, the Member shall be entitled to receive all information from the Company which it requires in order to comply with its reporting obligations to each of its members.

(b) The Member shall reimburse the Company for all out-of-pocket costs and expenses incurred by the Company in connection with the Member’s inspection and copying of the Company’s books and records. The Member shall not be required to reimburse the Company for any time spent by its regular employees in connection with such inspection and copying.

ARTICLE IX

TAXES

Section 9.1 Tax Returns. The Company shall prepare and timely file all federal, state and local tax returns required to be filed by the Company. The Member shall furnish to the Company all pertinent information in its possession relating to the Company’s operations that is necessary to enable the Company’s tax returns to be timely prepared and filed. The Company shall deliver a copy of each such return to the Member on or before ten days prior to the due date of any such return (including extensions), together with such additional information as may be required by the Member in order for the Member to file its individual returns reflecting the Company’s operations. The Company shall bear the costs of the preparation and filing of its returns.

Section 9.2 Tax Character. The Company shall be treated as a disregarded entity for federal income tax purposes.

Section 9.3 Tax Elections. Neither the Company nor the Member may make an election for the Company to be treated as an association or corporation for federal income tax purposes.

ARTICLE X

BOOKS AND BANK ACCOUNTS

Section 10.1 Maintenance of Books. The Company shall keep or cause to be kept at its principal office complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company’s business and minutes of the Proceedings of the Manager and any committee thereof. The records shall include, but not be limited to, a copy of the Certificate and this Agreement and all amendments thereto; a current list of the names and last known business, residence, or mailing addresses of the Member; and the Company’s federal, state, and local tax returns for the Company’s six most recent tax years.

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Section 10.2 Accounts. The Member shall establish one or more separate bank and investment accounts and arrangements for the Company, which shall be maintained in the Company’s name with financial institutions and firms that the Manager may determine. The Company may not commingle the Company’s funds with the funds of the Member; provided, however, that the Company funds may be invested in a manner the same as or similar to the Member’s investment of their own funds or investments by their Affiliates.

ARTICLE XI

DISSOLUTION, WINDING-UP AND TERMINATION

Section 11.1 Dissolution. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a “Dissolution Event”) and no other event shall cause the Company’s dissolution:

(a) the consent of the Member;

(b) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act; and

(c) the termination of the legal existence of the Member or the occurrence of any other event that terminates the continued membership of the Member in the Company, unless the Company is continued without dissolution in a manner permitted by the Act.

Section 11.2 Winding-Up and Termination. On the occurrence of a Dissolution Event, the Manager may select one or more Persons to act as liquidator or may itself act as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense, including reasonable compensation to the liquidator if approved by the Manager. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Manager. The steps to be accomplished by the liquidator are as follows:

(a) as promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made of the Company’s assets, liabilities, and operations through the last calendar day of the month in which the dissolution occurs or the final winding up is completed, as applicable;

(b) the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in winding up and any advances described in Section 4.3) or otherwise make adequate

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provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

(c) all remaining assets of the Company shall be distributed to the Member as follows:

(i) the liquidator may sell any or all Company property, including to the Member, and any resulting gain or loss from each sale shall be computed and allocated to the Member; provided, that the liquidator shall use its reasonable best efforts to not sell, but to retain for distribution in kind as provided herein, any securities in which the Company may have invested; and

(ii) Company property shall be distributed to the Member by the end of the taxable year of the Company (or the Member’s taxable year if there is no Company taxable year) during which the liquidation of the Company occurs (or, if later, 90 days after the date of the liquidation).

All distributions in kind to the Member shall be made subject to the liability of the Member for costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses, and liabilities shall be allocated to the Member pursuant to this Section 11.2. The distribution of cash and/or property to the Member in accordance with the provisions of this Section 11.2 constitutes a complete return to the Member of its capital contributions and a complete distribution to the Member of its Membership rights and all the Company’s property and constitutes a compromise to which the Member has consented within the meaning of Section 18-502(b) of the Act.

Section 11.3 Certificate of Cancellation. On completion of the distribution of Company assets as provided herein, the Manager (or such other Person or Persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of Delaware and take such other actions as may be necessary to terminate the existence of the Company. Upon the effectiveness of the Certificate of Cancellation, the existence of the Company shall cease, except as may be otherwise provided by the Act or other applicable Law.

ARTICLE XII

GENERAL PROVISIONS

Section 12.1 Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any creditor of the Company or by any creditor of the Member. Nothing in this Agreement shall be deemed to create any

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right in any Person (except as expressly set forth in ARTICLE VII) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (except as expressly set forth in ARTICLE VII).

Section 12.2 Offset. Whenever the Company is to pay any sum to the Member, any amounts that the Member, in its capacity as a Member, owes the Company may be deducted from that sum before payment.

Section 12.3 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile, telegram, telex, cablegram or similar transmission; and a notice, request or consent given under this Agreement is effective on receipt by the Person to receive it. All notices, requests and consents to be sent to the Member must be sent to or made at the address given for the Member on Schedule I, or such other address as the Member may specify by notice. Any notice, request or consent to the Company must be given to the Member. Whenever any notice is required to be given by Law, the Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 12.4 Entire Agreement, Supersedure. This Agreement constitutes the entire agreement of the Member relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

Section 12.5 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

Section 12.6 Amendment or Restatement.

(a) This Agreement (including the Exhibits) may be amended or restated only by a written instrument adopted, executed and agreed to by the Member.

(b) The Certificate may be amended or restated only with the approval of the Manager.

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Section 12.7 Binding Effect. Subject to the restrictions on Transfers set forth in this Agreement, this Agreement is binding on and inures to the benefit of the Member and its respective successors and assigns.

Section 12.8 Governing Law; Severability. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and (a) any provision of the Certificate, or (b) any mandatory, nonwaivable provision of the Act, such provision of the Certificate or the Act shall control. If any provision of the Act provides that it may be varied or superseded in the agreement of a limited liability company (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by Law.

Section 12.9 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

Section 12.10 Waiver of Certain Rights. The Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

Section 12.11 Directly or Indirectly. Where any provision of this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken, directly or indirectly by such Person, including actions taken by or on behalf of any Affiliate of such Person.

Section 12.12 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

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IN WITNESS WHEREOF, the Member has executed this Agreement effective as of the date first set forth above.

MARTIN J. COLLINS

By:	/s/ Martin J. Collins
Name: Martin J. Collins
Title: Member

LLC Agreement for Diamond State Generation Partners. LLC

SCHEDULE I

MEMBER; MEMBERSHIP INTERESTS

Member	Membership Interests
Martin J. Collins c/o Bloom Energy Corporation 1299 Orleans Drive Sunnyvale, California 94089	100 Units

SCHEDULE II

MANAGER

Martin J. Collins

SCHEDULE III

OFFICERS

William H. Kurtz	President

William E. Brockenborough	Vice President

Martin J. Collins	Vice President

Scott G. Reynolds	Vice President

EXHIBIT A

DEFINED TERMS

“Act” means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

“Affiliate” of a Person means, any Person Controlling, Controlled by, or Under Common Control with such Person.

“Agreement” means the Limited Liability Company Agreement of Diamond State Generation Partners, LLC, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Assignee” means any Person that acquires a Membership Interest or any portion thereof through a Transfer made in accordance with this Agreement or pursuant to an Involuntary Transfer and that has not been admitted as a Member.

“Book Value” means with respect to any asset, the adjusted basis of the asset for federal income tax purposes.

“Certificate” shall have the meaning set forth in Section 2.1.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time. All references herein to Code Sections shall include any corresponding provision or provisions of succeeding Law.

“Company” means Diamond State Generation Partners, LLC, a Delaware limited liability company, and any successor thereto.

“Contributed Property” means any property, other than cash, contributed to the Company by the Member.

“Control” including the correlative terms “Controlling”, “Controlled by” and “Under Common Control with” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. For the purposes of the preceding sentence, control shall be deemed to exist when a Person possesses, directly or indirectly, through one or more intermediaries (i) in the case of a corporation, more than 50% of the outstanding voting securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or venture, the right to more than 50% of the distributions therefrom (including liquidating distributions); or (iii) in the case of any other Person, more than 50% of the economic or beneficial interest therein.

Exhibit A-1

“Covered Person” shall have the meaning set forth in Section 7.2.

“Dissolution Event” shall have the meaning set forth in Section 11.1.

“Involuntary Transfer” means a Transfer resulting from the death of a Person or any other Transfer occurring by operation of Law, including a Transfer resulting from a bankruptcy or other insolvency proceeding, termination of existence of an entity, divorce or legal incapacity.

“Law” means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a governmental authority.

“Manager” shall have the meaning as set forth in Section 6.2(a).

“Member” means any Person executing this Agreement as of the date of this Agreement as a member.

“Membership Interest” means the limited liability interest of the Member in the Company, including, without limitation, rights to distributions (liquidating or otherwise), allocations, information, all other rights, benefits and privileges enjoyed by the Member (under the Act, the Certificate, this Agreement or otherwise) in its capacity as the Member and otherwise to participate in the management of the Company; and all obligations, duties and liabilities imposed on the Member (under the Act, the Certificate, this Agreement, or otherwise) in its capacity as the Member; provided, however, that such term shall not include any management rights held by the Member solely in its capacity as a Manager.

“Officer” means any Person designated as an officer of the Company as provided in Section 6.4, but such term does not include any Person who has ceased to be an officer of the Company.

“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

Exhibit A-2

“Prime Rate” means a rate per annum equal to the lesser of (a) the prime rate published from time to time in The Wall Street Journal, and (b) the maximum rate permitted by Law.

“Proceeding” shall have the meaning set forth in Section 7.3.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Transfer” including the correlative terms “Transferring” or “Transferred”, means a transaction by which the Member or an Assignee of the Member transfers its respective Membership Interest to another Person and includes a sale, assignment, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by Law or otherwise; provided that a transfer of a Membership Interest resulting from termination of a trust that is a Member (or an Assignee of a Member) and a required distribution to a remainder beneficiary thereof shall not be treated as a transfer for purposes hereof provided that such distribution from the trust is made to an Original Member. When used in the context of a Transfer, the term “Membership Interest” shall include any Membership Interest and any interest (pecuniary or otherwise) therein or rights thereto. Notwithstanding the foregoing, the term “Transfer” shall not include the sale or other disposition of a Member’s respective Membership Interest in connection with (i) the sale of all or substantially all assets of the Member or (ii) the sale of all or substantially all equity interests in the Member.

“Units” means, collectively, the Membership Interests as measured in unit increments and “Unit” shall refer to any one of the Units.

“Voluntary Transfer” means any Transfer other than an Involuntary Transfer.

Exhibit A-3

EXHIBIT B

Certificate No.	Units

CERTIFICATE FOR UNITS

REPRESENTING MEMBERSHIP INTERESTS IN

DIAMOND STATE GENERATION PARTNERS, LLC

Diamond State Generation Partners, LLC, a Delaware limited liability company (the “Company”), hereby certifies that                      is a Member of the Company and that this Certificate represents such Member’s ownership of                      (        ) units representing membership interests in the Company (“Units”).

This Certificate is not negotiable or transferable except upon death or by operation of law or as otherwise provided in the Limited Liability Company Agreement of the Company, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, and the exhibits thereto (the “Agreement”) to which reference is hereby made for a statement of the rights, preferences and limitations pertaining to the Units.

Dated: July 27, 2011

DIAMOND STATE GENERATION PARTNERS, LLC

By:

Name:
Title:

RESTRICTIONS UPON THE ASSIGNMENT OR OTHER DISPOSITION OF THE UNITS EVIDENCED BY THIS CERTIFICATE ARE SET FORTH ON THE REVERSE SIDE HEREOF.

Exhibit B-l

DIAMOND STATE GENERATION PARTNERS, LLC

CERTIFICATE FOR

UNITS

Dated: July 27, 2011

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO BE DELIVERED TO IT TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT). THIS SECURITY IS SUBJECT TO CERTAIN VOTING AGREEMENTS, RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

Exhibit B-2

EXHIBIT C

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption”) is executed by the undersigned transferee (“Transferee”) pursuant to the terms of Section 3.3 to the Limited Liability Company Agreement of Diamond State Generation Partners, LLC (the “Company”), dated as of May 27, 2011, a copy of which is attached hereto and is incorporated herein by reference (the “Operating Agreement”). By the execution of this Adoption, the Transferee (and such spouse, if applicable) agrees as follows:

1. Acknowledgment. Transferee acknowledges that Transferee is acquiring certain Units, subject to the terms and conditions of the Operating Agreement (including the Exhibits thereto). Capitalized terms used herein without definition are defined in the Operating Agreement and are used herein with the same meanings set forth therein.

2. Agreement. Transferee (a) agrees that Units acquired by Transferee shall be bound by and subject to the terms of the Operating Agreement (including the Exhibits thereto) and (b) hereby joins in, and agrees to be bound by, the Operating Agreement (including the Exhibits thereto) with the same force and effect as if it were originally a party thereto; provided, Transferee’s joinder in the Operating Agreement shall not constitute its admission as a Member unless and until such Transferee is duly admitted in accordance with the terms of the Operating Agreement.

3. Notice. Any notice required or permitted by the Operating Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

EXECUTED AND DATED on this 27 day of July, 2011.

TRANSFEREE:

BLOOM ENERGY CORPORATION

By:
Notice
	Address:	1299 Orleans Drive Sunnyvale, California 94089

Exhibit C-1

EXHIBIT F

FORM OF CHADBOURNE OPINION

[OMITTED – UNABLE TO LOCATE]

EXHIBIT G-1

FORM OF COMPANY OFFICER INSTRUCITON LETTER

[OMITTED – UNABLE TO LOCATE]

EXHIBIT G-2

FORM OF PROJECT COMPANY INSTRUCTION LETTER

[OMITTED – UNABLE TO LOCATE]

EXHIBIT H

FORM OF MCDERMOTT OPINION

[OMITTED – UNABLE TO LOCATE]

EXHIBIT I

FORM OF FUNDING NOTICE

[OMITTED – UNABLE TO LOCATE]

EXHIBIT J

MARCH 16, 2012 DRAFT VERSION OF CREDIT AGREEMENT

[OMITTED – UNABLE TO LOCATE]

SCHEDULES to ECCA

(Initial Funding)

1

SCHEDULE 3.1(d)

LITIGATION

None.

Schedule 3.1(d) - 1

SCHEDULE 3.1(g)

TAXES

None.

Schedule 3.1(g) - 1

SCHEDULE 3.1(h)

FINANCIAL STATEMENTS

Diamond State Generation Holdings, LLC

Unaudited Consolidated Balance Sheet

	Diamond State Generation Holdings, LLC	Diamond State Generation Partners, LLC	Diamond State Generation Holdings, LLC Consolidated

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***] Confidential Treatment Requested

Schedule 3.1(h) - 1

Diamond State Generation Partners, LLC

Unaudited Balance Sheet & Income Statement

	Initial Investment		Cash Investment		Inventory Acquisition		Return of Equity

[***]	[	***]	[	***]	[	***]	[	***]	[	***]

[***]	[	***]	[	***]	[	***]	[	***]	[	***]

[***]	[	***]	[	***]	[	***]	[	***]	[	***]

[***]	[	***]	[	***]	[	***]	[	***]	[	***]

[***]	[	***]	[	***]	[	***]	[	***]	[	***]

[***]	[	***]	[	***]	[	***]	[	***]	[	***]

[***]	[	***]	[	***]	[	***]	[	***]	[	***]

[***]	[	***]	[	***]	[	***]	[	***]	[	***]
[***]	[	***]	[	***]	[	***]	[	***]	[	***]

[***]	[	***]	[	***]	[	***]	[	***]	[	***]

[***] Confidential Treatment Requested

Schedule 3.1(h) - 2

SCHEDULE 3.1(i)

GOVERNMENTAL APPROVALS AND FILINGS

1.	Order from FERC granting Project Company MBR Authority required prior to the Project Company selling electric energy (including test energy) capacity or ancillary services from the Project.

2.	Notice of Self-Certification of Exempt Wholesale Generator Status, filed March 15, 2012, in Docket No. EG12-44-000.

Schedule 3.1(i) - 1

SCHEDULE 3.1(k)

ENVIRONMENTAL MATTERS

None.

Schedule 3.1(k) - 1

SCHEDULE 3.1(l)

PERMITS

Brookside Site

Permit	Issuing Authority	Status
National Pollutant Discharge Elimination System (“NPDES”) Permit	Delaware Department of Natural Resources and Environmental Control (“DNREC”)	Approved
Air Permit	DNREC	Approved
Stormwater Review and Engineering Approval	New Castle County/DNREC	Completed
Planning Dept. and Site Plan Approval	New Castle County	Approved
Feasibility Study	PJM	Completed
Generation Interconnection Facilities Study Report	PJM	Completed

Red Lion Site

Permit	Issuing Authority	Status
Underground Injection Control Permit (to discharge waste water from water treatment plant)	DNREC	Application in progress
Waiving of 100 foot well restriction on the deed	Delaware City Refining Co.	Applied for, DBR working on it
Building Occupancy Permit	New Castle County	Cannot apply until after County inspections completed
Gas permit for building	New Castle County	Will be submitted by building contractor
System Impact Study	PJM	In progress
Transmission line right of way (route TBD)	DPL	Not applied for, waiting on PJM Interconnection Services Agreement to be completed
Building Permit	New Castle County	Not issued until after contractor selected and pre-construction meeting held with NCC

Schedule 3.1(1) - 1

DNREC Coastal Zone Permit	DNREC	Hearing scheduled for 3/6/2012
DNREC well permit	DNREC	Submitted 11/19/2011 but not yet approved
Record Minor	New Castle County	Submitted 12/21/2011 but not yet approved
Air Permit (Operating & Construction)	DNREC	To be issued in connection with Coastal Zone Permit
Stormwater Review and Engineering Approval	New Castle County	Approved
Planning Dept. and Site Plan Approval	New Castle County	Approved
Record Plan	New Castle County	To be recorded
DDOT Entrance Permit	DDOT	Design approved but permit will be issued as soon as DPL approves Site Remediation Estimate
NPDES Permit (construction)	DNREC	Completed
NPDES Permit (operation)	DNREC	In progress
Fire marshal Review	State of Delaware	Completed
Feasibility Study	PJM	Completed
Wetlands Review	New Castle County	Completed

Schedule 3.1(1) - 2

SCHEDULE 3.1(m)

INSURANCE

Please see attached.

Schedule 3.1(m) - 1

Insurance Services  |  Risk Management  |  Employee Benefits

Diamond State Generation Partners, LLC

Revised Insurance Program Chart: Closing — Initial Funding as of 4/13/12

Falvey (Lloyds), A XV
Hartford, A XV

DSGP	Bloom Energy	DSGP

Transit/Cargo Stock	Transit/Cargo Stock	PROPERTY POLICY
(12/30/11-12/30/12)	(7/10/11-7/11/12)	(4/13/12-4/13/12)

Expeditors, Milpitas, CA and Moffett Filed, CA Blanket Location Limit: $17,000,000 Earthquake/Flood/Wind Sub Limit: $5,000,000 Transit Limit: $2,500,000	Installation Limits: $15,000,000 Earthquake/Flood/Wind Sub Limit: $5,000,000 Transit Limit: $3,000,000

Brookside, DE Location

Property Limit: $27,876,383

Includes Installation

Business Income Incl. EE Limit

$2,095,098

Earthquake Limit for Brookside site:

$25M

Flood Limit for Brookside site: $10,000,000

Wind Limit for Brookside site: Policy Limits

Dependent Business Income Limit: $5M

$50,000 PD; 2.5% TIV subject to $50,000 minimum for Earthquake, Flood & Wind; 72 Hour Waiting Period for Earthquake	$50,000 PD; 5% TIV subject to $100,000 minimum for Earthquake, Flood & Wind; 72 Hour Waiting Period for Earthquake	$50,000 PD; 14 Day Deductible for BI-EE & Dependent BI; 72 Hour Waiting Period for BI-EE & Depend BI; $1000,000 Flood, Earthquake & Wind

www.wsndco.com CA License 032999=8 DR License 812979

Schedule 3.1(m) - 2

SCHEDULE 3.1(n)

REAL PROPERTY

1.	Lease Agreement between Delaware Department of Transportation and Diamond State Generation Partners, LLC, dated as of July 31, 2011.

2.	Lease Agreement between Delmarva Power & Light Company and Diamond State Generation Partners, LLC, dated as of February 10, 2012.

Schedule 3.1(n) - 1

SCHEDULE 3.1(o)

PERSONAL PROPERTY

Citibank
Account #
[***]	[***]	[	***]
	[***]	[	***]

[***]	[***]	[	***]

[***] Confidential Treatment Requested

Schedule 3.1(o) - 1

SCHEDULE 3.1(p)

LIENS

None.

Schedule 3.1(p) - 1

SCHEDULE 3.1(q)

MATERIAL CONTRACTS

1.	Lease Agreement between Delaware Department of Transportation and Diamond State Generation Partners, LLC, dated as of July 31, 2011.

2.	Lease Agreement between Delmarva Power & Light Company and Diamond State Generation Partners, LLC, dated as of February 10, 2012.

3.	Delmarva Power & Light Company’s Service Classification “QFCP-RC” for REPS Qualified Fuel Cell Provider Projects as approved by the Delaware Public Service Commission in accordance with the REPS Act on October 18, 2011.

4.	Delmarva Power & Light Company’s Service Classification “LVG-QFCP-RC” filed for gas service applicable to REPS Qualified Fuel Cell Provider Projects and approved by the Delaware Public Service Commission in Order No. 8062 dated October 18, 2011.

5.	Service Application and Agreement to Comply with Obligations dated as of June 28, 2011 between the Diamond State Generation Partners, LLC and Delmarva Power & Light Company.

6.	Bill of Sale and Agreement effective as of December 30, 2011 between Bloom Energy Corporation and Diamond State Generation Partners, LLC.

7.	Capital Contribution Agreement dated December 30, 2011, among Bloom Energy Corporation, Clean Technologies II, LLC, Diamond State Generation Holdings, LLC, and Diamond State Generation Partners, LLC.

8.	Facilities Study Agreement dated November 23, 2011 between Diamond State Generation Partners, LLC and PJM.

9.	System Impact Study Agreement dated August 29, 2011 between Diamond State Generation Partners, LLC and PJM.

10.	Credit Agreement, dated March 22, 2012, among Diamond State Generation Partners, LLC, RBS Securities Inc., The Royal Bank of Scotland plc, as administrative agent and collateral agent, and the Lenders.

11.	Security Agreement, dated March 22, 2012, between Diamond State Generation Partners, LLC and The Royal Bank of Scotland plc, as collateral agent.

12.	Pledge and Security Agreement, dated March 22, 2012, among Diamond State Generation Holdings, LLC, Diamond State Generation Partners, LLC and The Royal Bank of Scotland plc, as collateral agent.

13.	Depositary Agreement, dated March 22, 2012, among Diamond State Generation Partners, LLC and The Royal Bank of Scotland plc, as administrative agent, collateral agent, and Wilmington Trust, N.A., as depositary.

Schedule 3.1(q) - 1

14.	Interparty Agreement, dated as of April 13, 2012, among Mehetia Inc., Diamond State Generation Partners, LLC, Diamond State Generation Holdings, LLC, Clean Technologies II, LLC, and The Royal Bank of Scotland plc, as administrative agent and collateral agent.

15.	Cash Grant Indemnity Agreement, dated as of April 13, 2012, by Mehetia Inc. in favor of Diamond State Generation Partners, LLC, and The Royal Bank of Scotland plc, as collateral agent.

16.	Cash Grant Indemnity Agreement, dated as of April 13, 2012, by Bloom Energy Corporation in favor of Diamond State Generation Partners, LLC, and The Royal Bank of Scotland plc, as collateral agent.

Defaults under any Material Contract or any of the Transaction Documents

None.

Schedule 3.1(q) - 2

SCHEDULE 3.1(s)

AFFILIATE TRANSACTIONS

1.	Assignment Agreement (with respect to the Agreement for Construction Management Services dated September 15, 2011 between Diamond State Generation Partners, LLC and Hill International, Inc.), dated as of March 15, 2012, by and between Diamond State Generation Partners, LLC and Bloom Energy Corporation.

Schedule 3.1(s) - 1

SCHEDULE 3.1(y)

INTELLECTUAL PROPERTY

Geography	Serial No.	Patent Number
AU	2006201407
BR	P10601582-4
CN	200610077861.5	ZL200610077861.5
CN	200680024042.2	ZL200680024042.2
CN	200880011738.0
CN	200880019306.4
CN	20088010539.6
CN	200880115166.0
CN	200980105333.8
CN	200980145976.5
DE	102006020097.7
DE	602004028720.2	162091
EP	3742806.7
EP	4758024.6	1620911
EP	4759269.6
EP	4783630.9
EP	4817021.1
EP	4821588.3
EP	5723852.9
EP	05759486.3
EP	6759276.6
EP	6788269.6
EP	6800263.3
EP	6800264.1
EP	6800265.8
EP	7007696.3
EP	7716860.7
EP	7754708.1
EP	7811636.5
EP	8780322.7
EP	09712742.7
EP	10797787.8

Schedule 3.1(q) - 1

Fl	4758024.6	1620911
FR	06/03994
FR	06/03998
GB	4758024.6	1620911
IN	1093/KOLN/P/2004	233867
IN	1585/KOLNP/2011
IN	1746/KOLNP/2005	226743
IN	176/KOLNP/2007
IN	2055/KOLNP/2005	226430
IN	2082/KOLNP/2006
IN	243/KOLNP/2010
IN	2816/KOLNP/2010
IN	3010/KOLNP/2006
IN	311/KOLNP/2008
IN	3286/KOLNP/2008
IN	329/KOLNP/2008
IN	343/KOLNP/2008
IN	366/KOLNP/2008
IN	4257/KOLNP/2007
IN	4399/KOLNP/2008
IN	576/KOL/2007
IN	652/KOLNP/2006	230333
IN	692/KOLNP/2006	226485
IN	820/GHE/2006
IN	852/CHENP/2012
IN	861/KOLNP/2009
JP	2003-570412
JP	2006-130431
JP	2008-511221
JP	2008-524021
JP	2008-524022
JP	2008-524023
JP	2008-524024
JP	2008-552342
JP	2010-518237
JP	2010-547715
KR	2004-7013022

Schedule 3.1(q) - 2

PCT	PCT/US03/04808
PCT	PCT/US03/04989
PCT	PCT/US03/13151
PCT	PCT/US03/29127
PCT	PCT/US04/08741
PCT	PCT/US04/08742
PCT	PCT/US04/08745
PCT	PCT/US04/10818
PCT	PCT/US04/13895
PCT	PCT/US04/27347
PCT	PCT/US04/29458
PCT	PCT/US04/41082
PCT	PCT/US05/06164
PCT	PCT/US05/10671
PCT	PCT/US05/29747
PCT	PCT/US05/32138
PCT	PCT/US06/17655
PCT	PCT/US06/28612
PCT	PCT/US06/28613
PCT	PCT/US06/28614
PCT	PCT/US06/28615
PCT	PCT/US06/37459
PCT	PCT/US07/01584
PCT	PCT/US07/01779
PCT	PCT/US07/19887
PCT	PCT/US07/19888
PCT	PCT/US07/21597
PCT	PCT/US07/21630
PCT	PCT/US07/24457
PCT	PCT/US07/25727
PCT	PCT/US07/25785
PCT	PCT/US07/06373
PCT	PCT/US07/08224
PCT	PCT/US07/08225
PCT	PCT/US07/19155
PCT	PCT/US07/19156
PCT	PCT/US08/000413

Schedule 3.1(q) - 3

PCT	PCT/US08/01162
PCT	PCT/US08/01367
PCT	PCT/US08/02114
PCT	PCT/US08/02411
PCT	PCT/US08/04216
PCT	PCT/US08/04600
PCT	PCT/US08/04710
PCT	PCT/US08/05516
PCT	PCT/US08/05517
PCT	PCT/US08/06993
PCT	PCT/US08/07360
PCT	PCT/US08/08951
PCT	PCT/US08/09069
PCT	PCT/US08/12671
PCT	PCT/US08/01814
PCT	PCT/US08/02410
PCT	PCT/US08/84027
PCT	PCT/US09/00991
PCT	PCT/US09/34367
PCT	PCT/US09/65095
PCT	PCT/US10/27899
PCT	PCT/US10/41179
PCT	PCT/US10/41221
PCT	PCT/US10/41238
PCT	PCT/US10/42316
PCT	PCT/US10/45182
PCT	PCT/US10/47540
PCT	PCT/US10/50577
PCT	PCT/US11/21664
PCT	PCT/US11/47976
PCT	PCT/US11/57440
PCT	PCT/US11/60604
PCT	PCT/US11/62328
PCT	PCT/US12/20356
TW	98124907
TW	98139664
TW	099108262

Schedule 3.1(q) - 4

TW	99126983
TW	99129535
TW	100102963
TW	100129273
TW	100138524
TW	100141483
TW	100144017
TW	101100717
TW	099122589
US	10/299,863	6,854,688
US	10/300,021	7,067,208
US	10/368,348	7,255,956
US	10/368,425
US	10/368,493	7,045,237
US	10/369,103
US	10/369,133	7,135,248
US	10/369,322	7,144,651
US	10/394,202	7,045,238
US	10/394,203	6,924,053
US	10/428,804	6,908,702
US	10/446,704	7,482,078
US	10/465,636	7,201,979
US	10/635,446	6,821,663
US	10/653,240	7,364,810
US	10/658,275	7,150,927
US	10/822,707
US	10/853,194
US	10/866,238	7,575,822
US	11/002,681	7,422,810
US	11/028,506
US	11/076,102
US	11/095,552	7,514,166
US	11/100,489	7,524,572
US	11/124,120
US	11/124,817	7,858,256
US	11/125,267	7,700,210
US	11/138,292

Schedule 3.1(q) - 5

US	11/188,118
US	11/188,120	7,591,880
US	11/188,123	7,520,916
US	11/207,018
US	11/221,983
US	11/236,737	7,785,744
US	11/274,928	8,097,374
US	11/276,717	7,713,649
US	11/326,400
US	11/384,426
US	11/389,282
US	11/404,760	7,599,760
US	11/432,503	7,572,530
US	11/433,582	7,781,912
US	11/436,537
US	11/457,016
US	11/491,487
US	11/491,488	8,101,307
US	11/522,976
US	11/524,241	7,846,600
US	11/526,029	7,968,245
US	11/594,797	7,887,971
US	11/641,942	7,393,603
US	11/656,006
US	11/656,445	8,071,248
US	11/656,563
US	11/703,152
US	11/707,070
US	11/711,625
US	11/717,774	7,878,280
US	11/730,255	7,833,668
US	11/730,256	7,883,803
US	11/730,529	7,704,617
US	11/730,540
US	11/730,541	7,883,813
US	11/730,555	7,951,509
US	11/785,034

Schedule 3.1(q) - 6

US	11/797,707	7,974,106
US	11897,708	7,705,490
US	11/802,006
US	11/896,487
US	11/898,065
US	11/905,051
US	11/905,477
US	11/907,204
US	11/907,205
US	11/984,605
US	11/987,220
US	12/000,924	7,951,496
US	12/005,344	7,781,112
US	12/010,884	8,110,319
US	12/071,396
US	12/078,926
US	12/081124
US	12/149,488
US	12/149,816
US	12/149,984
US	12/155,367	7,846,599
US	12/213,088
US	12/219,684
US	12/222,294
US	12/222,295
US	12/222,712	7,704,618
US	12/222,736
US	12/225,915
US	12/230,486	8,071,241
US	12/268,585
US	12/289,510
US	12/29,2151	8,067,129
US	12/292,078
US	12/379,299
US	12/379,310
US	12/379,618
US	12/382,173	7,931,997

Schedule 3.1(q) - 7

US	12/402,423	8,097,378
US	12/457,982
US	12/458,171
US	12/458,172
US	12/458,173
US	12/458,341	8,071,246
US	12/458,342
US	12/458,355
US	12/458,356
US	12/461,413
US	12/507,670
US	12/535,971
US	121585,627
US	12/591,464
US	12/591,872
US	12/591,986
US	12/659,742
US	12/659,899
US	12/759395
US	12/765,208
US	12/765,732	7,901,814
US	12/765213	8,057,944
US	12/766,711
US	12/850,885
US	12/873,935
US	12/889,776
US	12/892,582
US	12/986,291	8,053,136
US	13/009,085
US	13/020,598
US	13/033,990
US	13/154,888
US	13/211,903
US	13/242,194
US	13/268,233
US	13/269,006
US	13/279,921

Schedule 3.1(q) - 8

US	13/282,899
US	13/286,749
US	13/295,527
US	13/306,511
US	13/339,860
US	13/344,077
US	13/344,232
US	13/344,304
US	13/344,364
US	60/357,636
US	60/377,199
US	60/420,259
US	60/461,190
US	60/537,899
US	60/552,202
US	60/602,891
US	60/608,902
US	60/660,515
US	60/664,294
US	60/666,304
US	60/698,468
US	60/701,976
US	60/701,977
US	60/760,933
US	60/782,268
US	60/788,042
US	60/788,043
US	60/788,044
US	60/792,614
US	60/808,113
US	60/809,395
US	60/816,878
US	60/842,361
US	60/852,396
US	60/853,443
US	60/861,444
US	60/861,708

Schedule 3.1(q) - 9

US	60/875,825
US	60/887,398
US	60/901,638
US	60/907,524
US	60/907,706
US	60/924,874
US	60/929,161
US	60/935,092
US	60/935,471
US	60/996,352
US	61/000,891
US	61/064,143
US	61/064,144
US	61/064,566
US	61/129,620
US	61/129,621
US	61/129,622
US	61/129,623
US	61/129,759
US	61/129,838
US	61/129,882
US	61/136,091
US	61/193,596
US	61/193377
US	61/202,639
US	61/202,683
US	61/202,876
US	61/272,056
US	61/272,227
US	61/272,494
US	61/282528
US	61/298,468
US	61/374,424
US	61/386,257
US	61/406,265
US	61/413,629
US	61/418,043

Schedule 3.1(q) - 10

US	61/430,255
US	61/467,444
US	61/478,697
US	61/494,397
US	61/496,143
US	61/501,367
US	61/501,382
US	61/501,599
US	61/501,604
US	61/501,607
US	61/501,610
US	61/501,613
US	61/511,305
US	61/535,121
US	61/539,045
US	61/560,893
US	61/561,344
US	61/600,102
US	61/600,132
US	61/600,171
Israel	207645

TRADEMARKS

Country	Application Serial Number / Registration Number	Mark
US	Reg. No. 3,532,547	GRID TO GO
US	Reg. No. 3,677,943	ENERGY SAVER
US	Reg. No. 3,673,390	BLOOM ENERGY
US	Reg. No. 3,362,904	BLOOMENERGY
CTM	Serial No. 8889891	BLOOM ENERGY
US	Serial No. 77/943,428	BLOOM BOX
US	Serial No. 77/950,803	BLOOM ENERGY
US	Serial No. 85/266,176	BLOOM ELECTRONS
US	Reg. No. 3,620,161	POWDER TO POWDER
US	Serial No. 77/388,058	BE

Schedule 3.1(q) - 11

US	Reg. No. 3,213,856	ION AMERICA
US	Serial No. 85/546,516	THE BLOOM FOUNDATION
US	Serial No. 85/546,526	THE BLOOM ENERGY FOUNDATION
US	Serial No. 85/546532	BLOOM ENERGY MY ENERGY

Agreements entered into since July 9, 2010:

1.	Trademark Co-Existence Agreement, dated July 1, 2011, between Bloom and Bloom Engineering Company.

Schedule 3.1(q) - 12